Registration No.  333-122227

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AMENDMENT NO. 1

to

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POWER 3 MEDICAL PRODUCTS, INC.

(Name of small business issuer in its charter)

New York	8731	65-0565144
(State or jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

3400 Research Forest Drive, Suite B2-3

The Woodlands, Texas 77381

(281) 466-1600

(Address and telephone number of principal executive offices and principal place of business)

Steven B. Rash
Chief Executive Officer

3400 Research Forest Drive, Suite B2-3

The Woodlands, Texas 77381

(281) 466-1600

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated , 2005.

Prospectus

Power3 Medical Products, Inc.

3400 Research Forest Drive, Suite B2-3

The Woodlands, Texas 77381

(281) 466-1600

17,013,888 Shares of Common Stock

This prospectus relates to the resale of up to 17,013,888 shares of common stock, $.001 par value, by the persons identified in this prospectus who are, or will become, shareholders of Power 3 Medical Products, Inc. and the persons to whom such selling shareholders may transfer their shares.  The shares of common stock include:

•                  up to 13,888,888 shares of common stock issuable upon the conversion of our convertible debentures in the aggregate principal amount of $3,000,000;

•                  up to 3,125,000 shares of common stock issuable upon the exercise of common stock purchase warrants;

The selling shareholders may offer to sell the shares of common stock from time to time directly or through one or more broker-dealers, in one or more transactions through the OTC Bulletin Board system or otherwise over-the-counter, in negotiated transactions or otherwise, or through a combination of such methods, at fixed prices, which may be changed, at market prices or at negotiated prices.   We are not selling any shares of common stock in this offering and we will not receive any of the proceeds from the sale of any shares by the selling shareholders.  However, we may receive up to $3,600,000 from the exercise of the common stock purchase warrants for up to 2,500,000 shares if all such warrants are exercised in full.  All expenses of registration of the shares which may be offered hereby under the Securities Act of 1933 will be paid by us (other than selling commissions and fees and expenses of advisers to the selling shareholders).

Our common stock is currently registered on the Pink Sheets Electronic Quotation Service under the symbol “PWRM.PK.”  The last reported sales price of the common stock on September 15, 2005 was $0.27.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is                        , 2005.

TABLE OF CONTENTS

Prospectus Summary
Risk Factors
Forward Looking Statements
Use of Proceeds
Description of Financing Transaction
Selling Security Holders
Plan of Distribution
Legal Proceedings
Directors, Executive Officers, Promoters and Control Persons
Security Ownership of Certain Beneficial Owners and Management
Description of Securities
Legal Matters
Experts
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Business
Management’s Discussion and Analysis or Plan of Operation
Description of Property
Certain Relationships and Related Transfers
Market for our Common Stock and Related Stock Matters
Executive Compensation
Where You Can Find More Information
Index to Financial Statements

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it.  This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus is correct on any date after its date, even though this prospectus is delivered or securities are sold on a later date.

PROSPECTUS SUMMARY

This summary highlights some of the information contained elsewhere in this prospectus.  This summary may not contain all of the information you should consider before investing in our securities.  You should read this entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors” beginning on page 5.  References in this prospectus to “we,” “our,” and “us,” shall mean Power 3 Medical Products, Inc. and our subsidiaries, unless the context indicates otherwise.

The Company

Power 3 Medical Products, Inc.

3400 Research Forest Drive, Suite B2-3

The Woodlands, Texas 77381

(281) 466-1600

Business

We are an early stage development company engaged in the early detection, monitoring, and targeting of diseases through the analysis of proteins.  Our business strategy is to commercialize our intellectual properties by focusing on disease diagnosis, protein and biomarkers identification, and drug resistance in the areas of cancers, neurodegenerative diseases and neuromuscular diseases. We have established a scientific advisory board to assist in the research and development of our products. The members of this scientific advisory board are recognized leaders in their chosen fields and we are working with them to find effective therapeutics and novel predictive medicine for important human diseases.

Corporate History

We were incorporated in the State of Florida on May 15, 1992 and merged into a New York Corporation in 1994, under the name Sheffield Acres, Inc.   Power3 and its wholly owned subsidiaries, C5 Health, Inc. (C5), which was officially dissolved in the State of Delaware and the State of Florida effective December 31, 2003 and Power3 Medical, Inc., a Nevada Corporation, were engaged in sales, distribution and services for the healthcare industry. On September 12, 2003, Surgical Safety Products, Inc. amended its Certificate of Incorporation to (a) declare a 1:50 reverse split of its common stock; (b) increase its authorized capital to 150,000,000 shares of common stock and 50,000,000 shares of preferred stock; and (c) change its name to Power3 Medical Products, Inc.

As of December 31, 2004, we had one direct subsidiary, Tenthgate, Inc. (“Tenthgate”), a Nevada corporation formerly known as Power 3 Medical, Inc.  Tenthgate is not active in Power3’s current line of business activity.  In early 2004, it was contemplated that we would distribute shares of our subsidiary to our shareholders of record, and the shares of Tenthgate were transferred to a trustee for distribution to the our shareholders on May 17, 2004.  Previous management of Power3 and Tenthgate have been independently operating Tenthgate since that date.  As a result, we do not now control the operations or activities of Tenthgate and Tenthgate’s activities are no longer associated with Power3 in any manner whatsoever.  To the extent that additional actions are needed, we intend to divest ourselves of our subsidiary due to the differences in business activity between Tenthgate and Power3 operating under our current business model.  Some of the principal reasons for the divestiture of Tenthgate and its subsidiary are that the disposition of Tenthgate will allow us to focus exclusively on our business objectives and permit management of Tenthgate more flexibility in its operations and the disposition will allow the market to separately identify and evaluate each business.  We are continuing our efforts to complete the disposition of Tenthgate; however current management of Tenthgate has advised the Company that Tenthgate has issued a significant number of shares of its common stock purportedly reducing the Company’s ownership interest to less than 1%.  We believe this stock issuance to be invalid, however we do not have access to the records of Tenthgate and we are considering our alternatives with respect to these actions.  We still desire to complete a divestiture of Tenthgate, and believe the operations are inconsistent with and not material to our current activities.   As a result, the operations and assets of Tenthgate are not consolidated or otherwise presented herein.

On May 18, 2004, we purchased equipment and intellectual properties from Advanced Bio/Chem, doing business as ProteEx. In this transaction, we purchased substantially all the assets and intellectual properties of

Advanced Bio/Chem and assumed certain liabilities in exchange for the issuance of 15,000,000 shares of its common stock pursuant to an Asset Purchase Agreement of even date therewith. For financial statement purposes, the transaction has been accounted for as a purchase transaction between related parties.  Unless otherwise stated in this report, all financial information presented in this report is for Power3 Medical Products, Inc., in accordance with Regulation S-B for reporting the purchase of a set of assets and liabilities not constituting a change in control of Advanced BioChem or a merger or acquisition of Advanced BioChem into Power 3 Medical Products, Inc.  Since the May 18, 2004 transaction, Advanced BioChem has changed its name to Industrial Enterprises of America, Inc.

After the Company’s acquisition of assets from Advanced Bio/Chem on May 18, 2004, our overall business strategy was changed.  Our current business activity is to engage in the early detection, monitoring, and targeting of diseases through the analysis of proteins. Our development stage business objective is to commercialize our intellectual properties by focusing on disease diagnosis, protein and biomarker identification, and drug resistance in the areas of cancers, neurodegenerative and neuromuscular diseases. Our Scientific Advisory Board members are recognized leaders in their chosen fields and we are working with them to find effective therapeutics and novel predictive medicine for these important human diseases.  Our business strategy, which is dependent upon obtaining sufficient additional financing, is to expand the commercialization of its existing diagnostic products and to aggressively look for appropriate product and company strategic partnerships.

As a result of the acquisition of assets and certain liabilities of Advanced Bio/Chem, we have transitioned into an advanced proteomics company that applies existing proprietary methodologies to discover and identify protein biomarkers associated with diseases. By discovery and development of protein-based disease biomarkers, we have begun the development of tools for diagnosis, prognosis, early detection and identification of new targets for drugs in cancer, and neurodegenerative and neuromuscular diseases such as amyotrophic lateral sclerosis (commonly known as ALS or Lou Gehrig’s disease), Alzheimer’s disease, and Parkinson’s disease.

Proteomics is the study and analysis of proteins. Through proteomics, scientists can more accurately understand the functioning of a healthy body and are assisted in the identification of the proteins associated with specific diseases. Proteins that change in the course of disease are the building blocks for new screening and diagnostic tests which the Company is developing to provide earlier disease detection, enhanced treatment and monitoring assistance.

Our discovery platform uses both proprietary methodologies owned by or licensed to us and accepted technologies to discover biomarkers in clinical samples. Following sample preparation, a 2D Gel system is used for the separation of protein. The gels are stained, imaged and analyzed with unprecedented sensitivity for differences in the diseased vs. normal samples. The significance of these differences is evaluated relative to the health of the individual. The proteins of interest are removed from the gel matrix and analyzed on a mass spectrometer. This information is then cross-referenced on a worldwide database to identify the protein of origin. This process requires a great deal of proteomics experience and expertise to make the end-data interpretable. In addition, all of the procedures are scaleable.  Our biomarker discovery platform delivers significant discoveries that are capable of detecting up to 20 times as many proteins in nipple aspirate fluids as Mud Pit or SELDI TOF (competing technologies); exhibiting reproducible and reliable identification; and displaying broad dynamic range and linearity of disease protein footprints.

We have successfully identified more than 300 proteins, protein fragments and isoforms that are differentially expressed in response to disease by employing proprietary technologies gained from over 50 years of combined experience in protein biochemistry. We are transitioning from a company focused on research and development to one also demonstrating “proof of concept” of its technology in route to the commercialization of its technology, products and services.  We are engaged in the process of developing a portfolio of products including the NAFTest™ and blood serum tests (for early detection of breast cancer), NuroPro™ tests and blood serum tests (for neurodegenerative diseases including Alzheimer’s, Parkinson’s and ALS diseases) and tests for drug resistance screening in chemotherapeutics.

The Offering

Common stock offered by selling shareholders

This prospectus relates to the resale by certain selling shareholders of Power 3 Medical Products, Inc. of up to 17,013,888 shares of our common stock in connection with the resale of:

•      up to 13,888,888 shares of common stock issuable upon the conversion of the convertible debentures in the aggregate principal amount of $3,000,000 (includes a good faith estimate of the shares underlying the convertible debentures to account for market fluctuations, antidilution and price protection adjustments);

•      up to 3,125,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.44 per share (includes a good faith estimate of the shares underlying warrants to account for antidilution and price protection adjustments); and

Common stock outstanding before the offering	65,345,121 shares

Common stock to be outstanding after the offering

Up to 82,358,009 shares. The common stock to be outstanding after the offering is based on 65,345,121 shares of common stock outstanding as of September 15, 2005 plus 125% of the maximum number of estimated shares issuable upon the conversion of our convertible debentures, and the exercise of warrants by our selling shareholders. Thus, the number of shares stated to be outstanding after the offering assumes that all convertible debentures are converted, and all warrants are exercised. The holders of these convertible debentures, and warrants are not committed to convert or exercise them and it is unlikely that any holder would do so unless the market price of our common stock exceeded the applicable conversion price or exercise price at the time of conversion or exercise.

Use of proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders. However, we will receive the exercise price of any common stock we issue to the selling shareholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

Pink Sheet ElectronicQuotation Service Symbol	PWRM.PK

Summary Historical and Pro Forma Financial Information

The following tables summarize our historical and pro forma financial data for the periods and at the dates indicated and should be read in conjunction with our interim financial statements for the six month period ended June 30, 2005 and our audited financial statements for the years ended December 31, 2004 and 2003, including the notes to those financial statements elsewhere in this prospectus.  The summarized financial data should also be read in conjunction with the section “Management’s Discussion and Analysis or Plan of Operation” beginning on page 40 of this prospectus.

On October 28, 2004, we entered into a securities purchase agreement with the selling shareholders identified in this prospectus providing for the purchase and sale of our convertible debentures in the aggregate principal amount of $3,000,000.  Effective January 19, 2005, we entered into an amendment to that securities purchase agreement with certain of the convertible debenture holders.   Pursuant to the securities purchase agreement, we issued (1) convertible debentures dated October 28, 2004 in the aggregate principal amount of $1,000,000, (2) warrants to purchase an aggregate of up to 833,333 shares of common stock, and (3) additional investment rights to purchase up to an additional $833,333 aggregate principal amount of convertible debentures.  Under the terms of the amendment, on January 19, 2005, certain of the selling shareholders agreed to purchase convertible debentures in the aggregate principal amount of $400,000.  Concurrent with our issuance of such debentures in the aggregate principal amount of $400,000, we issued warrants to purchase an aggregate of up to 333,333 shares of common stock.  See “Description of Financing Transaction” beginning on page 20 of this prospectus.

The unaudited pro forma financial data reflects our issuance of $1,000,000 aggregate principal amount of convertible debentures in October 2004 and the $400,000 aggregate principal amount of convertible debentures, effective January 19, 2005.  The unaudited pro forma financial data does not reflect the remaining $1,600,000 in convertible debentures issuable to the selling shareholders under the terms and conditions of the securities purchase agreement, as amended.

STATEMENT OF OPERATIONS

FOR POWER3 MEDICAL PRODUCTS, INC.

	For the Six	For the Six	For the Year	For the Year	Development Stage
	Months Ended	Months Ended	Ended	Ended	May 18, 2004 thru
	30-Jun-05	30-Jun-04	December 31,2004	December 31,2003	30-Jun-05
	(unaudited)	(unaudited)			(unaudited)

REVENUES		25,090	15,491	45,874	4,000
COST OF GOODS SOLD		10,423	5,174	21,273
GROSS PROFIT		14,667	10,317	24,601	4,000
OPERATING EXPENSES	8,734,999	11,749,351	19,674,890	2,253,657	25,529,347

LOSS FROM OPERATIONS	(8,734,999)	(11,734,684)	(19,664,573)	(2,229,056)	(25,525,347)

OTHER INCOME & EXPENSE	(222,690)	639,107	583,229	383,560	(278,563)

NET LOSS	(8,957,689)	(11,095,577)	(19,081,344)	(1,845,496)	(25,803,910)

NET LOSS PER SHARE
(basic and dilluted)	(0.14)	(0.53)	(0.45)	(1.81)	(0.41)

Weighted average number of shares outstanding	65,345,121	20,804,038	42,034,796	1,017,000	63,468,549

BALANCE SHEET OF POWER3 MEDICAL PRODUCTS, INC. as of JUNE 30, 2005 (unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	36,722
Other current assets	2,350
TOTAL CURRENT ASSETS	39,072
FIXED ASSETS	353,716
OTHER ASSETS	198,864

TOTAL ASSETS	591,652

LIABILITIES AND STOCKHOLDER’S DEFICIT

TOTAL LIABILITIES	2,331,101

STOCKHOLDER’S DEFICIT
Common Stock-$0.001 par value:150,000,000 shares authorized; 65,345,121 shares issued and outstanding	65,345
Additional Paid-In Capital	63,637,246
Deferred Compensation	(11,203,880)
Deficit accumulated before entering development stage	(11,681,500)
Deficit accumulated during development stage	(42,556,660)
TOTAL STOCKHOLDER’S DEFICIT	(1,739,449)

TOTAL LIABILITIES AND STOCKHOLDERS DEFICIT	591,652

RISK FACTORS

An investment in our securities involves a high degree of risk.  Investors should carefully consider each of the risks and uncertainties described in this section, as well as the other information in this prospectus, before deciding to invest in our securities.

We have a history of operating losses, and we may not achieve or maintain profitability in the future.

We have experienced losses of ($25,803,910) during our development stage of activity, for the period May 18, 2004 (date of acquisition of assets and liabilities from Advanced BioChem and beginning of development stage) to June 30, 2005. We expect these losses to continue and it is uncertain when, if ever, we will become profitable. These losses have resulted principally from costs incurred in research and development and from general and administrative costs associated with operations. We expect to incur increasing operating losses in the future as a result of expenses associated with research and product development as well as general and administrative costs and we have estimated that we will require approximately $2,400,000 to carry out our business plan through the period ending September 30, 2006.  Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

We will need significant additional capital in the future and, if additional capital is not available, we may have to curtail or cease operations.

We will need to raise significant additional funds to implement our business plan.  Our current plans indicate we will need significant additional capital for research and development before we have any anticipated revenue generating products. The actual amount of funds that we will need will be determined by many factors, some of which are beyond our control, and we may need funds sooner than currently anticipated. These factors include:

•                  the extent to which we enter into licensing arrangements, collaborations or joint ventures;

•                  our progress with research and development;

•                  the costs and timing of obtaining new patent rights;

•                  the extent to which we acquire or license other technologies; and

•                  regulatory changes and competition and technological developments in the market.

Our continued operations will therefore depend upon our ability to raise additional funds through additional equity or debt financing.  We may seek additional funding through private sales of our securities, public sales of our securities, strategic alliances or by licensing all or a portion of our technology.  Any such funding may significantly dilute existing shareholders or may limit our rights to our technology.  Moreover, the increase in the number of shares available in the public marketplace may reduce the market price for our common stock and, consequently, the price investors may receive at the time of sale.  When we require additional funds, general market conditions or the then-current market price of our common stock may not support capital raising transactions such as additional public or private offerings of our common stock.  If we are unable to obtain additional funds on a timely basis or on terms favorable to us, we may be required to scale back our development of new products, sell or license some or all of our technology or assets, or curtail or cease operations.

We may not be successful in developing or commercializing our products, which would harm us and force us to curtail or cease operations.

We have only recently commenced our business operations and our technologies are still in the early stages of development. The products we are currently developing may not be successfully developed or commercialized on a timely basis, or at all. If we are unable, for technological or other reasons, to complete the development, introduction or scale up of manufacturing of these products or other potential products, or if our products do not achieve a significant level of market acceptance, we would be forced to curtail or cease operations. Even if we develop our products for commercial use and obtain all necessary regulatory approvals, we may not be able to develop products that:

•                  are accepted by, and marketed successfully to, the marketplace;

•                  are safe and effective;

•                  are protected from competition by others;

•                  do not infringe the intellectual property rights of others;

•                  are developed prior to the successful marketing of similar products by competitors; or

•                  can be manufactured in sufficient quantities or at a reasonable cost.

Many of our research and development programs rely on technology licensed from third parties, and termination of any of those licenses would result in loss of significant rights to develop and market our products, which would impair our business.

We have rights to technology through license agreements with third parties.  We rely upon an exclusive license agreement from Baylor College of Medicine for identification and use of biomarkers for neurodegenerative diseases.  We have two license agreements from The University of Texas M.D. Anderson Cancer Center.  One license agreement from M.D. Anderson grants us an exclusive license for identifying specific proteins associated with sensitivity or resistance to kinase inhibitor.  The second license agreement from M.D. Anderson grants us an exclusive license to employ proteomic methods for diagnosis and monitoring of breast cancer using nipple aspirate fluid and a non-exclusive license for methods of identifying specific nipple aspirate fluid proteins for diagnosis and monitoring of breast cancer.  Our licenses generally may be terminated by the other party if we fail to perform our obligations, including milestone obligations to conduct a research and development program and develop the licensed products for commercialization. If terminated, we would lose the right to develop the licensed products, which would significantly harm our business. The license agreements include payments contingent upon achieving specified milestones toward commercialization of the licensed products. If disputes arise over the definition of these requirements or whether we have satisfied the requirements in a timely manner, or if any other obligations in the license agreement are disputed by the other party, the other party could terminate the agreement and we could lose our rights to develop the licensed technology.

If we are unable to form and maintain the collaborative relationships that our business strategy requires, our ability to develop products and revenue will suffer.

We must form research collaborations and licensing arrangements with several partners to operate our business successfully. To succeed, we will have to further develop our existing relationships and establish additional collaborations. We cannot be sure that we will be able to establish any additional research collaborations or licensing arrangements necessary to develop and commercialize products using our technology or that we can do so on terms favorable to us. If our collaborations are not successful or we are not able to manage multiple collaborations successfully, our programs may suffer.

Collaborative agreements generally pose the following risks:

•                  collaborators may not pursue further development and commercialization of products resulting from collaborations or may elect not to continue or renew research and development programs;

•                  collaborators may delay clinical trials, underfund a clinical trial program, stop a clinical trial or abandon a product, repeat or conduct new clinical trials or require a new formulation of a product for clinical testing;

•                  collaborators could independently develop, or develop with third parties, products that could compete with our future products;

•                  the terms of our agreements with our current or future collaborators may not be favorable to us;

•                  a collaborator with marketing and distribution rights to one or more products may not commit enough resources to the marketing and distribution of our products, limiting our potential revenues from the commercialization of a product;

•                  disputes may arise delaying or terminating the research, development or commercialization of our products, or result in significant litigation or arbitration; and

•                  collaborations may be terminated and, if terminated, we would experience increased capital requirements if we elected to pursue further development of the product.

In addition, business combinations or alliances among large pharmaceutical companies could result in a reduced number of potential future collaborators. If business combinations involving our collaborators were to occur, the effect could be to diminish, terminate or cause delays in one or more of our product development programs.

Our products are subject to United States, European Union and international medical regulations and controls, which impose substantial financial costs on us and which can prevent or delay the introduction of new products.  As a result, we may not obtain required approvals for the commercialization of our products.

Our ability to sell our products is subject to various federal, state and international rules and regulations.  In the United States, we are subject to inspection and market surveillance by the Food and Drug Administration, or FDA, to determine compliance with regulatory requirements.  The regulatory process is costly, lengthy and uncertain.

Our future performance depends on, among other matters, estimates as to when and at what cost we will receive regulatory approval for our new products.  Regulatory approval can be a lengthy, expensive and uncertain process, making the timing and cost of obtaining approvals difficult to predict.

In the United States, clearance or approval to commercially distribute new medical devices or products is received from the FDA through clearance of a 510(k) premarket notification, or 510(k), or approval of a premarket approval application or PMA.  The process to obtain 510(k) clearance is lengthy and there is no assurance clearance will be obtained.

For any products that are cleared through the 510(k) premarket notification process, modifications or enhancements that could significantly affect safety or constitute a major change in the intended use of the product, will require new 510(k) submissions.

A PMA application must be filed if proposed products are not substantially equivalent to a medical product first marketed prior to May 1976, or if otherwise required by the FDA.  The PMA approval process can be expensive, uncertain and lengthy, and a number of products for which other companies have sought FDA approval of a PMA application have never been approved for marketing.

We are also subject to the regulatory approval and compliance requirements for each foreign country to which we export our products.  In the European Union, a single regulatory approval process has been created, and approval is represented by the CE Mark.

Both before and after products are commercialized, we have ongoing responsibilities under the regulations of the FDA and other agencies.  Our manufacturing facilities and those of our contract manufacturers are, or can be, subject to periodic regulatory inspections by the FDA and other federal and state regulatory agencies.  The FDA has the authority to request recall, repair, replacement or refund of the cost of any product manufactured or distributed by us.  The FDA also administers certain controls over the export of medical devices from the United States.  We are also subject to routine inspection and must file periodic reports after the product is approved by the FDA for compliance with quality system requirements, or QSR, and medical device reporting requirements in the United States and other applicable regulations worldwide.  Changes in existing requirements or adoption of new laws or requirements could have a material adverse effect on our business, financial condition and results of operation.  We will incur significant costs to comply with laws and regulations.

Regulatory agencies have made, and continue to make, changes in their approval and compliance requirements and process.  We cannot predict what, how or when these changes will occur or what effect the changes will have on the regulation of our products.  Any new legislation may impose additional costs or lengthen review times of our products.  We may not be able to obtain necessary worldwide regulatory approvals or clearances for our products on a timely basis, if at all.  Delays in receipts of or failure to receive such approvals or clearances, the loss of previously received approvals or clearances, or failure to comply with existing or future regulatory requirements would have a material adverse effect on our business, financial condition and results of operations.

Because many of our competitors have substantially greater capital resources and more experience in research and development, manufacturing and marketing than we do, we may not succeed in developing our proposed products and bringing them to market in a cost-effective, timely manner.

We expect to compete with a broad range of organizations that are engaged in the development and production of products, services and strategies relating to the diagnosis, prognosis, early detection and development of new drugs in cancer, neurodegenerative and neuromuscular diseases.  They include:

•                  biotechnology, biomedical, pharmaceutical and other companies;

•                  academic and scientific institutions;

•                  governmental agencies; and

•                  public and private research organizations.

We are an early stage development company engaged exclusively in research and development. We have not yet completed the development of our first product and have no revenue from operations. As a result, we may have difficulty competing with larger, established biomedical and pharmaceutical companies and organizations. These companies and organizations have much greater financial, technical, research, marketing, sales, distribution, service and other resources than us. Moreover, they may offer broader product lines, services and have greater name recognition than we do, and may offer discounts as a competitive tactic.

In addition, several early stage companies are currently developing products that may compete with our potential products.  We anticipate strong competition from several companies that include:

•                  Medarex, which is a biopharmaceutical company focused on the development of antibody-based therapeutics to treat life threatening and debilitating diseases including cancer and infectious diseases;

•                  Matritech, which is a developer of proteomics-based diagnostic products for the early detection of cancer;

•                  Ciphergen Biosystems, which is active in biomarker discovery assay development and characterization;

•                  Lexicon Genetics, which is using gene knockout technology for a number of therapeutic areas which include neurological disorders and cancer; and

•                  Cyberonics, which designs, develops, manufactures and markets medical devices for the treatment of Alzheimer’s disease and other chronic disorders.

Our competitive position depends on protection of our intellectual property.

Our success will depend on our ability to obtain and protect patents on our technology and to protect our trade secrets. The patents we currently license, and any future patents we may obtain or license, may not afford meaningful protection for our technology and products. Others may challenge our patents and, as a result, our patents could be narrowed, invalidated or unenforceable.  In addition, our current and future patent applications may not result in the issuance of patents in the United States or foreign countries. Competitors may develop products similar to ours that conflict with our patent applications and any patents we ultimately receive. In order to protect or enforce our patent rights, we may initiate interference proceedings, oppositions, or patent litigation against third parties, such as infringement suits. These lawsuits could be expensive, take significant time and divert management’s attention from other business concerns. The patent position of biotechnology firms generally is highly uncertain, involves complex legal and factual questions, and has recently been the subject of much litigation. No consistent policy has emerged from the U.S. Patent and Trademark Office or the courts regarding the breadth of claims allowed or the degree of protection afforded under biotechnology patents. In addition, there is a substantial backlog of biotechnology patent applications at the U.S. Patent and Trademark Office, and the approval or rejection of patent applications may take several years.

We also rely upon trade secrets, proprietary know-how and continuing technological innovation to remain competitive. Third parties may independently develop such know-how or otherwise obtain access to our technology. While our employees, consultants and corporate partners with access to proprietary information generally will be required to enter into confidentiality agreements, we cannot guarantee that these agreements will provide us with adequate protection against improper use or disclosure of confidential information. In addition, in some situations, these agreements may conflict with, or be subject to, the rights of third parties with whom our employees, consultants or advisors have prior employment or consulting relationships. Further, others may gain access to our trade secrets or independently develop substantially equivalent proprietary information and techniques.

Our products could infringe on the intellectual property rights of others.

Third parties may challenge the patents that have been issued or licensed to us. We may have to pay substantial damages, possibly including treble damages, for past infringement if it is ultimately determined that our products infringe a third party’s patents. Further, we may be prohibited from selling our products before we obtain a license, which, if available at all, may require us to pay substantial royalties. Even if infringement claims against us are without merit, defending a lawsuit takes significant time, may be expensive and may divert management attention from other business concerns.

We depend on our key scientific and management personnel to develop our products and pursue collaborations.

Our performance is substantially dependent on the performance of our current senior management, board of directors and key scientific and technical personnel and advisers. The loss of the services of any member of our senior management, board of directors, scientific or technical staff or scientific advisory board may significantly delay or prevent the achievement of product development and other business objectives and could have a material adverse effect on our business, operating results and financial condition.

Recruiting and retaining qualified scientific personnel to perform research and development work are critical to our success. There is intense competition for qualified scientists and managerial personnel from numerous pharmaceutical, biomedical and biotechnology companies, as well as from academic and government organizations, research institutions and other entities. In addition, we may face particular difficulties because there is a limited number of scientists specializing in proteomics and its use for the discovery of diseases, the principal focus of our company. We expect to rely on consultants and advisors, including our scientific and clinical advisors, to assist us in formulating our research and development strategy. Any of those consultants or advisors could be employed by other employers, or be self-employed, and might have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. Such other employment, consulting or advisory relationships could place our trade secrets at risk, even if we require non-disclosure agreements.

Our lack of operating experience may cause us difficulty in managing our growth.

We have no experience in manufacturing or procuring products in commercial quantities, conducting other later-stage phases of the regulatory approval process or selling our products, and we have only limited experience in negotiating, establishing and maintaining strategic relationships. We have no experience with respect to the launch of a commercial product. Our ability to manage our growth, if any, will require us to improve and expand our management and our operational and financial systems and controls. If our management is unable to manage growth effectively, our business and financial condition would be materially harmed. In addition, if rapid growth occurs, it may strain our operational, managerial and financial resources.

We have no commercial production capability and we may encounter production problems or delays, which could result in lower revenue.

To date, we have not produced any product in commercial quantities. Customers for any potential products and regulatory agencies will require that we comply with current good manufacturing practices prescribed by the FDA that we may not be able to meet.  We have established and are in the process of establishing agreements with contract manufacturers to supply sufficient quantities of our products to conduct clinical trials as well as for the manufacture, packaging, labeling and distribution of finished products if our potential products are approved for commercialization.  If such arrangements are terminated and if we are unable to manufacture or contract for a sufficient supply of our potential products on acceptable terms, our clinical testing schedule may be delayed, resulting in the delay of submission of products for regulatory approval and initiation of new development programs.  If we determine to manufacture products ourselves, we may not be able to maintain acceptable quality standards if we ramp up production. To achieve anticipated customer demand levels, we will need to scale-up our production capability and maintain adequate levels of inventory. We may not be able to produce sufficient quantities to meet market demand. If we cannot achieve the required level and quality of production, we may need to outsource production or rely on licensing and other arrangements with third parties. This reliance could reduce our gross margins and expose us to the risks inherent in relying on others. We may not be able to successfully outsource our production or enter into licensing or other arrangements under acceptable terms with these third parties, which could adversely affect our business.

We have no marketing or sales staff, and if we are unable to develop sales and marketing capability, we may not be successful in commercializing our products.

We currently have no sales, marketing or distribution capability. As a result, we will depend on collaborations or agreements with third parties that have established distribution systems and direct sales forces. To the extent that we enter into co-promotion or other licensing arrangements, our revenues will depend upon the efforts of third parties, over which we may have little or no control.

If we are unable to reach and maintain agreement with one or more pharmaceutical, biomedical or biotechnology companies or other potential collaborators under acceptable terms, we may be required to market our products directly. We may elect to establish our own specialized sales force and marketing organization to market our products.  If we are unable to develop a marketing and sales force with technical expertise and with supporting distribution capability, we may not be able to successfully commercialize our products.

Our business is subject to technological obsolescence.

Proteomics, biotechnology and related pharmaceutical technology have undergone and are subject to rapid and significant change. We expect that the technologies associated with proteomics, biotechnology research and development will continue to develop rapidly. Our future will depend in large part on our ability to maintain a competitive position with respect to these technologies. Any processes, discovery platforms or products that we develop may become obsolete before we recover any expenses incurred in connection with developing these products.

We face intense competition in the proteomics, biotechnology and pharmaceutical industries.

The proteomics, biotechnology and pharmaceutical industries are intensely competitive. We have numerous competitors in the United States and elsewhere. Our competitors include major multinational pharmaceutical, biomedical and biotechnology companies, specialized firms and universities and other research institutions. Many of these competitors have greater financial and other resources, larger research and development staffs and more effective marketing and manufacturing organizations, than we do. In addition, academic and government institutions have become increasingly aware of the commercial value of their research findings. These institutions are now more likely to enter into exclusive licensing agreements with commercial enterprises, including our competitors, to market commercial products. Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and established biotechnology companies. Many of these competitors have significant products that have been approved or are in development and operate large, well-funded research and development programs.

Our competitors may succeed in developing or licensing technologies and products that are more effective or less costly than any we are developing. Our competitors may succeed in obtaining FDA or other regulatory approvals for product candidates before we do.  Products resulting from our research and development efforts, if approved for sale, may not compete successfully with our competitors’ existing products or products under development.

We face potential difficulties in obtaining product liability and related insurance.   If we are subject to product liability claims and have not obtained adequate insurance to protect against these claims, our financial condition would suffer.

We do not have product liability or other professional liability insurance. In the future, we may, in the ordinary course of business, be subject to substantial claims by, and liability to, persons alleging injury from the use of our products.  If we are successful in having products approved by the FDA, the sale of such products would expose us to additional potential product liability and other claims resulting from their use. This liability may result from claims made directly by consumers or by others selling such products. We do not currently have any product liability or professional liability insurance, and it is possible that we will not be able to obtain or maintain such insurance on acceptable terms or that any insurance obtained will provide adequate coverage against potential liabilities. Our inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or limit the commercialization of any products we develop. A successful product liability claim in excess of any insurance coverage we may procure could exceed our net worth. While we desire to reduce our risk by obtaining indemnity undertakings with respect to such claims from licensees and distributors of our products, we may not be able to obtain such undertakings and, even if we do, they may not be sufficient to limit our exposure to claims.

If we are subject to claims relating to improper handling, storage or disposal of the hazardous materials we use in our business, our financial condition would suffer.

Our research and development processes involve the controlled storage, use and disposal of hazardous materials including biological hazardous materials. We are subject to federal, state and local regulations governing the use, manufacture, storage, handling and disposal of materials and waste products. Although we believe that our safety procedures for handling and disposing of these hazardous materials comply with the standards prescribed by law and regulation, the risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of an accident, we could be held liable for any damages that result. We currently do not have insurance which covers any such accident and may not be able to maintain insurance on acceptable terms, or at all. We could be required to incur significant costs to comply with current or future environmental laws and regulations.

Health care cost containment initiatives may limit our returns.

Our ability to commercialize our products successfully will be affected by the ongoing efforts of governmental and third-party payors to contain or reduce the cost of health care. Governmental and other third-party payors increasingly are attempting to contain health care costs by:

•                  challenging the prices charged for health care products and services;

•                  limiting both coverage and the amount of reimbursement for new therapeutic products;

•                  denying or limiting coverage for products that are approved by the FDA but are considered experimental or investigational by third-party payors; and

•                  refusing in some cases to provide coverage when an approved product is used for disease indications in a way that has not received FDA marketing approval.

In addition, the trend toward managed health care in the United States, the growth of organizations such as health maintenance organizations, and legislative proposals to reform healthcare and government insurance programs could significantly influence the purchase of healthcare services and products, resulting in lower prices and reducing demand for our products.

Even if we succeed in bringing any products to the market, they may not be considered cost-effective and third-party reimbursement might not be available or sufficient. If adequate third-party coverage is not available, we may not be able to maintain price levels sufficient to realize an appropriate return on our investment in research and product development. In addition, legislation and regulations affecting the pricing of diagnostic services and testing may change in ways adverse to us before or after any of our proposed products are approved for marketing. While we cannot predict whether any such legislative or regulatory changes will be adopted, the adoption of such changes could make it difficult or impossible to sell our products.

Stock prices for biomedical and biotechnology companies are volatile.

The market price for securities of biomedical and biotechnology companies historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. Fluctuations in the trading price or liquidity of our common stock may adversely affect our ability to raise capital through future equity financings.

Factors that may have a significant impact on the market price and marketability of our common stock include:

•                  announcements of technological innovations or new commercial therapeutic products by us, our collaborative partners or our present or potential competitors;

•                  announcements by us or others of results of validation studies and clinical trials;

•                  developments or disputes concerning patent or other proprietary rights;

•                  adverse legislation, including changes in governmental regulation and the status of our regulatory approvals or applications;

•                  changes in health care policies and practices; and

•                  economic and other external factors, including general market conditions.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. If a securities class action suit is filed against us, we would incur substantial legal fees and our management’s attention and resources would be diverted from operating our business in order to respond to the litigation.

The resale in the open market of the shares we have issued, or shares issuable upon conversion or exercise of securities we have issued, in exempt transactions might adversely affect our stock price.

The 17,013,888 shares subject to this prospectus, upon conversion of our convertible debentures to be acquired, will represent 21% of our common stock outstanding on September 30, 2005 on a diluted basis, including the shares issuable upon the conversion or exercise of the convertible debentures and the conversion of the warrants.  The selling shareholders will be permitted to sell shares in the open market from time to time without advance notice to us or to the market and without limitations on volume.  In addition the convertible debenture holders may elect to acquire additional convertible debentures and the resulting warrants, according to the additional investment rights available to them from their purchase of the initial set of convertible debentures.  The sale of a substantial number of shares of our common stock by the selling shareholders under this prospectus, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.  In addition to the shares listed in this prospectus and from the additional investment rights, approximately 15,000,000 shares of common stock issued to Advanced Bio/Chem in our acquisition of its assets may become available for resale.  Sales of shares pursuant to other exercisable options and warrants we have issued could also lead to subsequent sales of the shares in the public market. These sales could depress the market price of our stock by creating an excess in supply of shares for sale. Availability of these shares for sale in the public market could also impair our ability to raise capital by selling equity securities.

Our stock is thinly traded, which could lead to price volatility and difficulty liquidating your investment.

The trading volume of our stock has been low, which can cause the trading price of our stock to change substantially in response to relatively small orders. During the quarter ended June 30, 2005, the average daily trading volume of our stock was approximately 175,000 shares and the shares traded as low as $0.15 and as high as $0.75 per share. Both volume and price could also be subject to wide fluctuations in response to various factors, many of which are beyond our control, including:

•                  actual or anticipated variations in quarterly and annual operating results;

•                  announcements of technological innovations by us or our competitors;

•                  developments or disputes concerning patent or proprietary rights; and

•                  general market perception of biotechnology and pharmaceutical companies.

Because our stock currently trades below $5.00 per share, and is quoted on the Pink Sheet Electronic Quotation Service, our stock is considered by the SEC a “penny stock,” which can adversely affect its liquidity.

Our common stock does not currently qualify for listing on the Nasdaq Stock Market. If the trading price of our common stock remains less than $5.00 per share, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, brokers or dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker or dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a penny stock, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements could severely limit the liquidity of such securities in the secondary market because few brokers or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, another risk associated with trading in penny stocks may be high price fluctuations. Purchasers of stock may be subject to substantial dilution.

If the ownership of our common stock continues to be highly concentrated, it may prevent you from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

As of September 15, 2005, our executive officers, directors and their affiliates beneficially own or control approximately 41% of the outstanding shares of our common stock (after giving effect to the exercise of all options and warrants held by them which are exercisable within sixty days of such date).  Additionally, based solely upon our stock records, Advanced Bio/Chem is the record owner of approximately 23% of the outstanding shares of our common stock as of September 15, 2005.  Accordingly, our current executive officers, directors and their affiliates, as well as Advanced Bio/Chem, will have substantial control over the outcome of corporate actions requiring shareholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transactions.  These shareholders may also delay or prevent a change of control of us, even if such a change of control would benefit our other shareholders. The significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.  The terms of our convertible debentures have materially modified the rights of common shareholders, and the holders of preferred stock may be able to delay or prevent a change of control of the company.

We are authorized to issue up to 50,000,000 shares of preferred stock in one or more series.  Our board of directors will be able to determine the terms of preferred stock without further action by our shareholders. If we issue preferred stock, it could affect your rights or reduce the value of your common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party. These terms may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions.

Under the terms of our convertible debentures, we are prohibited from taking certain actions without the approval of the holders of a two-thirds majority of the then-outstanding principal amount of the debentures.  Specifically, we have agreed not to, so long as any portion of the debentures are outstanding, (1) amend our certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the holders of the debentures (with exception for the Series B preferred stock to be issued by us), or (2) repurchase more than a de minimus number of shares of its common stock or other equity securities other than as to the shares of common stock issuable upon conversion of the debentures described above.

We are contractually obligated to issue shares of a Series B preferred stock to our two directors and principal officers.  The Series B preferred stock will have special voting rights such that the holders of the Series B preferred stock will hold a majority of the voting rights of the company.

We previously entered into employment agreements with our two directors and executive officers in which we agreed to issue 1,500,000 shares of Series B preferred stock to each officer.  The shares were intended to be issued following the Advanced Bio/Chem transaction; however, we did not file the certificate of amendment necessary to designate powers and relative rights of the Series B preferred stock.  As a result of certain restrictions agreed to by us in connection with the sale of our convertible debentures, we are not permitted to issue common shares or common share equivalents such as the Series B preferred stock until 90 days after the effective date of the registration statement of which this prospectus is a part.  After such restrictions lapse, we intend to designate and issue the Series B preferred stock.  It is contemplated that the Series B preferred stock will have special voting rights such that the holders of the Series B preferred stock will hold a majority of the voting rights of the company.  Upon issuance of the Series B preferred stock, our current executive officers and directors may restrict our ability to merge with, or sell our assets to, a third party.

We do not anticipate paying dividends on our common stock.

We do not plan to pay dividends on our common stock for the foreseeable future. We currently intend to retain future earnings, if any, to finance operations, capital expenditures and the expansion of our business.

FORWARD LOOKING STATEMENTS

This prospectus contains certain forward-looking statements of the intentions, hopes, beliefs, expectations, strategies, and predictions of the company or our management with respect to future activities or other future events or conditions within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are usually identified by the use of words such as “believes,” “will,” “anticipates,” “estimates,” “expects,” “projects,” “plans,” “intends,” “should,” “could,” or similar expressions.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors,” and other sections of this prospectus, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels, or activity, performance or achievements, express or implied by these forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements contained in this prospectus are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this prospectus will prove to be accurate.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement, and the documents we may incorporate by reference.  We will not update these statements unless the securities laws require us to do so.  Accordingly, the reader should not rely on forward-looking statements, because they are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those contemplated by the forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from sales of the common stock by the selling shareholders.  However, we may receive up to $3,600,000 from the exercise of the warrants if all such warrants are exercised in full and $2,500,000 from the exercise of the additional investment rights if they are registered at a subsequent date and exercised in full.  There can be no assurance any of these warrants or additional investment rights will be exercised by the selling shareholders, that any of the underlying shares of common stock will be sold hereunder or that we will receive any proceeds from the warrants or additional investment rights.  We expect to use the proceeds received from the exercise of the warrants and additional investment rights, if any, for general working capital purposes.

DESCRIPTION OF FINANCING TRANSACTION

We entered into a securities purchase agreement effective as of October 28, 2004 with the selling shareholders identified in this prospectus pursuant to which the selling shareholders agreed to purchase from us convertible debentures due three (3) years from the date of issuance in the aggregate principal amount of $3,000,000.  Effective January 19, 2005, we entered into an amendment to the securities purchase agreement with each of the selling shareholders.

Concurrent with the execution of the original securities purchase agreement, we issued and sold to the purchasers convertible debentures dated October 28, 2004 in the aggregate principal amount of $1,000,000.  These convertible debentures in the aggregate principal amount of $1,000,000 are initially convertible at a conversion price of $0.90 per share.   Subject to our satisfaction of the conditions contained in the securities purchase agreement, as amended, which includes the effectiveness of the registration statement of which this prospectus is a part, the remaining $1,600,000 in convertible debentures must be purchased from us on or before the fifth trading day after the effective date of the registration statement.  The convertible debentures in the aggregate principal amount of $400,000 are initially convertible at a conversion price of $0.90 per share.  The final tranche of convertible debentures in the aggregate principal amount of $1,600,000 shall be convertible at a conversion price equal to the lower of (1) $0.90, (2) the 75% average of the daily volume weighted average price of our common stock for five (5) consecutive days prior to the effective date of the registration statement of which this prospectus is a part, or (3) the daily volume weighted average price of our common stock on the effective date of the registration statement.  If the conversion price of the final tranche of convertible debentures is less than $0.90 per share, the conversion price of the previously issued convertible debentures in the aggregate principal amount of $1,400,000 will be reduced to equal the conversion price of the final tranche of convertible debentures in the aggregate principal amount of $1,600,000.

In addition, concurrent with the issuance of the initial $1,000,000 aggregate principal amount of convertible debentures dated October 28, 2004, we issued warrants to purchase an aggregate of up to 833,333 shares of our common stock and additional investment rights to purchase up to an additional $2,500,000 aggregate principal amount of convertible debentures.  Pursuant to the terms of the amendment to the securities purchase agreement, concurrent with our issuance of the $400,000 aggregate principal amount of convertible debentures following the filing of the registration statement of which this prospectus forms a part, we are obligated to issue additional warrants to purchase an aggregate of up to 333,333 shares of our common stock.  The warrants are exercisable at a price of $1.44 per share (subject to adjustment) for a period of five (5) years from October 28, 2004.  The additional investment rights are exercisable at a price equal to the principal amount of the debentures to be purchased, for (1) a period of nine (9) months following the effective date of the registration statement by which the additional investment rights may be registered or (2) April 28, 2006, whichever is shorter.  The debentures to be purchased upon the exercise of the additional investment rights will have the same terms as the debentures described above, except that the conversion price will be equal to $1.08 (subject to adjustment).

We have agreed to register (1) 125% of the estimated number of shares of common stock underlying the convertible debentures and  (2) 125% of the estimated number of shares of common stock issuable upon exercise of the warrants.  We have also agreed to pay the selling shareholders liquidated damages if the registration statement is not filed on or before the 45th day following the initial closing, October 28, 2004, or is not declared effective within 90 days (or 120 days if this registration statement is reviewed) following such date an amount equal to two percent (2%) of the aggregate purchase price for each calendar month of delayed effectiveness.  We are obligated to keep the registration statement of which this prospectus forms a part effective until all shares of common stock covered by this prospectus have been sold or may be sold without volume restrictions pursuant to Rule 144(k) of the Securities Act of 1933.

SELLING SECURITY HOLDERS

The following table sets forth the name of each selling shareholder, the number of shares of common stock beneficially owned by the selling shareholders as of September 15, 2005, the number of shares of common stock to be offered for such selling shareholder’s account and the amount and (if one percent or more) the percentage of the class owned by such selling shareholder after the offering is complete.  None of the selling security holders has or had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates, other than as a result of the ownership of our securities.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities.  This includes shares which a person or entity has a right to acquire in the next 60 days.  However, each of the selling shareholders is subject to certain limitations on the conversion of their convertible debentures and the exercise of their warrants and additional investment rights.  Specifically, such selling shareholders may not convert their convertible debentures or exercise their warrants or additional investment rights, if such conversion or exercise would cause such holder’s beneficial ownership of our common stock (excluding shares underlying any of their unconverted debentures or unexercised warrants and additional investment rights) to exceed 4.99% of the outstanding shares of our common stock.  Also, the table below includes the number of shares which might be issuable upon the occurrence of certain events which have not yet occurred and may not occur.  Therefore, although they are listed in the table below, the number of shares of common stock for the selling shareholders may include shares that are not subject to purchase during the sixty-day period.

Conversion of convertible debentures to common shares, in the following table, is based upon $0.90 per share conversion rate.  As stated previously, if the conversion price for the third tranche of convertible debentures is significantly different from this conversion rate, the convertible debenture holders thus far, up to $1,400,000, will be issued a different number of shares upon conversion, according to the agreement discussed on the previous page.  The exact number of shares which will be issued is not determinable at this time and subject to the market price of our common stock of the effective date of this registration statement.  Therefore, the following table share ownership is calculated at the $0.90 conversion rate, but is subject to change depending on the market price of our common stock at time of conversion and the number of common shares that are actually issued.

Name	Shares of common stock owned prior to the offering, as of September 15, 2005(1)(2)(3)(4)(5)		Number of shares of common stock to be offered(1)(2)(3)(4)(5)	Number of shares of common stock to be owned after offering	Percentage of shares of common stock to be owned after the offering
Bach Farms LLC	9,780	(6)	9,780	0	0%
Citiplatz Limited	291,603	(7)	291,603	0	0%
Crescent Intnl Ltd	1,166,647	(8)	1,166,647	0	0%
Crestview Capital Master, LLC	874,985	(9)	874,985	0	0%
DKR SoundShore Oasis Holding Fund Ltd	291,662	(10)	291,662	0	0%
Gryphon Master Fund L.P.	583,333	(11)	583,333	0	0%
GSSF Master Fund, LP	583,333	(12)	583,333	250,000	*

Name	Shares of common stock owned prior to the offering, as of September 15, 2005(1)(2)(3)(4)(5)		Number of shares of common stock to be offered(1)(2)(3)(4)(5)	Number of shares of common stock to be owned after offering	Percentage of shares of common stock to be owned after the offering
Mohawk Funding	58,333	(13)	58,333	0	0%
Omicron Master Trust	583,333	(14)	583,333	0	0%
Otape Investments LLC	583,333	(15)	583,333	0	0%
Platinum Partners Value Arbitrage Fund L.P.	486,103	(16)	486,103	0	0%
Richard Molinsky	174,997	(17)	174,997	0	0%
Sage Capital Investments Limited	145,831	(18)	145,831	0	0%

*Indicates less than one percent.

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures and a good faith estimate of the shares issuable upon exercise of the warrants, subject to anti-dilution and price protection.  Because the number of shares of common stock issuable upon conversion of the convertible debentures is dependent in part upon the market price of the common stock determined after the effectiveness of the registration statement of which this prospectus forms a part, the actual number of shares of common stock that will be issued upon conversion of the convertible debentures cannot be determined at this time.  We are registering 125% of the estimated shares issuable upon conversion of the convertible debentures at $0.90 and exercise of the warrants.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, include such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures, and exercise of the warrants by reason of any stock split, stock dividend, or similar transaction involving the common stock, in accordance with Rule 416 of the Securities Act of 1933.  However, each selling shareholder has contractually agreed to restrict its ability to convert its convertible debentures or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by each selling shareholder (excluding shares underlying any of their unconverted debentures or unexercised warrants) after such conversion or exercise does not exceed 4.99% of the outstanding shares of our common stock.  Accordingly, the number of shares of common stock set forth in the table for the selling shareholders may exceed the number of shares of common stock that the selling shareholder could own beneficially at any given time through their ownership of convertible debentures, and warrants.

(3) As indicated in the footnotes below, certain of the shares offered by this prospectus are shares underlying the convertible debentures issued, and issuable, by us. Convertible debentures in the aggregate principal amount of $1,000,000 may be converted at any time until October 28, 2007 at an estimated conversion price of $0.27 per share (subject to customary adjustments in accordance with the terms thereof).  Convertible debentures in the aggregate principal amount of $2,000,000 may be converted at any time prior to the date which is three years following the date of issuance at an estimated conversion price of $0.27 per share (subject to customary adjustments in accordance with the terms thereof).

(4) As indicated in the footnotes below, certain of the shares of common stock offered by this prospectus are shares underlying common stock purchase warrants.  Such common stock purchase warrants may be exercised with respect to all or any portion of the underlying shares of common stock at any time until October 28, 2009, at an exercise price of $1.44 per share (subject to customary adjustments in accordance with the terms thereof).

(5) Assumes that all shares of common stock registered will be sold.

(6) Represents (1) 5,589 shares of common stock issuable upon conversion of convertible debentures in the aggregate principal amount of $5,000; and (2) 4,191 shares of common stock issuable upon exercise of warrants.  Judith Bach, as managing member of the selling shareholder, exercises on behalf of the selling shareholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling shareholder.

(7) Represents (1) 166,633 shares of common stock issuable upon conversion of convertible debentures in the aggregate principal amount of $150,000 and (2) 124,970 shares of common stock issuable upon exercise of warrants.  Gordon J. Mundy, as director of the selling shareholder, exercises on behalf of the selling shareholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling shareholder.

(8) Represents (1) 666,667 shares of common stock issuable upon conversion of convertible debentures in the aggregate principal amount of $600,000; and (2) 499,980 shares of common stock issuable upon exercise of warrants.  Mel Craw and Maxi Brezzi, in their capacity as managers of GreenLight (Switzerland) SA, the investment adviser to Crescent International Ltd., exercise voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling shareholder.  Messrs. Craw and Brezzi disclaim beneficial ownership of such shares.

(9) Represents (1) 500,000 shares of common stock issuable upon conversion of convertible debentures in the aggregate principal amount of $450,000; and  (2) 374,985 shares of common stock issuable upon exercise of warrants.   Stewart Flink and Daniel Warsh, as the managing partners of the selling shareholder, exercise on behalf of the selling shareholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling shareholder.

(10) Represents (1) 166,667 shares of common stock issuable upon conversion of convertible debentures in the aggregate principal amount of $150,000; and (2) 124,995 shares of common stock issuable upon exercise of warrants.   DKR SoundShore Oasis Holding Fund Ltd. (“DKR SoundShore”) is a master fund in a master-feeder structure.  DKR SoundShore’s investment manager is DKR Oasis Management Company LP (“DKR Oasis Management”).  Pursuant to an investment management agreement among DKR SoundShore, the feeder funds and DKR Oasis Management, DKR Oasis Management has the authority to do any and all acts on behalf of DKR SoundShore, including voting any shares held by DKR SoundShore.  Mr. Seth Fischer is the managing partner of Oasis Management Holdings, LLC, one of the general partners of DKR Oasis Management.  Mr. Fischer has ultimate responsibility for trading with respect to DKR SoundShore.  Mr. Fischer disclaims beneficial ownership of the shares.

(11) Represents (1) 333,333 shares of common stock issuable upon conversion of convertible debentures in the aggregate principal amount of $300,000; and (2)249,990 shares of common stock issuable upon exercise of warrants.  E.B. Lyon IV, as the authorized agent of the selling shareholder, exercises on behalf of the selling shareholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling shareholder.

(12) Represents (1) 333,333 shares of common stock issuable upon conversion of convertible debentures in the aggregate principal amount of $300,000;  and (2) 249,990 shares of common stock issuable upon exercise of warrants; and (3) 250,000 shares of common stock not registered herein.   E.B. Lyon IV, as the authorized agent of the selling shareholder, exercises on behalf of the selling shareholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling shareholder.

(13) Represents (1) 33,333 shares of common stock issuable upon conversion of convertible debentures in the aggregate principal amount of $30,000; and (2) 25,000 shares of common stock issuable upon exercise of warrants.  Richard H. Bach, as managing member of the selling shareholder, exercises on behalf of the selling shareholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling shareholder.

(14) Represents (1) 333,333 shares of common stock issuable upon conversion of convertible debentures in the aggregate principal amount of $300,000; and  (2) 249,990 shares of common stock issuable upon exercise of warrants.  Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”), Omicron Capital, Inc., a Delaware corporation (“OCI”), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited (“Winchester”) serves as the trustee of Omicron.  By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron.  Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock.  No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for the purposes of Regulation 13D-G under the Securities Act of 1934.  Omicron and Winchester are not “affiliates” of one another, as that term is used for purposes of the Securities Exchange Act of 1934 or of any other person named in this prospectus as a selling stockholder.  No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934 or the SEC’s Regulation 13D-G) controls Omicron and Winchester.

(15) Represents (1) 333,333 shares of common stock issuable upon conversion of convertible debentures in the aggregate principal amount of $300,000; and (2) 249,990 shares of common stock issuable upon exercise of warrants.  Ira M. Leventhal exercises on behalf of the selling shareholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling shareholder.  Mr. Leventhal disclaims beneficial ownership of such shares.

(16) Represents (1) 277,778 shares of common stock issuable upon conversion of convertible debentures in the aggregate principal amount of $250,000; and  (2) 208,325 shares of common stock issuable upon exercise of warrants.  Mark Nordlicht, as managing director of the selling shareholder, exercises on behalf of the selling shareholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling shareholder.

(17) Represents (1) 100,000 shares of common stock issuable upon conversion of convertible debentures in the aggregate principal amount of $90,000; and (2) 74,997 shares of common stock issuable upon exercise of warrants.

(18) Represents (1) 83,333 shares of common stock issuable upon conversion of convertible debentures in the aggregate principal amount of $75,000; and  (2) 62,498 shares of common stock issuable upon exercise of warrants.  George Godfrey, the president of the selling shareholder, exercises on behalf of the selling shareholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling shareholder.

PLAN OF DISTRIBUTION

Each selling shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  settlement of short sales entered into after the date of this prospectus;

•                  broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•                  any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  Each selling shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.  We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  Each selling shareholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

We agreed to keep this prospectus effective until the earlier of (1) the date on which the shares may be resold by the selling shareholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (2) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution.  In addition, the selling shareholders will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholders or any other person.  We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL PROCEEDINGS

In November 2004, Chapman Spira & Carson, LLC (“Chapman Spira”), an investment banking firm, filed a lawsuit in the Supreme Court of the State of New York for the County of New York against Advanced BioChem (the Predecessor), Power3 and Steven Rash.  The suit alleges that Advanced BioChem and Power3 are liable to Chapman Spira for damages allegedly resulting from the breach of a letter agreement between Chapman Spira and Advanced BioChem relating to the performance of strategic and investment banking services.  The suit further alleges that Mr. Rash made false statements regarding the performance of services by Chapman Spira. Chapman Spira is seeking damages in the amount of $1,522,000 plus interest.  We have filed an answer in the lawsuit.  We believe that Chapman Spira’s claims are without merit; however, we cannot be assured we will prevail or if the outcome of the action will adversely affect our business, financial position or results of operations.  Inquiries to resolve this matter have been undertaken by the attorneys representing each party in this matter, but no resolution has been achieved thus far.

An equipment vendor filed a complaint, regarding equipment which the Company acquired in its May 18, 2004 transaction with Advanced BioChem, against Advanced BioChem in April of 2002 in a California court alleging breach of contract and seeking damages.  Advanced BioChem reached a settlement agreement in April of 2003 under which Advanced BioChem would pay the vendor $40,000 in installments through August, 2003.  At December 31, 2003, Advanced BioChem had a balance remaining of $20,000.   In April, 2005, the equipment vendor filed a lawsuit against Advanced BioChem, certain former officers of Advanced BioChem and against Power3 in order to enforce its claim for the remaining balance which is past due and may be assumed by the Company as part of the settlement of the dispute with Advanced BioChem.

On May 17, 2005, the Law Offices of Jerry Scheff filed suit against us seeking recovery of fees billed to us for legal fees invoiced in November, 2004.  We believe that we are not liable for the specific dollar amounts claimed in the lawsuit, however the dollar amounts are included in the accounts payable section of the Company’s balance sheet.  We cannot be assured we will prevail or if the outcome of this action will adversely affect our financial position or results of operations.

In June, 2005, Charles Caudle et al filed a lawsuit in Harris County, Texas, against Advanced BioChem, Power3 and the officers and directors of both companies.  The suit alleges that Advanced BioChem, Power3 and the officers and directors of Power3, are liable to Charles Caudle et al for damages resulting from funds loaned to Advanced BioChem and which were subsequently converted into common stock of Advanced BioChem.  It is unclear as to the specific dollar amount of the claim.  We, and our officers and directors, have filed an answer denying all claims in the lawsuit.  We believe that Charles Caudle et al’s claims are without merit, however we cannot be assured we will prevail or if the outcome of the action will adversely affect our financial position or results of operations.

On June 27, 2005, the Company received a subpoena for documents regarding the SEC’s Division of Enforcement investigation In The Matter of Maui General Store, Inc.  It is our understanding that the Maui General Store matter relates to a promotional scheme by certain individuals to promote the stock and stock price of certain companies, during 2004.  We provided all documents in our possession pursuant to the subpoena and complied fully with the subpoena on July 11, 2005.  We have received no further correspondence from the Enforcement Division of the SEC.  We have not been notified that we are a subject of this investigation.

On August 8, 2005, Industrial Enterprises of America, formerly Advanced BioChem, filed suit against Power3, Steven B. Rash and Ira Goldknopf claiming damages of at least $3,000,000 including the costs of litigation and of addressing the claims of the creditors of Advanced BioChem that remain unpaid.  Advanced BioChem has, in its public reports, announced their assertion that the parties to the law suit are responsible for all of the liabilities of Advanced BioChem, at the date of the asset purchase transaction on May 18, 2004.   The terms of the Asset Purchase Agreement are not clear and are subject to different interpretations.  While we believe that we have properly interpreted the provisions of the Agreement, fulfilled our obligations thereunder and reflected the terms of the transaction in our financial statements and previous filings, we have previously had discussions and negotiations with Advanced BioChem in an effort to resolve this disagreement and the alleged liabilities.  Recently as a result of Advanced BioChem’s refusal to further negotiate to settle the question, management has reviewed the liabilities in question and has determined that we are not liable for any of the aforementioned liabilities and these liabilities have not been included in the financial statements of the Company.  We intend to file an answer denying all claims in the lawsuit.  We believe that Advanced BioChem’s claims are without merit, however we cannot be assured we will prevail or if the outcome of the action will adversely affect our financial position or results of operations.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Set forth below is certain information concerning each of our directors, executive officers and control persons.  All directors of our company hold office until the next annual meeting of shareholders or until their successors have been elected and qualified.  The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.  Our directors, executive officers, significant employees, and their ages, positions held and duration as such are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed

Steven B. Rash	Chief Executive Officer and Director	57	May 18, 2004
Ira L. Goldknopf	Chief Scientific Officer and Director	58	May 18, 2004
John P. Burton	Chief Financial Officer	59	September 15, 2005
Brian R. Folsom	Director of Laboratory Operations	48	July 12, 2004

Certain additional information concerning the individuals named above is set forth below.  This information is based on information furnished to us by each director, executive officer and significant employee.

Steven B. Rash joined us in May 2004 as Chairman of the Board of Directors and Chief Executive Officer.  Mr. Rash was Chairman of the Board of Directors and Chief Executive Officer of Advanced Bio/Chem, Inc. from September 2003 to May 2004.  Prior to that time he was an independent consultant from February 2003 until September 2003.  In April 2001, Mr. Rash was employed as a consultant to Global Water Technologies, Inc. and was hired as President and interim CFO of the company in January 2002 and retained that position until February 2003.  From April 2000 until April 2001, he was an independent consultant.  From June 1995 until March 2000, Mr. Rash was employed as President and CEO of American Biomed, Inc., a publicly traded medical device company.  Mr. Rash has a B.S. in Business Administration from the University of Delaware and an M.B.A. from Southern Illinois University.

Ira L. Goldknopf, Ph.D. joined us in May 2004 as Chief Scientific Officer and Director.  From August 2000 until May 2004, Dr. Goldknopf was Chief Scientific Officer of Advanced Bio/Chem, which he co-founded in 2000.  From August 1997 until August 2000, Dr. Goldknopf was a biotechnology consultant.  Dr. Goldknopf has a B.A. in Chemistry from Hunter College and a Ph.D. in Biochemistry from Kansas State University.  Dr. Goldknopf spent ten years on the faculty of Baylor College of Medicine and is the author of over 70 publications and a principal inventor of our intellectual property.  Dr. Goldknopf also serves on our Scientific Advisory Board.

John P. Burton joined us on June 23, 2005 as Chief Accounting Officer and Controller.  On September 15, 2005, Mr. Burton was named Chief Financial Officer of the Company.  From December, 1999 until February, 2003, he was Chief Financial Officer for Bob J. Johnson & Associates, Inc. From December 2003 to August 2004, he was employed at Affiniscape, Inc.., where he served as Chief Financial Officer.   Mr. Burton has a BBA and MBA from The University of Texas at Austin.

Brian R. Folsom, Ph.D. joined us on July 12, 2004 as Director of Laboratory Operations.   From January 2001 to July 2003, he was a Staff Engineer at Diosynth-RTP.  From July 2003 until July 2004 he was an independent consultant.  From March 1995 until January 2001, he was the Manager, Process Development for Enchira Biotechnology Corporation.  In his prior positions, Dr. Folsom has been responsible for the management of laboratories involved in the development of biotechnological intellectual property over the past ten years.  Dr. Folsom has a B.A. in Chemistry from MacAlester College and a Ph.D. in Biochemistry from Washington State University.  Dr. Folsom is the author of 15 scientific publications and holds two patents.

There are no family relationships among any of the directors or executive officers of the company.  Except as disclosed below with respect to the amended and restated employment agreements of Messrs. Rash and

Goldknopf and the employment agreement of Mr. Burton, no arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director or executive officer was elected to serve.

Mr. Rash has many years of experience in corporate reorganizations, finance and new business development.  Mr. Rash was hired by American Biomed, Inc. in June 1995 to assist in the reorganization and turnaround of the company.  Mr. Rash remained with American Biomed until March 2000 as president and CEO during which time the company was restructured.  In July 2000, approximately four (4) months after Mr. Rash’s departure, American Biomed filed for Chapter 7 bankruptcy proceedings.  Mr. Rash was initially retained as a consultant in April 2001 to assist Global Water Technologies, Inc. and its Chairman/CEO in formulating a turnaround strategy for the company.  Mr. Rash was subsequently employed as president and interim CFO in January 2002.  Global Water was declared in default of its bank loan in January 2003 and sold its operating division in February 2003.  Mr. Rash resigned in February 2003 and, in May 2003, Global Water filed for Chapter 11 bankruptcy proceedings.

Except as described above with respect to Mr. Rash, none of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

•                  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•                  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•                  being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•                  being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

The board of directors has not established an audit committee or any committee performing similar functions.  Consequently, we do not have an audit committee financial expert as defined in Item 401(3) of Regulation S-B.  Management believes that in light of our current size and our status as a company with no operations, the establishment of an audit committee and the retention of an audit committee financial expert is not necessary at this time and is cost-prohibitive.  We also do not have a standing nominating committee of our board of directors or any committee performing a similar function.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 15, 2005, regarding beneficial ownership of our common stock by each person who is known to us to beneficially own more than 5% of the outstanding shares of common stock; each of our directors; each of our executive officers and directors and executive officers as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.  Beneficial ownership is determined in accordance with the rules of the SEC based on factors including voting and investment power with respect to shares, subject to applicable community property laws. Shares of common stock subject to options or warrants exercisable within 60 days of September 15, 2005, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares of Common Stock	Percent of Class
Industrial Enterprises of America, Inc. (formerly known as Advanced Bio/Chem, Inc.) 770 South Post Oak Lane, Suite 330 Houston, Texas 77056	15,000,000	22.96%

Steven B. Rash 3400 Research Forest Dr., Suite B2-3 The Woodlands, Texas 77381	13, 250,000	20.28%

Ira L. Goldknopf 3400 Research Forest Dr., Suite B2-3 The Woodlands, Texas 77381	13, 250,000	20.28%

John P. Burton 3400 Research Forest Dr., Suite B2-3 The Woodlands, Texas 77381	140,000	*

All current directors and executive officers as a group (3 persons)	26,640,000	40.77%

*Indicates less than one percent.

Changes of Control

In addition to the shares of our common stock beneficially owned by Mr. Rash and Dr. Goldknopf described above, we have entered into amended and restated employment agreements with Mr. Rash and Dr. Goldknopf which require us to issue 1,500,000 shares of restricted Series B preferred stock to each of Mr. Rash and Dr. Goldknopf.  We have not filed the certificate of amendment designating the Series B preferred stock and its powers, designations and relative rights and have not issued the shares of the Series B preferred stock.  As a result of certain restrictions we have agreed upon with the selling shareholders in connection with our recent financing, we may not issue the Series B preferred stock until 90 days after the effective date of the registration statement of which this prospectus forms a part.  After such restrictions lapse, we intend to file the certificate of amendment and issue the Series B preferred stock.

The terms of the Series B preferred stock agreed upon by us provide that while the shares of Series B preferred stock are held by Mr. Rash and Dr. Goldknopf, they will have the right to vote that number of votes equal to the number of outstanding shares of our common stock plus one additional vote such that they will hold a majority of the voting rights of the company.  In the event of the death or termination of employment of either Mr. Rash or Dr. Goldknopf, the remaining holder of the Series B preferred stock will continue to hold such voting rights.  The issuance of such shares of Series B preferred stock will result in a change of control of the company.

DESCRIPTION OF SECURITIES

The following description of the material terms of our capital stock includes a summary of specified provisions of our certificate of incorporation, as amended, and our bylaws.  This description is subject to the relevant provisions of New York Business Corporation Law and is qualified by reference to our certificate of incorporation and bylaws, copies of which have been previously filed with the SEC.

Authorized Capital Stock

We are authorized to issue 150,000,000 shares of common stock, par value $.001 per share, and 50,000,000 shares of preferred stock, par value $.001 per share.

Common Stock

Each holder of common stock is entitled to one vote per share in the election of directors and on all other matters submitted to the vote of shareholders.  No holder of common stock may cumulate votes in voting for directors.

Subject to the rights of the holders of any preferred stock that may be outstanding from time to time, each share of common stock has an equal and ratable right to receive dividends as may be declared by our board of directors out of funds legally available for the payment of dividends, and, in the event of the liquidation, dissolution or winding-up of the Company, is entitled to share equally and ratably in the assets available for distribution to shareholders.  No holder of common stock has any preemptive right to subscribe for any of our securities.

The common stock is currently registered on the Pink Sheets Electronic Quotation Service under the trading symbol “PWRM.PK.”

Series B Preferred Stock

Under the terms of the employment agreements that we have entered into with Mr. Rash and Dr. Goldknopf, as amended and restated, we are required to issue an aggregate of 3,000,000 shares of restricted Series B preferred stock to Mr. Rash and Dr. Goldknopf.  We have not filed the certificate of amendment designating the Series B preferred stock and its powers, designations and relative rights and have not issued the shares of the Series B preferred stock.  However, upon the lapse of certain restrictions we have agreed upon with the selling shareholders in the recent financing, we intend to file the certificate of amendment designating the powers, designations and relative rights of the Series B preferred stock.  The terms of the Series B preferred stock agreed upon by us, Mr. Rash and Dr. Goldknopf are substantially as follows:

•                  No dividends shall be declared or paid on the Series B preferred stock.  The Series B preferred stock shall rank equally with our common stock as to distribution of assets upon liquidation, dissolution or winding-up of the company.  In the event of our dissolution, liquidation, or winding-up, after payment of debts and any preferences to shares of any class ranking prior to the Series B preferred stock and common stock, holders of the Series B preferred stock will be entitled to share ratably with the holders of our common stock, on an as-converted basis.

•                  While the shares of Series B preferred stock are held by Mr. Rash and Dr. Goldknopf, they will collectively have the right to vote that number of votes equal to the number of outstanding shares of our common stock plus one additional vote such that they will hold a majority of the voting rights of the company.  However, upon either death or termination of employment or the transfer of any shares, the shares of Series B preferred stock held or transferred by the effected individual shall be converted into common stock, at which time the converted shares will not receive special voting rights.  The remaining holder of the Series B preferred stock will continue to have special voting rights and will hold a majority of the voting rights of the company.

•                  In the event of a recapitalization of our common stock (other than a combination of shares into a smaller number of shares) or a consolidation or merger (other than a consolidation or merger in which we are the surviving corporation and which does not result in the recapitalization of our common stock), each share of Series B preferred stock will be convertible into securities or other property received by holders of common stock (on an as-converted basis).

Although there is no current intention to designate any series of preferred stock other than the Series B preferred stock described above, our board of directors may, without shareholder approval, and, if applicable, subject to the terms of the Series B preferred stock, issue shares of a class or series of our preferred stock with rights and preferences which could adversely affect the voting power of the holders of common stock and may have the effect of delaying, deferring, or preventing a change of control in the company.

LEGAL MATTERS

The validity of the shares offered has been passed upon by Sichenzia Ross Friedman Ference LLP of New York City, New York.

EXPERTS

The financial statements of Power3 Medical Products, Inc. as of December 31, 2004 included in this prospectus, have been included herein in reliance on the report of John A. Braden and Company, PC, a registered independent accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Power3 Medical Products, Inc. as of December 31, 2003 included in this prospectus,have been included herein in reliance on the report of Kingery & Crouse, P.A., a registered independent accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 722 of the New York Business Corporation Law provides that we may indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that such person was a director or officer of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, if such director or officer acted, in good faith, for a purpose which such person reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.  Furthermore, Section 723 of the New York Business Corporation Law provides that a director or officer who has been successful, on the merits or otherwise, in the defense of such a civil or criminal action or proceeding is entitled to indemnification by us as authorized in Section 722.  However, with respect to an action by or in our right, no indemnification under Section 722 may be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Article VI of our Articles of Incorporation, as amended, provides that our directors shall have no liability to us or our shareholders for any breach of duty except that personal liability shall not be eliminated if a judgment establishes that the director’s actions or omissions:

•                  were in bad faith;

•                  involved intentional misconduct or a knowing violation of the law;

•                  resulted in a personal gain or profit to which he was not entitled; or

•                  violated Section 719 of the New York Business Corporation Law.

Article VI of our Bylaws requires indemnification of directors and officers of all costs and expenses actually and necessarily incurred by any such person in connection with the defense of any action, suit or proceeding in which such person may be involved or to which such person may be made a party by reason of the fact that he or she is or was serving as a director or officer, except in relation to matters as to which he or she shall be finally adjudged to be liable for negligence or misconduct in the performance of duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

BUSINESS

Nature of Operations and Background

Subsequent to our acquisition of the assets of Advanced Bio/Chem on May 18, 2004, our overall business strategy was changed.  Our current business directive is to engage in the early detection, monitoring, and targeting of diseases through the analysis of proteins.  Our business strategy is to commercialize our intellectual properties by focusing on disease diagnosis, protein and biomarkers identification, and drug resistance in the areas of cancers, neurodegenerative and neuromuscular diseases. We have established a scientific advisory board to assist in the research and development of our products. The members of this scientific advisory board are recognized leaders in their chosen fields and we are working with them to find effective therapeutics and novel predictive medicine for important human diseases.

We were incorporated in the State of Florida on May 15, 1992 and merged into a New York Corporation in 1994, under the name Sheffield Acres, Inc. Power3 and its wholly owned subsidiaries, C5 Health, Inc. (C5), which was officially dissolved in the State of Delaware and the State of Florida effective December 31, 2003 and Power3 Medical, Inc., a Nevada Corporation, were engaged in sales, distribution and services for the healthcare industry. On September 12, 2003  Surgical Safety Products, Inc. amended its Certificate of Incorporation to (a) declare a 1:50 reverse split of its common stock; (b) increase its authorized capital to 150,000,000 shares of common stock and 50,000,000 shares of preferred stock; and (c) change its name to Power3 Medical Products, Inc.

As a result of our acquisition of the assets and certain liabilities of Advanced Bio/Chem, we have transitioned the company into an advanced proteomics company that applies existing proprietary methodologies to discover and identify protein biomarkers associated with diseases. By discovery and development of protein-based disease biomarkers, we have begun the development of tools for diagnosis, prognosis, early detection and identification of new target drugs in cancer, and neurodegenerative and neuromuscular diseases such as amytrophic lateral sclerosis (commonly known as ALS or Lou Gehrig’s disease), Alzheimer’s disease, and Parkinson’s disease.

Our scientific team is headed by our Chief Scientific Officer, Dr. Ira L. Goldknopf.  Dr. Goldknopf was a pioneer in the science of clinical proteomics in the 1970s and 1980s and in so doing made a significant biochemistry discovery — the ubiquitin conjugation of proteins. The team has leveraged these significant insights and has made progress in the discovery of unique disease protein footprints of biomarkers in breast cancer, neurodegenerative disease, and drug resistance to chemotherapeutic agents.

Proteomics is the study and analysis of proteins. Through proteomics, scientists can more accurately understand the functioning of a healthy body and are assisted in the identification of the proteins associated with specific diseases. Proteins that change in the course of disease are the building blocks for new screening and diagnostic tests which we are developing to provide earlier disease detection, enhanced treatment and monitoring assistance.

Product Candidates

With the acquisition of the assets of Advanced Bio/Chem, we changed our management team and are now focused on bringing the acquired technology to the forefront of the scientific/medical community. The strategy will concentrate on efforts to attain a leading position in the protein-based diagnostic and drug targeting markets utilizing our portfolio of proprietary biomarker disease footprints.  In the area of neurodegenerative disease, we have completed clinical validation studies involving over 600 patients and are utilizing biostatistics to select appropriate biomarkers for sensitivity and specificity.  By testing patient body fluids and tissues, such as serum, breast ductal fluid, and bone marrow, we have discovered unique snapshots of protein patterns in diseases including:

•                  cancers such as breast, leukemia, prostate, bladder, stomach, and esophageal;

•                  neurodegenerative diseases such as Alzheimer’s, ALS, Parkinson’s and their like disorders with similar symptoms; and

•                  resistance to chemotherapy.

Our discovery platform uses proprietary methodologies owned by or licensed to us to discover biomarkers in clinical samples. Following sample preparation, the 2D Gel system is used for the separation of protein. The gels are stained, imaged and analyzed with unprecedented sensitivity for differences in the diseased vs. normal samples. The significance of these differences is evaluated relative to the status of the health of the individual. The proteins of interest are removed from the gel matrix and analyzed on a mass spectrometer. This information is then cross-referenced on a worldwide database to identify the protein of origin. This process requires a great deal of proteomics experience and expertise to make the end-data interpretable. In addition, all of the procedures are scaleable.  Our biomarker discovery platform delivers significant discoveries that are capable of detecting up to 20 times as many proteins in nipple aspirate fluids as Mud Pit or SELDI TOF (competing technologies); exhibiting reproducible and reliable identification; and displaying broad dynamic range and linearity of disease protein footprints.

We have successfully identified more than 300 specific proteins by developing proprietary protein technologies gained from over 50 years of combined experience in research in protein biochemistry.

We are transitioning from a company focused only on research and development to one also demonstrating “proof of concept” of our technology in route to the commercialization of our technology, products and services. We are engaged in the process of developing a portfolio of products including the NAFTM Test and blood serum biomarkers (for early detection of breast cancer), NuroProTM test (for neurodegenerative screening for Alzheimer’s, Parkinson’s and ALS diseases) and bone marrow aspirate tests as well as biomarkers for drug resistance screening in chemotherapeutics.

License and Sponsored Research

Advanced Bio/Chem entered into a license agreement with the Board of Regents of The University of Texas System, an agency of the State of Texas, on behalf of The University of Texas M.D. Anderson Cancer Center in September 2003 which we acquired in our transaction with Advanced Bio/Chem.  The license agreement gives us an exclusive, worldwide, royalty-bearing license to certain patent rights and technology rights for proteomic methods of diagnosis and monitoring of breast cancer using nipple aspirate fluids, the NAF™ Test.  .  The license agreement also gives us a non-exclusive, worldwide, royalty-bearing license to certain patent rights and technology rights for methods of identifying specific nipple aspirate fluid proteins for diagnosis and monitoring of breast cancer.  We are permitted to grant sublicenses under the license agreement except for the identification of biological markers.  We are obligated to pay to M.D. Anderson an initial license fee, which has been paid, and a subsequent license fee.  We are also obligated to pay annual license maintenance fees, royalties and additional milestone payments upon the occurrence of certain designated events.  The license agreement imposes upon us an obligation to indemnify the Board of Regents, The University of Texas System, M.D. Anderson, the regents, officers, employees, students, and agents against claims arising on account of any injury or death or damage to property caused by the exercise of the rights granted under the license agreement to us, our officers and affiliates.  The term of the license agreement is based on the date of expiration of the last patent rights to expire or, in the case of licensed technology rights, for a term of fifteen (15) years.  However, in addition to customary termination provisions, M.D. Anderson has the right to terminate the license in any country if we fail, within ninety (90) days after receiving written notification from M.D. Anderson, to provide satisfactory evidence that we have commercialized or are attempting to commercialize the licensed invention in such country.

Effective June 28, 2004, we entered into an exclusive license agreement with the Baylor College of Medicine which grants to us an exclusive, worldwide, sublicensable license for serum proteomics methods under certain patent rights for all biomarkers for both diagnostic and therapeutic use in neurodegenerative disease. Under the terms of the agreement we paid Baylor an initial license fee and we have the obligation to pay future royalties and additional licensing fees upon the achievement of certain milestones.  We are obligated under the license agreement to indemnify Baylor, its faculty members, scientists, researchers, employees, officers, trustees and agents against claims arising from the design, process, manufacture or use of any of the patent rights or licensed products that are developed through the use of the license from Baylor.  The term of the agreement is established on a country-by-country basis and expires on the date of expiration of the last patent rights to expire in that country or the tenth anniversary of the first commercial sale of licensed products in countries where no patents exist in such country. After such expiration we will have a perpetual paid in full license in such country.    In addition, on June 6, 2005, the Company entered into a research agreement with The Methodist Hospital Neurological Research Institute, Houston, Texas, to continue the search for biomarkers and development of the NuroPro™ suite of tests that directly impact the diagnosis of neurodegenerative diseases.

On August 1, 2004, we entered into an exclusive license agreement with M.D. Anderson which grants us an exclusive, worldwide, sublicensable license to patents and technologies for early detection screening tests, identified protein biomarkers and drug targets for cancer patient’s resistance to drug therapy. The licensed technology was developed through joint collaboration between our scientific team and M.D. Anderson. Under the terms of the agreement, we paid M.D. Anderson an initial license fee and we have the obligation to pay further royalties and additional licensing fees upon the achievement of certain milestones.  The license agreement imposes upon us an obligation to indemnify the Board of Regents, The University of Texas System, M.D. Anderson, the regents, officers, employees, students, and agents against claims arising on account of any injury or death or damage to property caused by the exercise of the rights granted under the license agreement to us, our officers and affiliates.  The term of the license agreement is based on the date of expiration of the last patent rights to expire or, in the case of licensed technology rights, for a term of fifteen (15) years.  However, in addition to customary termination provisions, M.D. Anderson has the right to terminate the license in any country if we fail, within ninety (90) days after receiving written notification from M.D. Anderson, to provide satisfactory evidence that we have commercialized or are attempting to commercialize the licensed invention in such country.

On August 31, 2004 we entered into a research agreement with Baylor College of Medicine for the purpose of discovering biomarkers in serum and plasma that are of particular utility in the diagnosis and drug targeting for metabolic syndrome and associated disorders including diabetes, cardiovascular disease, hypertension and stroke.  Under the terms of the agreement, Baylor College of Medicine will provide us sample materials for use in diagnosis in drug targeting metabolic syndrome and associated diseases including diabetes, cardiovascular disease, hypertension and stroke.  With respect to any inventions developed pursuant to the agreement, the party who develops such invention will retain sole and exclusive rights to such invention.  The other party will have the right to an exclusive license for the invention which has been developed.  Inventions developed jointly by the parties will be jointly owned.  We do not have any obligations for the payment of fees or royalties pursuant to this agreement.  The agreement has a term ending June 30, 2007 and may be renewed for successive one-year periods.

Breast Cancer Screening Test

An important factor in surviving cancer is early detection and treatment. According to the American Cancer Society Surveillance Research, when breast cancer is confined to the breast, the five-year survival rate is close to 100%.  Breast cancer is the second leading cause of cancer deaths in women, with over $7 billion spent on breast cancer diagnosis annually.  Due to the limitations of the current diagnostic techniques of mammograms and self-examination, diagnosis of cancer is often missed or inconclusive.  Our proteomic discovery platform covered by pending patent applications and trade secrets for identifying proteins which signal pre-mammography stages of breast cancer has led to what we believe to be one of the first tests of its type that may detect breast cancer earlier than current technology allows. These discoveries establish the basis of a very sensitive, non-invasive, early detection breast cancer-screening test.

Our Breast Cancer NAFTM Test analyzes fluids from the breast called nipple aspirates fluid (NAF). Initial success yielded the identification of groups of breast cancer proteins in the aspirates. The procedure utilizes a breast pump to obtain a drop of fluid from the nipple. The aspirate is analyzed to identify specific breast cancer protein snapshots.   Our breast cancer blood serum test monitors a group of serum biomarkers and initial proof of concept has been completed with 76 patient samples.

We have completed the initial proof-of concept stage and we are currently moving forward with clinical validation studies. In the third quarter of 2004, we entered the clinical validation phase for the NAF test.  In 2004, we received approval from the Women’s Hospital of Texas, Mercy Women’s Center of Oklahoma City, and the New York University Medical Center to begin clinical validation studies for the NAF test for the early detection of breast cancer. This three site clinical validation trial will be based on four hundred patient samples utilizing the NAF Test which analyzes the nipple aspirates fluids to monitor groups of breast cancer related protein biomarkers.

Neurodegenerative Screening Test

Early detection of neurodegenerative disease generally results in better patient outcomes. Three diseases of particular interest are Alzheimer’s disease, Parkinson’s disease and ALS.  The Alzheimer’s Association reports that Alzheimer’s disease is the most common form of dementia affecting over 4 million Americans.  People as young as 30 years old can contract the disease and one in ten people age 65 and over have Alzheimer’s disease. In addition, the American Parkinson’s Disease Association reports that more than 1.5 million people in the U.S. have Parkinson’s disease, affecting about 1 in 100 Americans over the age of 60. On a smaller scale, the ALS Association reports that an average of approximately 30,000 Americans are afflicted with ALS, with 5,000 new cases diagnosed annually.

The members of our scientific team have developed a method for the differential diagnosis of neurodegenerative diseases utilizing blood serum, which was co-developed with neurologist, Dr. Stan Appel, Chairman of Neurology and his team at Baylor College of Medicine in Houston. With this test, which involves monitoring the concentration of 8 proteins, we have demonstrated unique markers whose profiles appear to distinguish patients from those with other motor neuron and neurological disorders.

We are continuing our ongoing clinical validation program in collaboration with Baylor College of Medicine.  The initial phase was completed in July 2004 and the latest phase was completed in December 2004.  In this time period, our database has increased from 183 to over 600 unique samples classified either as normal or being clinically diagnosed with ALS, Alzheimer’s, Parkinson’s, and other related neurological disorders.  During this time, the number of differentially expressed proteins used in the discriminant analysis has increased from 9 to 34.  The ability to differentiate normal from disease has improved using statistical analysis on the larger database and expanded set of biomarkers.  Currently the sensitivity and specificity values are all greater than 90% for differentiating normal from abnormal patients.  This expanded sample base and increased number of biomarkers has also been used in differential diagnosis between the various diseases with sensitivities and specificities in the 70% - 90% range.

Drug Resistance to Chemotherapeutic Agents

By the time a patient’s development of resistance to chemotherapeutic agents is detected, it is often too late to revise treatment or otherwise save the patient.  In 2002, we completed an initial “proof of concept,” which addresses drug resistance to a major chemotherapy agent.  Determining that a cancer patient is sensitive or detecting a development of resistance during the early stages of treatment may eliminate toxic effects from the treatment drugs, and the need for trial-and-error treatment regimens. These findings may ultimately provide the pharmaceutical industry with the technology to screen patients, on a molecular level, prior to clinical trials and design new drugs to overcome resistance.

Proprietary Technology and Intellectual Property

We are continuing to pursue patent protection for our proprietary technologies with the U.S. Patent and Trademark Office and in foreign jurisdictions.  We plan to prosecute, assert and defend our patent rights whenever appropriate.  However, securing patent protection does not necessarily assure us of competitive success.

With respect to our biomarker discovery process, our antibody detection system and our breast cancer biomarkers, we have three(3) provisional patents pending and three(3) pending utility patents.  In addition, our work in breast cancer and drug resistance depends on certain technologies that we have licensed from M.D. Anderson Cancer Center, including one(1) issued patent and two(2) utility patents pending.  As licensor of the technology, M.D. Anderson Cancer Center has filed several patent applications on the technology and is generally responsible for the prosecution and maintenance of these applications.  Foreign patent applications are anticipated in 2005.

In cooperation with Baylor College of Medicine, we have discovered a number of biomarkers for neurodegenerative diseases such as ALS, Alzheimer’s disease, and Parkinson’s disease.  We have received a license for the rights in this technology, and we are responsible for the filing, prosecution and maintenance of all patent applications covering this licensed technology.  To date, we have filed ten(10) provisional patent applications and four(4) utility patent applications for the neurodegenerative biomarkers and assays using these biomarkers.

We also attempt to protect our proprietary products, processes and other information by relying on trade secret laws and nondisclosure and confidentiality agreements with our employees, consultants and certain other persons who have access to such products, processes and information.  The agreements affirm that all inventions conceived by employees are the exclusive property of the company.  Nevertheless, there can be no assurance that these agreements will afford significant protection against or adequate compensation for misappropriation or unauthorized disclosure of our trade secrets.

Strategic Partners Initiative

We continue to seek synergistic strategic partners to license and develop our growing portfolio of protein biomarker disease footprints.  Our business plan includes the development of these strategic partnerships which we anticipate will assist us in our evolution over the next several years including the commercialization of our proprietary technologies.

We entered into a collaborative research agreement with New Horizons Diagnostic effective March 21, 2005 for the development of antibody based diagnostic tests for neurodegenerative disease utilizing the Company’s identified biomarkers.  The research agreement is based on groups of biomarkers whose profiles are relatively sensitive and specific in distinguishing patients with ALS, Alzheimer’s disease and Parkinson’s disease from each other, as well as from normal patients and patients with other neuromuscular and neurological disorders. The purpose of the agreement is to tailor monoclonal and polyclonal antibodies to the biomarkers, which will be incorporated into immunoassays.  Once the assays are available, they will be developed to validate diagnostic tests specifically designed to detect and discriminate among the neurodegenerative diseases.   The research agreement provides that the parties will develop an agreed upon schedule and budget for the work contemplated thereunder within sixty (60) days of the effective date.  The agreement provides that in the event the parties are able to achieve specified goals relating to the development of a diagnostic kit as contemplated by the research agreement, New Horizons would be compensated in any one of the following manners with respect to such diagnostic kit:  (i) a contract to manufacture at least one key component of such diagnostic kit; (ii) royalties on the sale of such diagnostic kit; (iii) the opportunity to form a joint venture with the Company for the commercialization of such diagnostic kit; or (iv) a reasonable percentage of any cash consideration that the Company receives from a third party for such diagnostic kit.  Although the form and amounts of any consideration to be paid have not been agreed upon, the parties have agreed to be reasonable in negotiating such consideration.

On May 24, 2005, we entered into a Collaboration Agreement with BioSite Incorporated . The Agreement provides that the Company and Biosite will engage in a collaborative research program in which Biosite will attempt to develop antibodies and diagnostic assays for selected target biomolecules proposed by the Company. The Company and Biosite will then assess the diagnostic and therapeutic potential of these antibodies and diagnostic assays for breast cancer and neurological diseases. If the antibodies and diagnostic assays are found to have diagnostic and/or therapeutic potential, Biosite will develop and commercialize Biosite Products for the detection and/or treatment of breast cancer and/or neurological diseases. Biosite will make milestone payments to the Company, as well as pay royalties on the sale of any Biosite Products containing antibodies to any selected target biomolecule claimed in a patent application or an issued patent.

More specifically, the Agreement provides that the Company shall propose target biomolecules for the collaborative research program; Biosite and the Company shall mutually select certain target biomolecules for immunization (“Program Target”); and Biosite shall use commercially reasonable efforts to develop monoclonal and omniclonal antibodies to the selected target biomolecules that meet the specification set out by the parties (“Program Antibodies”). Upon Biosite’s written request subsequent to the delivery of Program Antibodies to the Company, the Company will provide Biosite with blood-based clinical samples useful in the assessment of the Program Antibodies.

Biosite will use commercially reasonable efforts to generate an ELISA-based assay for each Program Target for which Biosite has generated Program Antibodies. If Biosite successfully develops an ELISA-based assay for any such Program Target, Biosite shall analyze each of the clinical samples provided by Power3 with such assay and shall provide the resulting data to Power3.

Under the terms of the Agreement, Power3 grants to Biosite a worldwide, royalty-bearing license under the Power3 patent rights for the target biomolecules and Power3 know-how rights to develop, make, have made, use, offer for sale, sell and import Biosite Products for use in the detection, prognosis, diagnosis or monitoring of any breast cancer-related disease. This license is exclusive with the right to grant sublicenses for the assay of less than or equal to 100 patient samples per hour. This license is semi-exclusive, with the right for each party to grant one sublicense, for the assay of 100 or more patient samples per hour.

Under the terms of the Agreement, Power3 grants to Biosite a non-exclusive, worldwide, royalty-bearing license under the Power3 patent rights for the target biomolecules and Power3 know-how rights to develop, make, have made, use, offer for sale, sell and import Biosite Products for use in the detection, prognosis, diagnosis or monitoring of any neurological-related disease. This license includes the right for Biosite to grant one sublicense for each Program Target, provided that the grant of such sublicense will replace Biosite’s own rights under the license.

In consideration for the collection and transfer of samples, Biosite shall pay specified fees to Power3 based on a minimum number of samples delivered to Biosite and per unit fees for samples delivered in excess of the minimum.

Biosite shall pay the Company milestone payments based on certain specified events as follows:

• upon the earlier of (a) the First Commercial Sale by Biosite of a Biosite Product, or the effective date of the first written agreement between Biosite and a Third Party sublicensee for a sublicense,

• upon demonstration, as determined in Biosite’s sole and reasonable discretion, that a panel of antibodies (including one or more antibodies to a Program Target) is suitable for development of a commercial product,

• upon the first submission by Biosite of the first 510(k) (premarket notification) or PMA (pre-market approval application) to the FDA for the first Biosite Product; and

• upon the first FDA approval of the first 510k or PMA submitted by Biosite for the first Biosite Product.

Commencing at the end of the first full calendar year following the date of First Commercial Sale for the first Biosite product, and at the end of each subsequent calendar year during the term of this Agreement, Biosite shall pay the Company specified annual minimum royalties.   During the applicable Royalty Term for a Biosite Product, on a country-by-country basis, Biosite shall pay the Company royalties, with respect to each Biosite Product equal to a specified percentage of Net Sales of each Biosite product in that country.   In addition to the specified royalty payments, to the extent that Biosite reaches certain specified sales targets, then Biosite shall be obligated to make additional payment to the Company.  The Agreement expires upon the expiration of the last to expire applicable Power3 patent right. The agreement may be terminated for cause, by either party or upon written notice by either party following the twenty four month anniversary date of the Agreement, or by Biosite if it is unable to develop and deliver Program antibodies to the to the Program Targets.

We recognize that the licensing of our proprietary technologies to industry leaders is one of the most expedient approaches to develop our technology into important diagnostic tools for the detection of diseases.  We believe this focused positioning of our products and services will enable us to capture not only clinical and public awareness of its proprietary technologies, but a major porting of that technology to the early detection and screening markets.

Competition

The industry in which we operate is intensely competitive, and subject to significant change with respect to technology for diagnosis and treatment of disease.  Existing or future biotechnology, biomedical, pharmaceutical and other companies, government entities and universities may create developments that accomplish similar functions to our technologies in ways that are less expensive, receive faster regulatory approval or receive greater market acceptance than our potential products.  We expect that competition in the biomarker discovery field will be based primarily on each product’s efficacy, stability, timing of entry of the product into the market, cost, and acceptance by health care providers and health care payers.

Our competitors have, in general, been in existence for considerably longer than we have, and may have greater capital resources and access to capital; greater internal resources for activities in research and development, clinical testing and trials, production and distribution; and existing collaborative relationships with third parties.

The existing market for biomarker discovery platforms and processes for Alzheimer’s disease alone has been estimated to be in excess of $4 billion in the U.S. based on a study prepared by Frost & Sullivan.  There are several other companies engaged in the research of proteomics and its application to biomarker discovery capabilities.  Some of these companies include:

•                  Celera Genomics, which is engaged in proteomics, bioinformatics and geonomics to identify and develop drug targets and discover and develop new therapeutics;

•                  Ciphergen Biosystems, which is active in biomarker discovery assay development and characterization;

•                  Europroteome, which applies proteomics to human epithelial cancers to identify cancer specific protein expression patterns for clinical applications;

•                  Matritech, which is a developer of proteomics-based diagnostic products for the early detection of cancer;

•                  Myriad Genetics, which is focused on the development of therapeutic and diagnostic products using genomic and proteomic technologies; and

•                  WITA Proteomics, which focuses on the potential role of proteins from specific cellular sources under particular conditions and analysis of the presence of modified proteins and the strategic use of this information for drug development and diagnostic use.

Sales and Marketing

We currently have no sales or marketing employees, and no immediate plans to hire any.  We will make decisions about sales and marketing at a later date, when our products are further along in the development stage.

Manufacturing

We do not currently have manufacturing capabilities, but we are exploring opportunities to produce and manufacture our diagnostic tests through collaborative agreements and strategic alliances.  Exploitation of these opportunities will depend on the availability of further capital, qualified personnel, sufficient production resources and our ability to establish these relationships with other parties who have existing manufacturing and distribution capabilities.  We do not currently have plans to manufacture any products in the near future.  We will make decisions about manufacturing at a later date, when our product portfolio is further along in the development stage.

Government Regulation

The Food and Drug Administration sets out guidelines for clinical trials which are conducted in order to obtain FDA approval.  Clinical trials are required to find effective treatments to improve health.  All clinical trials are based on a protocol which is a study plan that describes the type of people who may participate in the trial, the schedule of tests and procedures, and the length of the study.

Most clinical trials in the United States must be approved and monitored by an Institutional Review Board (IRB) to make sure the risks of the trial are as low as possible and are worth any potential benefits.  All institutions that conduct or support biomedical research are required by federal regulation to have an IRB that initially approves and periodically reviews the research.

Upon successful completion of a clinical trial validation study, an application based on the results of the clinical trial is submitted for FDA approval.  Upon receipt of FDA approval, the diagnostic screening test would be ready for commercialization.

In the United States, clearance or approval to commercially distribute new medical devices or products is received from the FDA through clearance of a 510(k) pre-market notification, or 510(k), or approval of a premarket approval application, or PMA.  It may take from three to nine months from submission to obtain 510(k) clearance, but may take longer or clearance may not be obtained at all.  The FDA may determine that additional information is needed before approval to distribute the product is given.

For any products that are cleared through the 510(k) pre-market notification process, modifications or enhancements that could significantly affect safety or constitute a major change in the intended use of the product will require new 510(k) submissions.

A PMA application must be filed if a proposed product is not substantially equivalent to a medical product first marketed prior to May 1976, or if otherwise required by the FDA.  The PMA approval process can be expensive, uncertain and lengthy, and a number of products for which other companies have sought FDA approval of a PMA application have never been approved for marketing.  It generally takes from six to eighteen months from submission to obtain PMA approval, but it may take longer or the submission may not be approved at all.

On May 5, 2005 we submitted a pre-IDE application to the FDA in order to obtain the Agency’s guidance regarding: the appropriate regulatory pathway to pursue; the proper approach to refine and/or define its data and statistical analyses; and the study design for the Company’s pending neurodegenerative disease diagnostic blood tests. A submission made under the pre-IDE process is not an official IDE application as described in 21 CFR Part 812. The Pre-IDE process is designed to help companies obtain early, informal input on aspects of a future IDE application and offers assistance in establishing the parameters for official IDE applications when unique diagnostic tests involving innovative technologies are being pursued. We met with the Food and Drug Administration on June 1, 2005 regarding its Pre-IDE submission for the first in a series of its NuroPro™ Blood Tests for the early detection and differentiation of neuromuscular diseases, such as ALS and Parkinson’s disease.

We are also subject to the regulatory approval and compliance requirements for each foreign country to which we export our products.  In the European Union, a single regulatory approval process has been created, and approval is represented by the CE Mark.

Both before and after a product is commercialized, we have ongoing responsibilities under the regulations of the FDA and other agencies.  Our manufacturing facilities and those of our contract manufacturers are, or can be, subject to periodic regulatory inspections by the FDA and other federal and state regulatory agencies, as well as civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant pre-market clearance approval for products, withdrawal of marketing clearances or approvals, and criminal prosecution.  The FDA has the authority to request recall, repair, replacement or refund of the cost of any product which we manufacture or distribute.  The FDA also administers certain controls over the export of medical devices from the United States.  We are also subject to routine inspection and must file periodic reports after the product is approved by the FDA for compliance with quality system requirements, or QSR, and medical device reporting requirements in the United States and other applicable regulations worldwide.  Changes in existing requirements or adoption of new laws or requirements could have a material adverse effect on our business, financial condition and results of operation.  We will incur significant costs to comply with laws and regulations.

We are also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances.  We may incur significant costs to comply with laws and regulations, or such laws or regulations in the future may have a material adverse effect upon our business, financial condition and results of operations.

Employees

At September 15, 2005, we had fifteen full-time employees.  We utilize part-time consultants as well as contract research organizations and other outside specialty firms for various services such as clinical trial support, manufacturing and regulatory approval advice.  We also maintain a scientific advisory board which includes our Chief Scientific Officer and outside consultants.

Divestiture of Subsidiaries

As of December 31, 2004, we had one direct subsidiary, Tenthgate, Inc. (“Tenthgate”), a Nevada corporation formerly known as Power 3 Medical, Inc.  Tenthgate is not active in our current line of business activity.  In early 2004, it was contemplated that we would distribute shares of our subsidiary to our shareholders of record, and the shares of Tenthgate were transferred to a trustee for distribution to the shareholders of Power3 on May 17, 2004.  Previous management of Power3 and Tenthgate have been independently operating Tenthgate since that date.  As a result, we do not now control the operations or activities of Tenthgate and Tenthgate’s activities are no longer associated with us in any manner whatsoever.  To the extent that additional actions are needed, we intend to divest ourselves of our subsidiary due to the differences in business activity between Tenthgate and Power3 operating under its current business model.  Some of the principal reasons for the divestiture of Tenthgate and its subsidiary are that the disposition of Tenthgate will allow our management to focus exclusively on our business objectives and permit management of Tenthgate more flexibility in its operations and the disposition will allow the market to separately identify and evaluate each business.  We are continuing our efforts to complete the disposition of Tenthgate; however current management of Tenthgate has advised us that Tenthgate has issued a significant number of shares of its common stock purportedly reducing our ownership interest to less than 1%.  We believe this stock issuance to be invalid, however we do not have access to the records of Tenthgate and are considering our alternatives with respect to these actions.  We intend to complete a divestiture of Tenthgate, because we believe the operations are inconsistent with and not material to our current activities.

MANAGEMENT’S DISCUSSION AND
ANALYSIS OR PLAN OF OPERATION

Overview

We are an early stage development company engaged in the early detection, monitoring, and targeting of diseases through the analysis of proteins.  As previously stated, prior to the date of the asset purchase transaction on May 18, 2004, we were an operating company.  After the acquisition, we significantly changed our business activity from being an operating company to a development stage company and returned to being a development stage company with our focus on commercializing the intellectual properties it acquired in the asset purchase transaction.  Our business objective is to focus on disease diagnosis, protein and biomarkers identification, and drug resistance in the areas of cancers, neurodegenerative and neuromuscular diseases.  We have established a scientific advisory board to assist in the research and development of its products. The members of the scientific advisory board are recognized leaders in their chosen fields, and we are working with them in the development of effective early diagnosis and drug targets for early treatment of cancers, neurodegenerative and neuromuscular diseases.

Prior to our acquisition of substantially all the assets of Advanced Bio/Chem on May 18, 2004, we were primarily engaged in the production and distribution of surgical safety devices through the operations of our subsidiary, Power 3 Medical, Inc.  On May 18, 2004, we completed our acquisition of a set of assets from Advanced Bio/Chem.  We acquired substantially all the assets and intellectual properties of Advanced Bio/Chem and assumed certain liabilities in exchange for the issuance of 15,000,000 shares of the Company’s common stock. After May 18, 2004, we established the new business direction described in the “Business of Issuer” section of this document.

After the May 18, 2004, transaction , we changed our business activity and became an advanced proteomics company applying existing certain proprietary methodologies to discover and identify protein biomarkers associated with diseases.  We currently have no products or services for sale and are principally focused on research and development activities and, to a certain extent, initiating the “proof of concept” of its technologies.

We had significant losses during 2004 and the first half of 2005.  We anticipate that we will continue to incur substantial operating losses in future years as we progress in our research and development activities as well as the commercializing of our technologies.  We do not expect to produce revenues from operations in the near term and expects that our revenues will be limited to research grants, collaboration agreements, and other strategic alliances which we are able to obtain.  We have an immediate need for capital to continue our current operations.  Assuming we successfully close the final stage of our private placement, we anticipate that we will need to raise additional capital prior to December, 2005 to meet our operating costs.  At December 31, 2004, we had an accumulated deficit of approximately $45,280,000. The following discussion should be read in conjunction with our audited financial statements as of December 31, 2004 and for the years ended December 31, 2004 and 2003, including the notes to those financial statements.  The following discussion contains forward-looking statements that reflect the Company’s plans, estimates and beliefs.  Actual results could differ materially from those discussed in the forward-looking statements.  See “Item 1. Description of Business — Risk Factors” for additional discussion of these factors and risks.

Results of Operations

Six Months Ended June 30, 2005 as Compared to Six Month Ended June 30, 2004

Revenues for the six months ending June 30, 2005 were $ -0- compared to $25,090 for the same period in 2004.  Due to our focus on research and development in the areas of disease diagnosis and protein biomarker identification in the areas of cancer, neurodegenerative and neuromuscular diseases, it is unlikely that we will receive any revenues from commercial operations in the immediate future.

Total Operating Expenses during the six month ended June 30, 2005 were $8,734,999 as compared to $11,749,351 for the same period in 2004.  The decrease in Operating Expenses is primarily due to a decrease in stock-based compensation expenses in 2005.

Interest expense in the first six months of 2005 was $222,949 as compared to $2,752 in 2004.  The increased amount in 2005 is due to the amortization of imputed interest cost on the convertible debentures.

Year Ended December 31, 2004 as Compared to Year Ended December 31, 2003

Revenues from operations for the year ended December 31, 2004 were $15,491 compared to $45,874 for the prior year, resulting in a decrease of $30,383.

Cost of Goods Sold for the year ended December 31, 2004 were $5,174, compared to $21,273 for the prior year, resulting in a decrease of $16,099.

Operating expenses were $19,674,890 for 2004 as compared to $2,253,657 for 2003, an increase of $17,421,233. The increase in operating expenses was primarily attributable to the increase in stock based compensation expense due to the issuance of shares of common stock and preferred stock rights to management and other employees as well as consultants and advisors.  Professional and consulting fees were $9,650,302 in 2004.    These fees increased substantially primarily due to the issuance of common shares, valued at market price on the effective date of the agreement, to consulting companies and individuals.   The total amount of non-cash, stock-based compensation issued during 2004, to both consultants and employees, is approximately $35,600,000, of which approximately $17,486,982 was amortized during 2004.

Employee compensation and benefits were $938,195 primarily due to employee compensation increases and costs associated with hiring additional employees to handle SEC compliance measures.

Occupancy and equipment expenses were $49,895 in 2004.  This resulted primarily from our office lease and utilities during 2004.

The above matters result in net loss increasing from $1,845,496 in 2003 to $19,081,344 in 2004.

Liquidity and Capital Resources

We have financed our operations primarily through the net proceeds generated from the sale of common stock and the recent sale of convertible debentures.  From the date of the Advanced Bio/Chem transaction to December 31, 2004, we raised approximately $1,000,000 during 2004.  Then in January, 2005, we raised an additional $400,000 from a limited set of the original convertible debenture holders.  As described in “Recent

Financing” below, we intend to sell an additional $1,600,000 in aggregate principal amount of convertible debentures following the effectiveness of the Registration Statement on Form SB-2 filed by the Company for the resale of certain shares of the Company’s stock by the purchasers of the Company’s convertible debentures.  We  expect to use a portion of the proceeds from the sale and issuance of the remaining $1,600,000 aggregate principal amount of debentures to pay the $781,650 principal balances owing under the promissory notes in effect as of June 30, 2005, which are payable upon the due dates of the respective notes payable or five business days following the sale and issuance of such debentures.   These notes are past due.

Our liquidity and capital needs relate primarily to working capital, development and other general corporate requirements.  We have not received any cash from operations.  Under the terms of the license agreement with M.D. Anderson which we acquired from Advanced Bio/Chem, we are required to pay a nonrefundable license documentation fee of $40,000, payable in two installments.  The first $20,000 installment was previously paid following the execution of the license agreement and the second installment was paid in February 2005.  A similar license documentation fee is payable under the terms of the license agreement the Company entered into with M.D. Anderson and we were obligated to pay the second installment of $20,000 in August of 2005.  We have not paid this second installment yet, but intend to immediately upon receipt of additional funding, subsequent to the filing of this SB-2.  We anticipate that, after our sale and issuance of the remaining $1,600,000 in aggregate principal amount of convertible debentures, and after repayment of the bridge note of $251,000 immediately following the sale and issuance of such debentures, will provide adequate cash to satisfy this obligation to M.D. Anderson and to allow us  to meet our funding requirements through the fourth quarter of 2005.  In the event the sale and issuance of such debentures occurs, we anticipate we will have adequate cash to meet our funding requirements through the first majority of the last quarter of 2005.

Net cash used in operating activities approximated ($946,293) for the year ended December 31, 2004, compared to ($170,499) for the year ended December 31, 2003.  The increase in net cash used in operating activities during 2004 was primarily due to increased payroll and laboratory costs during 2004.

Net cash used in investing activities during 2004 was ($331,061) as compared to $-0- in 2003.  Net cash provided by financing activities approximated $1,435,588 for the year ended December 31, 2004, as compared to $171,000 for the year ended December 31, 2003.  The increase in net cash provided by financing activities is primarily due to net proceeds received from the initial closing of our October 2004 private offering described below and the issuance of certain notes payable during 2004. In addition, cash proceeds from the sales of stock increased from $100,000 for the year ended December 31, 2003 to $449,807 for the year ended December 31, 2004.

As of June 30, 2005, our principal source of liquidity was approximately $36,722 in cash.  As of the date of filing this report, we only have funds on hand to pay operating expenses for the very near term.  We also have no confirmed source of funds for the next twelve months, although we expect that after filing our Form 10-KSB for 2004 and this SB-2, additional debt and equity capital will become available to the Company.

Recent Financing

The Company entered into a securities purchase agreement, dated as of October 28, 2004, with certain investors.  Pursuant to the securities purchase agreement, the investors agreed to purchase convertible debentures due three (3) years from the date of issuance in the aggregate principal amount of $3,000,000.  Effective January 19, 2005, we entered into an amendment to the securities purchase agreement with each of the investors.  The securities purchase agreement, as amended, also provides for the issuance to the investors of warrants to purchase shares of our common stock and additional investment rights to purchase additional convertible debentures. In connection with the securities purchase agreement, we entered into a registration rights agreement which requires us to file a registration statement registering on behalf of the investors covering the resale of the shares of common stock issuable upon conversion of the debentures and the exercise of the warrants.

Effective October 28, 2004, we issued and sold to the investors the first $1,000,000 in aggregate principal amount of such debentures at the initial closing under the securities purchase agreement.  Pursuant to the securities purchase agreement, as amended, effective January 26, 2005 we issued and sold to certain investors $400,000 aggregate principal amount of convertible debentures.  Subject to our satisfaction of the conditions set forth in the securities purchase agreement (which includes the effectiveness of this registration statement) the investors are required to purchase the remaining $1,600,000 in aggregate principal amount of such debentures at the final closing, which is to occur on or before the fifth trading day after the effective date of the registration statement.

The $1,000,000 aggregate principal amount of debentures issued on October 28, 2004 and the $400,000 aggregate principal amount of debentures issued January 26, 2005 are due and payable in full three (3) years after issuance and do not bear interest. The $1,600,000 aggregate principal amount of debentures issuable at the final closing will be due and payable in full three (3) years after the date of their issuance, and will not bear interest. The aggregate cash purchase price for the debentures will be $3,000,000, which is equal to the full face amount of the debentures. At any time from the closing date until the maturity date of the debentures, the purchasers have the right to convert the debentures, in whole or in part, into common stock at the then effective conversion price. The conversion price for the previously issued $1,400,000 aggregate principal amount of debentures is $0.90 but is subject to adjustment if either (1) 75% of the average of the daily volume weighted average price of the Company’s common stock for the five (5) consecutive trading days preceding the date that the registration statement is declared effective by the SEC or (2) the daily volume weighted average price of the common stock on such date is less than $0.90 per share. In such event, the conversion price will be adjusted down to equal the lower of (1) the 75% average of the daily volume weighted average price of the common stock for the five (5) consecutive days preceding the effective date of the registration statement or (2) the daily volume weighted average price of the common stock on the effective date of the registration statement. The $1,600,000 aggregate principal amount of debentures issuable at the final closing will have a conversion price equal to the lesser of (1) $0.90, (2) the 75% average of the daily volume weighted average price of the common stock for the five (5) consecutive days preceding the effective date of the registration statement of which this prospectus forms a part, or (3) the daily volume weighted average price of the common stock on the effective date of the registration statement. The conversion price shall be subject to adjustment under circumstances set forth in the debentures.

The debentures contain covenants that will limit our ability to, among other things: incur or guarantee additional indebtedness; incur or create liens; amend our certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the holders of the debentures; and repay or repurchase more than a de minimus number of shares of common stock other than as permitted in the debentures and other documents executed with the purchasers.

The debentures include customary default provisions and an event of default includes, among other things, a change of control of the Company, the sale of all or substantially all of our assets, the failure to have the registration statement declared effective on or before the 180th day after the initial closing date, and the lapse of the effectiveness of the registration statement for more than 30 consecutive trading days during any 12-month period (with certain exceptions), our failure to timely deliver certificates to holders upon conversion and a default by us in any obligations under any indebtedness of at least $150,000 which results in such indebtedness being accelerated. Upon the occurrence of an event of default, each debenture may become immediately due and payable, either automatically or by declaration of the holder of such debenture. The aggregate amount payable upon an acceleration by reason of an event of default shall be equal to the greater of 130% of the principal amount of the debentures to be prepaid or the principal amount of the debentures to be prepaid, divided by the conversion price on the date specified in the debenture, multiplied by the closing price on the date set forth in the debenture.

Concurrent with the issuance of the initial $1,000,000 aggregate principal amount of debentures dated October 28, 2004, the purchasers also received warrants to purchase an aggregate of up to 833,333 shares of common stock and additional investment rights to purchase up to an additional $833,333 principal amount of convertible debentures.  Pursuant to the terms of the amendment to the securities purchase agreement, concurrent with the issuance of the $400,000 aggregate principal amount of convertible debentures, we issued additional warrants to purchase an aggregate of up to 333,333 shares of its common stock.  The warrants are exercisable at a price of $1.44 per share (subject to adjustment), for a period of five (5) years from October 28, 2004. The additional investment rights are exercisable at a price equal to the principal amount of the debentures to be purchased, for (1) a period of nine months following the effective date of the registration statement, or (2) April 28, 2006. The debentures to be purchased upon the exercise of the additional investment rights will have the same terms as the debentures described above, except that the conversion price will be equal to $1.08 (subject to adjustment).

Each selling shareholder has contractually agreed to restrict its ability to convert the debentures, exercise the warrants and additional investment rights and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion or exercise.

In accordance with the provisions of Emerging Issues Task Force Issue 98-5 (“EITF 98-5”), a discount for the entire face amount of the convertible debentures was recorded on the date of the first closing to allocate value to the embedded beneficial conversion feature and the warrants.  Since there is no assurance that we will receive the funds due at the time of the final closing and/or through the exercise of additional investment rights, no effect has been given to any value that may result from the issuance of additional convertible debentures, either through the remaining $1,600,000 or from exercise of additional investment rights associated with the original or subsequent convertible debenture purchases.

On April 5, 2005, we received a bridge loan in the amount of $251,000.  This bridge loan is due and payable on the sooner of August 15, 2005 or one business day following the closing of the Company’s sale and issuance of the $1,600,000 aggregate principal amount of debentures.  We expect to use proceeds from the sale and issuance of such debentures to repay such bridge loan.  The bridge loan bears interest at a rate of 10% per annum which, at the holder’s option, may be paid in (a) cash, or (b) that number of shares of our common stock determined by dividing $251,000 by the common stock price on date of payment and multiplying the quotient so obtained by 20%.  The payee of this Note Payable has agreed to allow us an extension of time to repay such bridge loan.

On May 31, 2005, we received an Officer Advance in the amount of $ 55,000.   This advance is in the form of a short-term Note Payable, to the Officer, Mr. Steven Rash, President and CEO, by the Company.  The Note Payable was originally due on June 30, 2005, and bears interest at 6 % per annum until paid.  We expect to use the proceeds from this note as working capital.  We expect to use the proceeds from later permanent financing obtained from issuing additional debentures to repay this Officer Advance.  The Officer has agreed to allow us an extension of time to repay this Note Payable.

On June 3, 2005, we received an Officer Advance in the amount of $ 50,000.  This advance is in the form of a short-term Note Payable, to the Officer, Dr. Ira Goldknopf, Chief Scientific Officer, by the Company.  The Note Payable is due on June 30, 2005, and bears interest at 6% per annum until paid.  We used the proceeds from this note as working capital.  We expect to use the proceeds from later permanent financing obtained from issuing additional debentures to repay this Officer Advance.   The Officer has agreed to allow us an extension of time to repay this Note Payable.

On June 13, 2005, we received a bridge loan in the amount of $ 396,500.   This bridge loan is due and payable on the sooner of August 11, 2005 or the fifth day following the effective date of  our registration statement on Form SB-2.  We expect to use the proceeds from the sale and issuance of the remaining $1,600,000 of convertible debentures to repay the loan.  The note is secured by a Stock Pledge Agreement, entered into on June 17, 2005, by Steven B. Rash, Chairman and CEO of Power3, wherein Mr. Rash pledged 6,000,000 shares of common stock as security for our performance under the note.  The payee of this Note Payable has agreed to allow us an extension of time to repay such bridge loan.   On September 6, 2005, the parties to the above promissory note agreed to amend the original note, thereby changing the amount to be repaid, by Power3, to John Fife to $446,500 and changing the due date to be October 31, 2005.  All other provisions of the note remain in effect, as originally stated in the Note Payable.

On September 5, 2005, we executed a promissory note in the principal amount of $200,000 payable to Cordillera Fund L.P. (the “Holder”).   This bridge loan is due and payable, in cash, within one business day of the closing of the Company’s sale of $1,600,000 in debentures pursuant to the Securities Purchase Agreement dated October 28, 2004, as amended.  If that closing, which is to occur within five trading days of the effectiveness of our  pending registration statement on Form SB-2 (Registration No. 333-122227), does not occur on or before October 31, 2005, the entire unpaid balance will be due on October 31, 2005, with interest calculated on the unpaid balance of the Note, at ten (10%) per cent per annum until an event of default and at twelve (12%) per cent thereafter until the Note is paid in full.

On September 6, 2005, we executed an Officer Advance in the amount of $80,000.  This advance is in the form of a short-term Note Payable to the Officer, Dr. Ira Goldknopf, Chief Scientific Officer, by the Company.  The

Note Payable is due on March 6, 2006, and if unpaid as of March 6, 2006, bears interest from March 6, 2006 at 6% per year on any unpaid principal amount until such time as all of the principal has been repaid.  The Note may be repaid at any time prior to March 6, 2006, without interest or penalty.

Plan of Operations and Cash Requirements

We currently do not have operating revenues from product sales or the performance of services and it continues to experience net operating losses.  We are actively pursuing third party licensing agreements, collaboration agreements and similar business arrangements in order to establish a revenue base utilizing its capabilities in disease diagnosis based on protein and biomarker identification, and drug resistance in the areas of cancers, neurodegenerative and neuromuscular diseases.  We have undertaken clinical validation studies to demonstrate the diagnostic capabilities of its technologies. However, there can be no assurances that revenue generating agreements will be in place in the next twelve months.

Absent a source of revenues, we will require funding in order to carry out our business plan until such time as we are generate sustained revenues.  Our current cash requirements are approximately $200,000 per month and we anticipate that it will require approximately $2,400,000 for the twelve months ended September 30, 2006 to continue its development activities, undertake and perform clinical validation studies, continue its marketing efforts and maintain its administrative infrastructure, broken down as follows:

Estimated Expenditures Required
During Next Twelve Months

General and Administrative	$1,800,000

Patent filings and intellectual property	$200,000

NAF clinical validation studies	$350,000

Total	$2,400,000

We have no significant capital expenditure requirements and do not plan to increase our monthly expenditure rate absent an increase in revenues or additional funding.

We will continue to require additional debt or equity financing for its operations which may not be readily available.  Our ability to continue as a going concern is subject to our ability to generate a profit or obtain necessary funding from outside sources.  Management believes that even though we currently have limited cash resources and liquidity, assuming exercise of the warrants and additional investment rights, the net funds available from the final closing under the Securities Purchase Agreement financing, after repayment of the bridge loans, will allow us to continue operations through November, 2005.  In the event the final closing and sale of $1,600,000 in aggregate principal amount of debentures occurs but the warrants and additional investment rights are not exercised, the Company anticipates that it will need to raise additional capital prior to January, 2006 to meet its operating costs.  Our actual results may differ materially from these estimates, and no assurance can be given that additional funding will not be required sooner than anticipated or that such additional funding will be available when needed or on terms acceptable to us.  Insufficient funding will require us to curtail or terminate operations.

Off-Balance Sheet Arrangements

At December 31, 2004, with the exception of the lease for its operating facility, and employment agreements entered with its three principal officers, we did not have any significant off balance sheet commitments.

Critical Accounting Policies

Stock-Based Compensation

We account for equity instruments issued to employees that are fully vested and non-forfeitable based on the market value of the stock issued as of the effective date of the agreement, per SEC requirement.  Equity instruments issued to non-employees for services are also measured at market value on the effective date of the agreement.

We have adopted Statement of Financial Accounting Standards No. 148 “Accounting for Stock-Based Compensation - Transition and Disclosure” (SFAS No. 148). This statement amends FASB statement No. 123, “Accounting for Stock Based Compensation”. It provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for employee stock based compensation. It also amends the disclosure provision of FASB statement No. 123 to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. As permitted by SFAS No. 123 and amended by SFAS No. 148, the Company continues to apply the intrinsic value method under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for its stock-based employee compensation arrangements.

In December 2004, the Financial Accounting Standards Board issued Statement Number 123 (“FAS 123 (R)”), Share-Based Payments.  FAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees.  The Company will be required to apply FAS 123 (R) on a modified prospective method.  Under this method, the Company will be required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption.  In addition, the Company may elect to adopt FAS 123 (R) by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in the pro forma disclosures that had been required by FAS 123, effective for the first reporting period during which the Company has such compensation.  We have not yet determined the impact that FAS 123 (R) will have on our financial statements; however, we do not believe the impact of adopting this Statement is material to this report as there are no unvested options and warrants at December 31, 2004.

Accounting for Convertible Securities

We account for the embedded beneficial conversion feature of the convertible debentures and the 2,500,000 warrants in accordance with the provisions of EITF 98-5.  In accordance with EITF 98-5, a discount for the appropriate portion of the face amount of the convertible debentures was recorded on the date of the first closing to allocate value to the embedded beneficial conversion feature and the warrants.  Since there is no assurance that we  will receive the funds due at the time of the final closing and/or through the exercise of additional investment rights, no effect has been given to any value that may result from the issuance of securities in the accompanying financial statements.

DESCRIPTION OF PROPERTY

We do not own any real estate.  We conduct our operations from leased premises of approximately 7,200 square feet in The Woodlands, Texas.  The cost of this lease is approximately $7,475 per month.  At this facility we maintain our executive offices and conduct development and product prototyping activities.  We expect this space will be adequate for our needs for the remainder of the lease term.

CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

On May 18, 2004, we acquired substantially all the assets of Advanced Bio/Chem and assumed certain of its liabilities in exchange for our issuance of 15,000,000 shares of our common stock to Advanced Bio/Chem.  At the time of the acquisition, Mr. Rash owned approximately 3.92% of the common stock of Advanced Bio/Chem, thus resulting in indirect beneficial ownership at the time of the transaction of approximately 588,000 shares of our common stock through Advanced Bio/Chem.  Additionally, Dr. Goldknopf held approximately 8.23% of the common stock of Advanced Bio/Chem at the time of the transactions, thus resulting in his indirect beneficial ownership at the time of the transaction of approximately 1,234,500 shares of our common stock through Advanced Bio/Chem.

In October 2004, Mr. Rosinski loaned us $75,000.  The loan was repaid to Mr. Rosinski, without interest, in November 2004 with proceeds from our financing on October 28, 2004.    In March, 2005, Mr. Rosinski loaned us $35,000, without interest, and the liability is carried in the liabilities section of our balance sheet.

MARKET FOR OUR COMMON STOCK
AND RELATED SHAREHOLDER MATTERS

Our common stock is currently registered on the Pink Sheets Electronic Quotation Service under the symbol “PWRM.PK.”  The high and low bid information for each quarter for the years ending December 31, 2003 and 2004, and the interim period from January 1, 2005 to August 31, 2005, as reported by National Quotation Bureau, Inc., are as follows:

Quarter	Pre or Post Split Price(1)	High Bid	Low Bid

First Quarter 2003	Pre-Split	$0.02	$0.01
Second Quarter 2003	Pre-Split	$0.01	$0.005
Third Quarter 2003	Pre-Split	$0.01	$0.005
Fourth Quarter 2003	Pre-Split	$0.75	$0.05

First Quarter 2004	Post-Split	$0.87	$0.15
Second Quarter 2004	Post-Split	$2.87	$0.28
Third Quarter 2004	Post-Split	$7.79	$1.70
Fourth Quarter 2004	Post-Split	$2.23	$0.67

First Quarter 2005	Post-Split	$0.87	$0.54
Second Quarter 2005	Post-Split	$0.75	$0.15
Third Quarter 2005 (2)	Post-Split	$0.85	$0.15

(1)          On September 24, 2003, we effected a 1-for-50 reverse stock split of our common stock.

(2)          Through August, 2005.

The quotations above reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not reflect actual transactions.

Holders

As of August, 2005, there were approximately 1,104 shareholders of record of our common stock.

Dividends

We have not paid or declared any dividends on our common stock within the last two fiscal years and do not anticipate paying cash dividends in the foreseeable future.  New York law prohibits us from paying dividends if we are insolvent or would be made insolvent by the declaration of a dividend and provides that all dividends may be made out of surplus only.

Securities Authorized for Issuance Under Equity Compensation Plans

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	0

Equity compensation plans enacted by management and approved by the Board of Directors, but not submitted for a vote or approved by all holders of the Company’s securities	580,000	$1.44	17,801,768

Total	580,000	$1.44	17,801,768

The 17,801,768 securities that remain available for future issuance under equity compensation plans arise from the Company’s 2003 Stock Compensation Plan (“2003 Plan”) (8,000,000 of the total) and the Company’s 2004 Directors, Officers and Consultants Stock Option, Stock Warrant, and Stock Award Plan (“2004 Plan”) (9,801,768 of the total).  No options have been issued under the 2003 Plan.  We have issued 6,215,000 shares of common stock under the 2004 Plan.

In March 2003, the Company’s board of directors approved the 2003 Plan, which provides for the granting of common stock, options and/or warrants to officers, directors and employees as well as consultants and attorneys who provide services to us.  Under this plan we are authorized to issue up to 8,000,000 shares of common stock, options or warrants.  The options and warrants shall expire according to the terms as determined by a committee on the date of grant, which shall not exceed ten years from the date of grant, or five years in cases of a grantee who owns more than 10% of the total combined voting power of all classes of our stock.  The exercise period of incentive stock options granted will also be determined by this committee at the date of grant.  The exercise price shall not be less than 100% of the fair market value of the incentive stock options on the date of grant, except in cases of a 10% shareholder, in which case the exercise price shall not be less than 110% of the fair market value on the date of grant.

In January 2004, the Company’s board of directors approved the 2004 Plan.  Under this plan, initially 10,000,000 shares of common stock are reserved for issuance and shares were issued under the Plan.  After the grant of any option, warrant or share of preferred stock, the number of shares that may be granted under this plan will be increased.  The number of shares available under the 2004 Plan shall increase so that immediately following any grant of securities under the 2004 Plan, the total number of shares issuable under this plan and reserved for issuance upon exercise of options, warrants or conversion of shares of preferred stock under the plan will equal 15% of the total number of the Company’s issued and outstanding shares of common stock.

On June 3, 2005, our Chief Financial Officer at the time, Mr. Rosinski, resigned and terminated his employment at the Company as of that date.  On June 3, 2005, in accordance with the resignation of Mr. Rosinski, the stock grant of 140,000 shares of Restricted Stock to Mr. Rosinski is terminated.   Mr. Rosinski has returned his stock shares in accordance with this forfeiture.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by our company or Advanced Bio/Chem for services performed on our company’s or Advanced Bio/Chem’s behalf for the three fiscal years ended December 31, 2004, with respect to those persons who served as our Chief Executive Officer during the year ended December 31, 2004 and those executive officers who received more than $100,000 in compensation for fiscal year 2004 from either us or Advanced Bio/Chem.

Summary Compensation Table

						Long Term Compensation
		Annual Compensation				Awards				Payouts
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation	Restricted Stock Award(s)(1)		Securities Underlying Options/S ARs		LTIP Payouts	All Other Compensation
		($)		($)	($)	($)		(#)		($)
Steven B. Rash,	2005	166,664	(12)	0	0			0		0	0
Chairman of the Board	2004	201,423		0	0	11,925,000	(3)(4)		(4)	0	0
and Chief Executive Officer(2)	2003032	56,069

Ira L. Goldknopf,	2005	66,664		0	0			0		0	0
Chief Scientific Officer(5)	2004	96,214		0	0	11,925,000	(6)	0		0	0
	2003	75,930		0	0	0		0		0	0

Michael J. Rosinski,	2005	30,000		0	0	(427,000	)(8)	0		0	0
Chief Financial Officer(7)	2004	60,000		0	0	427,000	)(8)	0		0	0

John P. Burton	2005	12,500				42,000	(11)
Chief Financial Officer

Timothy S. Novak,	2004	13,706		0	0	0		0		0	0
Former Chairman of the Board and	2003	157,500	(10)	0	0	0		0		0	0
Chief Executive Officer (9)	2002	139,000		0	0	0		0		0	0

R. Paul Gray,	2004	4,960		0	0	0		0		0	0
Former Chief Financial Officer,	2003	157,500	(10)	0	0	0		0		0	0
Secretary and Treasurer(9)	2002	87,500		0	0	0		0		0	0

(1)             At December 31, 2004 the aggregate number and value of all restricted shares held by each of the named executive officers was as follows: Rash – 13,250,000 restricted shares, $12,190,000 value; Goldknopf – 13,250,000 restricted shares, $12,190,000 value; and Rosinski – 140,000 restricted shares, $128,800 value. The values are based on the closing price of $0.92 of our common stock on December 31, 2004. Although we do not expect to pay dividends on our common stock, any dividends which may be paid on our common stock will not be paid on the restricted stock unless and until such time as the restricted stock becomes nonforfeitable.

(2)             Mr. Rash joined us in May 2004 with the completion of the acquisition of assets from Advanced Bio/Chem. Mr. Rash was Chairman of the Board and Chief Executive Officer of Advanced Bio/Chem. Compensation in 2004 includes $45,168 compensation paid by Advanced Bio/Chem. Compensation in 2003 reflects compensation paid by Advanced Bio/Chem commencing in September 2003.

Mr. Rash has entered into an employment agreement with us which is described below.

(3)             Pursuant to Mr. Rash’s employment agreement, he was awarded 13,250,000 shares of restricted common stock. The value is based upon a closing price of $0.90 of our common stock on May 18, 2004. All of the shares are restricted stock and shall vest on May 18, 2006 if Mr. Rash continues to be employed by us on such date. In addition, Mr. Rash is entitled to receive 1,500,000 shares of restricted Series B preferred stock to be designated by us.

(4)             In 2003, Mr. Rash was granted by Advanced Bio/Chem pursuant to his employment agreement 825,000 shares of Advanced Bio/Chem’s common stock and the option to purchase 200,000 shares of common stock at $0.80 per share. At the time the 825,000 shares were granted, the fair market value of such stock was $0.80 per share for a total of $660,000. Mr. Rash continues to hold such shares and the value of such restricted stock holdings at December 31, 2004 was $206,250. Advanced Bio/Chem was to enter into an option agreement with Mr. Rash; however, no such option agreement has been executed nor is it expected since Mr. Rash is no longer an officer of Advanced Bio/Chem.

(5)             Dr. Goldknopf joined us in May 2004 with the completion of the acquisition of the assets of Advanced Bio/Chem. Dr. Goldknopf was the Chief Scientific Officer of Advanced Bio/Chem. Compensation in 2004 includes $24,255 compensation paid by Advanced Bio/Chem. Compensation in 2003 and 2002 reflects compensation paid by Advanced Bio/Chem. Dr. Goldknopf has entered into an employment agreement with us described below.

(6)             Pursuant to Dr. Goldknopf’s employment agreement, he was awarded 13,250,000 shares of restricted common stock. The value is based upon a closing price of $0.90 of our common stock on May 18, 2004. All of the shares are restricted stock and shall vest on May 18, 2006 if Dr. Goldknopf continues to be employed by us on such date. In addition, Dr. Goldknopf is entitled to receive 1,500,000 shares of restricted Series B preferred stock to be designated by us.

(7)             Mr. Rosinski joined us on a full-time basis in July 2004.

(8)             Pursuant to Mr. Rosinski’s employment agreement, he was awarded 140,000 shares of restricted common stock. The value is based upon a closing price of $3.05 of our common stock on July 1, 2004. All of the shares are restricted stock and shall vest on July 1, 2006 if Mr. Rosinski continues to be employed by us on such date.

(9)             Timothy S. Novak and R. Paul Gray each resigned from their respective positions with Power 3 Medical at the time of our acquisition of the assets of Advanced Bio/Chem in May 2004. Messrs. Novak and Gray continue to be the president, and secretary/treasurer, respectively, of our subsidiary.

(10)       On March 31, 2003, each of Messrs. Novak and Gray were issued 1,330,000 shares of Series A Preferred Stock in consideration of accrued and unpaid salary. At the time of such issuance, the Series A Preferred Stock issued to each had a value of $100,000 which is reflected in the salary figure for 2003.

(11)       Pursuant to Mr. Burton’s employment agreement, he was awarded 140,000 shares of restricted common stock.The value is based upon a closing price of $0.30 of our common stock on September 15, 2005. All of the shares are restricted stock and shall vest on August 1,2006 if Mr. Burton continues to be employed by us on such date.

(12)       2005 Salary is displayed through August 31, 2005

Director Compensation

Mr. Rash and Dr. Goldknopf are our sole directors at this time.  Except for the compensation to which each is entitled pursuant to the terms of their respective employment agreements, neither Mr. Rash nor Dr. Goldknopf receive any further compensation for service as directors.  We have no formal plan for compensating outside directors at this time.  However, at such time as we have outside directors, we expect to compensate our outside directors and to reimburse them for reasonable travel and other out-of-pocket expenses incurred in connection with the attendance at meetings.

Employment Agreements

We have entered into an amended and restated employment agreement with Mr. Rash.  The employment agreement is effective as of May 18, 2004 and has an initial term of five years, subject to each parties’ termination rights.  The agreement provides for a base salary of $250,000 per year and the opportunity to receive cash bonuses based on performance upon the discretion of our board of directors.  The agreement also includes participation in employee benefit plans offered by us to our employees, as well as a grant of 13,250,000 shares of restricted common stock.  The agreement contains a covenant not to compete with us during the period of employment and for a period of two years following the termination or expiration of his employment.  The employment agreement also contains a non-disclosure and non-use of proprietary information clause and a non-interference clause covering the period of employment and for a period of five (5) years thereafter.  Either party may terminate Mr. Rash’s employment under the contract, either with or without cause upon giving the other party at least thirty days notice.  If we terminate Mr. Rash’s employment at any time during the initial term without cause, Mr. Rash will be entitled to receive compensation provided under the agreement for the remaining initial term of employment.  In addition, in the event of a change in control as defined in the agreement, we may waive, in whole or in part, any and all remaining restrictions on the restricted shares of common stock and Series B preferred stock granted to Mr. Rash.

We have entered into an amended and restated employment agreement with Dr. Goldknopf.  The employment agreement is effective as of May 18, 2004 and has an initial term of five years, subject to each parties’ termination rights.  The agreement provides for a base salary of $125,000 per year through December 18, 2004 and $100,000 per year thereafter, with an opportunity to receive cash bonuses based on performance upon the discretion of our board of directors.  The agreement also includes participation in employee benefit plans offered by us to our employees, as well as a grant of 13,250,000 shares of restricted common stock.   The agreement contains a covenant not to compete with us during the period of employment and for a period of two years following the termination or expiration of his employment.  The employment agreement also contains a non-disclosure and non-use of proprietary information clause and a non-interference clause covering the period of employment and for a period of five (5) years thereafter.  Either party may terminate Dr. Goldknopf’s employment under the contract, either with or without cause upon giving the other party at least thirty days notice.  If we terminate Dr. Goldknopf’s employment at any time during the initial term without cause, Dr. Goldknopf will be entitled to receive compensation provided under the agreement for the remaining initial term of employment.  In addition, in the event of a change in control as defined in the agreement, we may waive, in whole or in part, any and all remaining restrictions on the restricted shares of common stock and Series B preferred stock granted to Dr. Goldknopf.

We have entered into an employment agreement with Mr. Burton.  The employment agreement is effective as of September 1, 2005 and has an initial term of three years, subject to each parties’ termination rights.  The agreement provides for a base salary of $100,000 per year and the opportunity to receive cash bonuses based on performance upon the discretion of our board of directors.  The agreement also includes participation in employee benefit plans offered by us to our employees, as well as a grant of 140,000 shares of restricted common stock.  The agreement contains a covenant not to compete with us during the period of employment and for a period of two (2) years following the termination or expiration of his employment.  The employment agreement also contains a non-disclosure and non-use of proprietary information clause and a non-interference clause covering the period of employment and for a period of five (5) years thereafter.  Either party may terminate Mr. Burton’s employment under the contract, either with or without cause upon giving the other party at least thirty days notice.  If we terminate Mr. Burton’s employment at any time during the initial term without cause, Mr. Burton will be entitled to receive compensation provided under the agreement for the remaining initial term of employment.  In addition, in the event of a change in control as defined in the agreement, we may waive, in whole or in part, any and all remaining restrictions on the restricted shares of common stock granted to Mr. Burton.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered by this prospectus.  This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  For further information regarding our common stock and us, please review the registration statement, including exhibits, schedules and reports filed as part of the registration statement.  Statements in this prospectus about the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms and contracts or other documents but are not necessarily complete, and in each instance reference is made to the copy of that document filed or incorporated as an exhibit to the registration statement and each of these statements are qualified in all respects by such reference.

We are a reporting company under the Securities Exchange Act of 1934.  We file an annual report on Form 10-KSB and quarterly statements on Form 10-QSB with the SEC.  We must also file other reports, such as

Form 8-K, as applicable.  In addition, we submit a proxy statement for our annual shareholders meeting (and, if applicable, any special meetings).

Investors may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

POWER3 MEDICAL PRODUCTS, INC.

INDEX TO FINANCIAL STATEMENTS

Unaudited Balance Sheet – June 30, 2005

Unaudited Statement of Operations for the Three and Six Months Ended June 30, 2005 and 2004 and Development Stage Results

Unaudited Statement of Cash Flows for the Six Months Ended June 30, 2005 and 2004 and Development Stage Results

Notes to the Financial Statements

Report of Independent Registered Public Accounting Firm

Independent Auditors’ Report

Balance Sheet as of December 31, 2004

Statements of Operation for the years ended December 31, 2004 and 2003

Statements of Stockholders’ Deficit for the years ended December 31, 2004 and 2003

Statements of Cash Flows for the years ended December 31, 2004 and 2003

Notes to the Financial Statements

FINANCIAL STATEMENTS FOR JUNE 30, 2005

POWER3 MEDICAL PRODUCTS, INC.

(A Development Stage Enterprise)

CONDENSED BALANCE SHEET AS OF June 30, 2005

(unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	36,722
Accounts Receivable	2,350
Total Current Assets	39,072
FIXED ASSETS
Furniture, Fixtures and Equipment	108,920
(Net of accumulated depreciation of $67,349)
Intellectual Property	244,796
(Net of accumulated amortization)
Total Fixed Assets	353,716
OTHER ASSETS
Debt Issuance Cost (net of amortization of $8,888)	172,964
Deposits	25,900
Total Other Assets	198,864

TOTAL ASSETS	591,652

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES
Accounts Payable and accrued liabilities	1,113,886
Note Payable	781,650
Other Current Liabilities	157,786
Total Current Liabilities	2,053,322
LONG TERM LIABILITIES
Convertible Debentures	1,400,000
Accrued Interest on Convertible Debentures	(1,122,221)
Total Long Term Liabilities	277,779

TOTAL LIABILITIES	2,331,101
STOCKHOLDER’S DEFICIT
Common Stock-$0.001 par value:150,000,000 shares authorized; 65,345,121 shares issued and outstanding	65,345
Additional Paid-In Capital	63,637,246
Deferred Compensation	(11,203,880)
Deficit accumulated before entering development stage	(11,681,500)
Deficit accumulated during development stage	(42,556,660)
TOTAL STOCKHOLDER’S DEFICIT	(1,739,449)
TOTAL LIABILITIES AND STOCKHOLDERS DEFICIT	591,652

SEE NOTES TO THE FINANCIAL STATEMENTS

POWER 3 MEDICAL PRODUCTS, INC.

(A Development Stage Enterprise )

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three	For the Three	For the Six	For the Six	Development Stage
	Months Ended	Months Ended	Months Ended	Months Ended	May 18, 2004 thru
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004	June 30, 2005

REVENUES		13,600		25,090	$4,000

COST OF GOODS SOLD		5,250		10,423

GROSS PROFIT		8,350		14,667	4,000

OPERATING EXPENSES

Stock based compensation	3,488,270	1,584,865	7,097,708	1,584,865	15,312,949
Consulting Fees		7,378,281		9,508,282	7,883,213
Other operating expenses	832,266	299,648	1,637,291	656,204	2,333,185

Total Operating Expenses	4,320,536	9,262,794	8,734,999	11,749,351	25,529,347

LOSS FROM OPERATIONS	(4,320,536)	(9,254,444)	(8,734,999)	(11,734,684)	(25,525,347)

INTEREST and FINANCING EXPENSE	(117,085)	(1,238)	(222,949)	(2,752)	(280,037)

OTHER INCOME & EXPENSE	35		259		1,474

Write Off Debt		641,859		641,859

NET LOSS	(4,437,586)	(8,613,823)	(8,957,689)	(11,095,577)	(25,803,910)

NET LOSS PER SHARE (basic and diluted)	(0.07)	(0.41)	(0.14)	(0.53)	(0.41)

Weighted average number of shares outstanding	65,345,121	20,804,038	65,345,121	20,804,038	63,468,549

SEE NOTES TO THE FINANCIAL STATEMENTS

POWER 3 MEDICAL PRODUCTS, INC

(A Development Stage Enterprise)

CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

			Development
	For the Six	For the Six	Stage Results
	Months Ended	Months Ended	May 18, 2004 -
	June 30, 2005	June 30, 2004	June 30, 2005
Operating Activities:
Net Loss	(8,957,689)	(11,095,577)	(25,803,910)
Adjustment to reconcile net loss to net cash used in operating activities:
Stock based services and compensation	7,097,708	11,278,042	22,253,196
Stock issued to retire preferred stock and debt			4,236
Depreciation and amortization	22,325	9,850	249,786
Decrease(increase) in receivables		(4,627)	(2,350)
Decrease(increase) in deposits			(25,900)
Decrease(increase) in prepaids	4,352
Decrease(increase) in inventory		(5,110)
Decrease(increase) in deposits and intellectual property		(32,554)
Decrease(increase)in debt issuance costs	(41,862)		(41,862)
Increase(decrease) in accrued interest	(177,777)		(177,777)
Increase(decrease) in accounts payable and accrued liabilities	507,632	(279,654)	1,050,929

Net cash used in Operating Activities	(1,545,311)	(129,630)	(2,493,652)

INVESTING ACTIVITIES
Capital expenditures, net	(144,217)	(657)	(475,278)

Net cash used in Investing Activities	(144,217)	(657)	(475,278)

FINANCING ACTIVITIES
Proceeds from long term debt, net of issuance costs	1,567,468	78,617	2,553,249
Proceeds from sale of common stock, net		135,000	449,807

Net cash provided by financing activities	1,567,468	213,617	3,003,056

Net increase (decrease) in cash and cash equivalents	(122,060)	83,330	34,126

Cash and cash equivalents, beginning of period	158,782	$547	2,596

Cash and cash equivalents, end of period	36,722	83,877	36,722

	Six months ended June 30, 2005	Six months ended June 30, 2004	Cumulative during Development Stage (May 18, 2004 to June 30, 2005

Cash paid for:
Interest	0	0	0
Income taxes	0	0	0

Non-cash transactions:
Conversion of convertible notes payable and accrued interest to common stock
Conversion of accrued payroll to preferred stock
Conversion of to stockholder advances to notes payable			—
Conversion of notes payable to equity	—
Conversion of preferred stock to common stock
Conversion of other liabilities to stockholder advances
Exchange of convertible preferred stock for common stock 3,000,324 shares			3,380,975
Common stock issued for services (At market, date of effective agreement):	—
For consulting contracts		9,930,775	10,156,775
For asset acquisition 15,000,000 shares		13,500,000	13,500,000
For compensation contracts		25,024,500	25,451,500
Issuance of warrants in connection with services	—
Issuance of warrants in connection with convertible debentures	—	—
Asset retirement obligation	—
Retirement of common stock	—	—

POWER 3 MEDICAL PRODUCTS, INC

(A Development Stage Enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

(1). ORGANIZATION, PRINCIPAL ACTIVITIES AND BASIS OF PRESENTATION

Prior to January 1, 2004, Power3 Medical Products, Inc. and its subsidiaries (collectively “Power3” or “the Company”), formerly known as Surgical Safety Products, was primarily engaged in product development, sales, distribution and services for the healthcare industry.  In 2003, the Company was in a prior development stage, marketing devices to aid surgical procedures. Prior to May 18, 2004, the products had received only minor market acceptance and sales had slowed to the point that Power3 was searching for other products and markets to increase its presence in the healthcare industry.   .

In early 2004, Power3 became aware of a biotech company that appeared to have a set of assets and intellectual properties that it required to more effectively pursue its business model.  That company, named Advanced BioChem, doing business as ProteEx, provided contract-for-fee lab services analyzing protein biomarkers. At the conclusion of negotiations with Advanced BioChem, Power3 entered into an Asset Purchase Agreement dated May 18, 2004, whereby it purchased substantially all the assets and intellectual properties of Advanced BioChem, and assumed certain liabilities, as scheduled in the agreement, from Advanced BioChem. After the transaction, certain employees from Advanced BioChem became employees of Power3 and were later issued employment agreements by Power3.  As consideration in the Asset Purchase Agreement, Power3 issued 15,000,000 shares of common stock to Advanced BioChem.

Power3 Medical Products, Inc. did not continue the business activity of Advanced BioChem and never conducted any contract-for-fee lab service work whatsoever.  Subsequent to the asset purchase, the business model of Power3 was significantly changed and expanded to become the commercialization of the intellectual property acquired in the transaction, with its focus in the early detection, monitoring and targeting of diseases through the analysis of proteins.  Power3’s new developmental stage objective, and activity, is to develop its intellectual properties by focusing on disease diagnosis, protein and biomarker identification and early detection indicators in the areas of cancers, neurodegenerative and neuromuscular diseases, as well as other scientific areas of interest associated with protein biomarkers.

After the asset purchase transaction on May 18, 2004, the previous management of Power3 resigned and left the employ of the Company.  Subsequent to these resignations, two employees of Advanced BioChem were granted employment agreements by Power3.  These two employees were Steven B. Rash as President and CEO and Dr. Ira Goldknopf as Chief Scientific Officer.

At December 31, 2004, the Company had one direct subsidiary, Tenthgate, Inc. (“Tenthgate”), a Nevada corporation formerly known as Power 3 Medical, Inc.  Tenthgate is not active in Power3’s current line of business activity.  Prior to the acquisition of substantially all the assets and certain liabilities from Advanced BioChem, it was contemplated that Power3 would distribute shares of its subsidiary to its shareholders of record, however the shares of Tenthgate were transferred to a trustee for distribution to the shareholders of Power3 on May 17, 2004, before the Advanced BioChem transaction.  Previous management of Power3 and Tenthgate have been independently operating Tenthgate since the Advanced BioChem transaction.  As a result, Power3 does not now control the operations or activities of Tenthgate.  As a result, Tenthgate’s activities are no longer controlled by, nor are their activities associated with Power3 in any manner whatsoever.  To the extent that additional actions are needed, Power3 intends to divest itself of its subsidiary due to the differences in business activity between Tenthgate and Power3 operating under its current business model.  Some of the principal reasons for the divestiture of Tenthgate and its subsidiary are that the disposition of Tenthgate will allow the Company’s management to focus exclusively on its business objectives and permit management of Tenthgate more flexibility in its operations and the disposition will allow the market to separately identify and evaluate each business.  The Company is continuing its efforts to complete the disposition of Tenthgate; however current management of Tenthgate has advised the Company that Tenthgate has issued a significant number of shares of its common stock purportedly reducing the Company’s ownership interest to less than 1%.  The Company believes this stock issuance to be invalid, however the Company does not have access to the records of Tenthgate and is considering its alternatives with respect to these actions.  The Company intends to complete a divestiture of Tenthgate, and believes the operations are inconsistent with and not material to the current activities of the Company.  As a result, the operations and assets of Tenthgate are not consolidated or otherwise presented herein.

The consolidated balance sheets, statements of operations and statements of cash flow included herein are unaudited, but include, in the opinion of management, all the adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented.  Results for interim periods are not necessarily indicative of results that may be expected for any future interim period or for a full year.

Restatement of Power3 Financial Statements

On May 18, 2004, Power3 executed the Asset Purchase Agreement (“the Agreement”) referred to above, to purchase substantially all the assets of Advanced BioChem and assume certain liabilities in exchange for the issuance of 15,000,000 shares of common stock of Power3.  For financial statement purposes, the transaction was treated, at the time, as a recapitalization of the equity structure of Power3 and therefore, the accumulated deficit of Power3 was eliminated, no stock-based expenses were recorded as a result of this transaction, and the assets and liabilities of Power3 and Advanced BioChem were combined, based on the accounting treatment as recapitalization, in a reverse acquisition.   Subsequent to the filing of Form 10-QSB and Amendment No. 1 for the quarter ended March 31, 2005, during its interim revue, management determined that the purchase of assets and the acquisition of certain liabilities of Advanced BioChem, which occurred on May 18, 2004, is properly accounted for as a purchase transaction, in a related party transaction.  In addition, management determined that, due to the specific nature of the transaction and because Power3 did not continue the business activity of Advanced BioChem whatsoever, Advanced BioChem cannot be considered a predecessor.  In addition, because the asset acquisition by Power3 was a purchase of equipment and intellectual property from an entity that continued its existence and its previous business activity after the purchase transaction, rather than being merged into Power 3, and because the combination did not contain other elements of an equity merger of the two companies, the Company determined that the facts of the transaction had been misapplied and that purchase accounting is the appropriate accounting treatment and Advanced BioChem would, therefore, not be presented as a predecessor.  This accounting treatment represents a restatement of the transaction referenced above, which was previously characterized as a recapitalization of Power3, as in a reverse acquisition.  The Balance Sheet, Statement of Operations and the Statement of Cash Flow shown in Part I, Item 1, display the financial statements of the Company consistent with the restatement of the asset acquisition as purchase accounting.

The effect of the restatement on the balance sheet of Power3 Medical Products, Inc., besides eliminating the financial condition of Advanced BioChem as the predecessor for the period of January 1, 2004 through May 17, 2004, is to restore Power3’s previously existing deficit in Retained Earnings, recognize the stock-based compensation expenses associated with the transaction and reclassify certain items within the Stockholder’s Deficit section of the Company’s balance sheet.

The effect of the restatement on the statement of operations of Power3 is primarily to increase the stock-based compensation expenses associated with the May 18, 2004 transaction and recognize the difference in the historical cost of the assets acquired and the liabilities assumed in the transaction.

On August 10, 2005, the Company issued an 8-K reporting non-reliance on previously issued financial statements for the quarter ended June 30, 2004, September 30, 2004 and March 30, 2005, which had been previously presented under the previous accounting treatment.

Since Power3’s planned principal operations have not yet commenced, it was and is considered to be in the developmental stage, as of May 18, 2004, as defined in Financial Accounting Standards Board Statement No. 7.  Accordingly, some of the Company’s accounting policies and procedures have not yet been established.  The Company has been in its current developmental stage since its acquisition of its set of intellectual properties on May 18, 2004.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

As described in Item 1, the Company’s former subsidiary, now known as Tenthgate, Inc., is not consolidated in 2004 or 2005 since the Company has distributed the stock to a trustee for distribution to the shareholders, and the Company does not control Tenthgate, Inc.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instruction to Form 10-QSB and Item 310(b) of Regulation S-B.  They do not include all of the information and footnotes required by GAAP for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for a full year.  For further information, refer to the financial statements of the Company for the years ended December 31, 2004 and 2003, including notes thereto, and/or the consolidated financial statements of the Company as of December 31, 2004 and 2003, including notes thereto included in the Company’s Form 10-KSB for the respective periods.   However, due to the completely different business activity and previous history, Power3’s previous year’s results are not indicative of future periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make.  Estimates that are critical to the accompanying financial statements include assessing the impact of contingencies (see above) and the amortization periods for the debt issuance costs and debt discount on the convertible debentures (see Note 8) as well as estimating depreciation and amortization periods of tangible and intangible assets, and long-lived impairments, among others.  The markets for the Company’s products are characterized by intense competition, evolving standards and price competition, all of which could impact the future realizability of the Company’s assets.  Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Financial Instruments and Concentrations of Credit Risk

Management believes the book value of the Company’s cash and cash equivalents, accounts payable and accrued liabilities approximates their fair values due to their short-term nature.  Management has used certain valuation techniques to estimate the fair value of the convertible debentures, loans notes and stockholder receivables because of the lack of similar type arrangements in the marketplace and because of uncertainty surrounding the date the receivables will be recovered.

Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist primarily of cash and cash equivalents.  We occasionally maintain cash and cash equivalents balances in excess of federally insured limits.  We have not experienced any losses in such accounts.

Furniture, Fixtures and Lab Equipment

Furniture, fixtures and lab equipment are stated at cost.  Major additions are capitalized, while minor additions and maintenance and repairs, which do not extend the useful life of an asset, are expensed as incurred. Depreciation and amortization are provided using the straight-line method over the assets’ estimated useful lives.  At June 30, 2005, certain lab equipment having a net book value of approximately $37,500 serves as security for certain liabilities.

Debt Acquisition Costs

Debt acquisition costs are being amortized over the maximum term of the convertible debentures of three years using the straight line method.

Unamortized Discount

Unamortized discount resulting from the allocation of value to warrants and the beneficial conversion feature embedded in the convertible debentures (see Note 8) is being amortized to interest expense over the contractual lives of the debentures using the interest method.

Other Intangibles

Other intangibles consist primarily of patents which are recorded at cost and arise from legal and filing fees.  Patents and other intangibles are being amortized over ten years on a straight-line basis.

Long-Lived Assets

Statement of Financial Accounting Standards (SFAS) 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” requires that long-lived assets, including certain identifiable intangibles, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets in question may not be recoverable. The Company evaluated its long-lived assets at December 31, 2004 and determined that certain impairment losses were necessary. As a result, operations were charged for $67,350 during the period May 18, 2004 (date of acquisition) to June 30, 2005.  Management believes that the remaining balances of the Company’s long-lived assets are recoverable at June 30, 2005.

Loss Per Share

Net loss per share is computed in accordance with SFAS No. 128 “Earnings per Share” (“SFAS No. 128”) and SEC Staff Accounting Bulletin No. 98 (“SAB 98”).  Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period.  Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period.  In periods in which they would be anti-dilutive, common equivalent shares are ignored in the loss per share calculations.  As a result, basic and diluted net loss per share is identical for each of the periods in the accompanying financial statements.

Stock – Based Compensation

The Company accounts for equity instruments issued to employees for services based on the intrinsic value of the equity instruments issued and accounts for equity instruments issued to those other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.  Fair value is measured herein as the closing market price of the common stock on the effective date of the agreement or Board resolution, rather than imputed value of the agreement or imputed services.

The Company has adopted Statement of Financial Accounting Standards No. 148 “Accounting for Stock-Based Compensation - Transition and Disclosure” (SFAS No. 148). This statement amends FASB Statement No. 123, “Accounting for Stock Based Compensation”. It provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for employee stock based compensation. It also amends the disclosure provision of FASB statement No. 123 to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. As permitted by SFAS No. 123 and amended by SFAS No. 148, the Company continues to apply the intrinsic value method under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for its stock-based employee compensation arrangements.

Income Taxes

The Company computes income taxes in accordance with Financial Accounting Standards Statement No. 109 “Accounting for Income Taxes” (“SFAS 109”). The Company also prepares its income taxes in accordance with this standard. Under SFAS 109, deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date. There were no significant temporary differences at June 30, 2005.

Research and Development

Research and development costs, which approximated $176,513 for the six months ended June 30, 2005 and the $ 53,083 for the six months ended June 30, 2004, are expensed as incurred.

Investments

As described in Item 1, the Company’s former subsidiary, now known as Tenthgate, Inc. is not consolidated in 2004 or 2005 since the Company has distributed the stock to a trustee for distribution to the shareholders, and the Company does not control Tenthgate, Inc.

Going Concern

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company is in the development stage and has primarily been involved in research and development and capital raising activities; as such the Company has incurred significant losses from operations and has a significant stockholders’ deficit at June 30, 2005.   As a result, the Company has an immediate need for capital to continue its operations, and it will need to raise significant additional funds to implement its business plan.  This cash will have to come from equity sales and/or borrowings as management has projected that the Company will need significant additional capital for development and other ongoing operational activities before it will have any anticipated revenue generating products. The actual amount of funds that the Company will need will be determined by many factors, some of which are beyond the Company’s control.  These factors include:

•                  The extent to which the Company enters into licensing arrangements, collaborations or joint ventures;

•                  The progress and results of research and product development;

•                  The costs and timing of obtaining new patent rights;

•                  The extent to which the Company requires or licenses other technologies; and

•                  Regulatory changes and competition and technological developments in the market.

A current possibility available to the Company is to raise the remaining funds of $1,600,000 potentially available to them pursuant to the Securities Purchase Agreement dated October 28, 2004 (the “Agreement”). These funds will be immediately reduced by the payment of certain delinquent payables of approximately $251,000 of certain bridge financing received in April 2005, the $396,500 of bridge loan financing and the two Officer Advances that are to be repaid upon the receipt of the $1,600,000. The Company is in immediate need for capital to continue its operations and as such its ability to continue as a going concern is subject to its ability to generate a profit or obtain necessary funding from outside sources. . Management believes that even though the Company currently has limited cash resources and liquidity, assuming exercise of the warrants and additional investment rights specified in the Agreement, that the net funds available from the final closing under such Agreement will allow the Company to continue operations through December 2005.  In the event the final closing and sale of $1,600,000 in aggregate principal amount of debentures occurs, but the warrants and additional investment rights are not exercised, the Company anticipates that it will need to raise additional capital prior to December 2005 to meet its operating costs. However, the Company is currently in default under the conditions set forth in the Agreement as well as the debentures and registration rights agreement and consequently, there is no assurance that the Company will be successful in completing the sale and issuance of the remaining $1,600,000 aggregate principal amount of debentures and/or the additional investments rights pursuant to the Agreement.  If the Company is unsuccessful in the closing of the sale and issuance of the $1,600,000 aggregate principal amount of debentures at the final closing, the Company will be required to obtain alternative financing, sell or license some of its technology, and/or to curtail or cease its operations. Any such funding may significantly further dilute existing shareholders or may limit the Company’s rights to its technology.  Moreover, the increase in the number of shares available in the public marketplace may reduce the market price for the Company’s common stock, and consequently, the price investors may receive at the time of sale.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Deemed Distribution

During the 2nd Quarter of 2004, the Company issued 15,000,000 shares of common stock as consideration for a set of assets and liabilities purchased from Advanced BioChem in the asset purchase transaction of May 18, 2004.  Because this transaction was between individuals and entities considered to be related parties, under the rules of the SEC, the assets are recorded at historical cost and the amount in excess of historical cost is considered to be a deemed distribution to the shareholders. As part of that transaction, the Company recorded a deemed distribution of $ 13,371,776 as the difference between the market value of the stock at $0.90 per share on the date of the agreement ($13,500,000) and $128,224, debt in excess of the assets received in the transaction.

During the 4th Quarter of 2004, the Company converted Series A Preferred Stock owned by former management of the Company to common shares, per the terms of the Series A Preferred Stock held by these individuals (Novak, Gray and Leonard.)  As part of that transaction the Company recorded a deemed distribution of $3,380,975, the market value of the common shares issued at the date of issue of the common shares.  Since both of these deemed distributions occurred after May 18, 2004, the date the Company entered the development stage, the total of these two deemed distributions ($16,752,751) is included in the deficit accumulated during the development stage in the Balance Sheet of the Company as presented for the year ended December 31, 2004 and the six month period ended June 30, 2005.

The total presented in the Balance Sheet for June 30, 2005, for deficit accumulated during development stage of ($42,556,660) is the combined deemed distributions of ($16,752,751) and the net loss during development stage of ($25,803,910).

(3)  LOSS PER SHARE

The following common equivalent shares have been excluded from the fully diluted loss per share calculations because the effects would be anti-dilutive;

•                  2,500,000 warrants, and additional investment rights having a value of $2,500,000, which were issued to certain accredited investors on October 28, 2004 under the Agreement. In addition, pursuant to the Agreement, the investors purchased certain convertible debentures that if exercised, will result in the issuance of an indeterminate number of shares of common stock.

•                  333,333 warrants which were issued to certain accredited investors on January 26, 2005 under the Agreement. In addition, pursuant to the Agreement, the investors purchased certain convertible debentures that if exercised, will result in the issuance of an indeterminate number of shares of common stock

•                  580,000 shares of warrants which were issued to members of the Company’s Scientific Advisory Board and various other consultants in 2004 (including 100,000 to the agent that placed the convertible debentures discussed above).  The warrants, which expire three to five years from the dates of the respective grants and were issued at no cost to such personnel, may be converted to a like number of shares of the Company’s common stock at any time prior to their expiration(s).  As a result, during the period May 18, 2004 (date of acquisition) to December 31, 2004, the Company recorded $626,100 of stock based compensation as a result of the issuance of these warrants, which amounts represent the fair value of the warrants on the dates they were granted.

(4)  INCOME TAXES

The Company recognized losses for both financial and tax reporting purposes during each of the periods in the accompanying statements of operations.  Accordingly, no provisions for income taxes and/or deferred income taxes payable have been provided for in the accompanying financial statements.

At June 30, 2005 the Company had net operating loss carryforwards for income tax purposes of approximately $9,551,000 arising primarily from stock based expenses that are considered to be permanent differences.  These net operating loss carryforwards expire at various times through the period ended June 30, 2005 however because the Company has experienced changes in control and has incurred significant operating losses, utilization of the income tax loss carryforwards are not assured. As a result, the non-current deferred income tax asset arising from these net operating loss carryforwards is not recorded in the accompanying balance sheet because the Company established a valuation allowance to fully reserve such assets as their realization did not meet the required asset recognition standard established by SFAS 109.

(5) RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2005 the chief financial officer advanced $35,000 to the Company.  The advance, which is due on demand and unsecured, bears interest at 6% per annum.  At June 30, 2005, the balance of the advance is included in accounts payable.  This note is past due and has been extended by the holder.

On May 31, 2005, the Company received an Officer Advance in the amount of $ 55,000.  This advance is in the form of a short-term Note Payable to the Officer, is payable on June 30, 2005, and bears interest at a rate of 6 % per annum until paid.

This note is past due and has been extended.

On June 3, 2005, the Company received an Officer Advance in the amount of $ 50,000.  This advance is in the form of a short-term Note Payable to the Officer, is payable on June 30, 2005, and bears interest at a rate of 6 % per annum until paid.

This note is past due and has been extended.

(6) NOTES PAYABLE

Certain notes payable existing at March 31, 2005 bear interest at a fixed rate of 6% and were scheduled to mature on December 31, 2004. However, the Company has entered into agreements with the note holders to extend the maturity of the notes through June 30, 2005.  In addition, the Company has the option to convert 75% of the notes into its common stock at a mutually agreeable conversion ratio.  These notes are past due and have been extended.

On April 5, 2005, the Company received a bridge loan in the amount of $ 251,000.  This bridge loan is due and payable on the sooner of August 15, 2005 or one business day following the closing of the Company’s sale and issuance of the $1,600,000 aggregate principal amount of debentures which come due on August 15, 2005.  This bridge loan bears interest at a rate of 10% per annum which, at the holder’s option may be paid in (a) cash or (b) that number of shares of the Company’s common stock determined by dividing $ 251,000 by the common stock price on the date of payment and multiplying the quotient so obtained by 20%.  This note is past due and has been extended by the holder.

On June 17, 2005, the Company received a bridge loan in the amount of $ 396,500.  This bridge loan is in the form of a promissory note, payable on the sooner of August 15, 2005, or the fifth day following the effective date of the Company’s registration statement on Form SB-2.  The note is secured by a Stock Pledge Agreement, entered into on June 17, 2005, by the CEO of Power3, wherein the Pledger agreed to pledge 6,000,000 shares of common stock as security for the performance of the Company under the note.   The note bears no interest, other than in case of default, in which case the note shall bear interest at the rate of 18% per annum from the date such interest would be due.   This note is past due and has been extended by amendment with the holder.

(7) OTHER COMMITMENTS AND CONTINGENCIES

Operating Lease

In August 2004, the Company entered into a new lease which expires on August 31, 2009, has an initial term of sixty-three months, and requires base monthly minimum lease payments ranging from approximately $6,000 to $9,600 (plus utilities and operating expenses) over the lease term.  The lease contains a provision which allows the Company to extend the lease for two additional terms of sixty months.  Rent expense, including utilities, approximated $62,300 and $8,700, for the six months ended June 30, 2005 and the period June 30, 2004 respectively.

Employment Agreements

The Company is obligated under amended and restated employment agreements with its Chief Executive Officer, Chief Scientific Officer and Chief Financial Officer.   The significant terms of the agreements are as follows:

Chief Executive Officer – The amended and restated employment agreement is effective as of May 18, 2004 and has an initial term of five years, subject to each party’s termination rights.  The agreement provides for a base salary of $250,000 per year and the opportunity to receive cash bonuses based on performance upon the discretion of the board of directors.  The agreement also includes participation in employee benefit plans offered to employees, as well as a grant of 13,250,000 shares of restricted common stock and 1,500,000 shares of restricted Series B preferred stock (the Series B preferred shares have not yet been issued).  Either party may terminate the Chief Executive Officer’s employment under the contract, either with or without cause upon giving the other party at least thirty days notice.  If the Company terminates the chief executive officer’s employment at any time during the initial term without cause, he will be entitled to receive compensation provided under the agreement for the remaining initial term of employment.  In addition, in the event of a change in control as defined in the agreement, the Company may waive, in whole or in part, any and all remaining restrictions on the restricted shares of common stock and Series B preferred stock granted to him.

Chief Scientific Officer – The amended and restated employment agreement is effective as of May 18, 2004 and has an initial term of five years, subject to each party’s termination rights.  The agreement provides for a current base salary of $125,000 through December 18, 2004 and $100,000 thereafter and the opportunity to receive cash bonuses based on performance upon the discretion of the board of directors.   The agreement also includes participation in employee benefit plans offered to employees, as well as a grant of 13,250,000 shares of restricted common stock and 1,500,000 shares of restricted Series B preferred stock (the Series B preferred shares have not yet been issued).  Either party may terminate the chief scientific officer’s employment under the contract, either with or without cause upon giving the other party at least thirty days notice.  If the Company terminates the Chief Scientific Officer’s employment at any time during the initial term without cause, he will be entitled to receive compensation provided under the agreement for the remaining initial term of employment.  In addition, in the event of a change in control as defined in the agreement, the Company may waive, in whole or in part, any and all remaining restrictions on the restricted shares of common stock and Series B preferred stock granted to him.

On June 3, 2005, Mr. Michael Rosinski, Chief Financial Officer of Power3, resigned and terminated his employment at the Company as of that date.   In accordance with his resignation, the employment agreement with Mr. Rosinski has terminated on June 5, 2005, and the stock grant of 140,000 shares of Restricted Stock to Mr. Rosinski is terminated.  The stock shares covered in this agreement have been returned to the Company.

Chief Financial Officer - On June 3, 2005, the Company named John P. Burton as Chief Accounting Officer and Controller.  Previously Mr. Burton was Chief Financial Officer of Affiniscape, Inc. and served as Chief Financial Officer and Controller for Bob Johnson & Associates, Inc. from 1999 to 2003.   On September 15, 2005, the Company named Mr. Burton as Chief Financial Officer under an Employment Agreement effective September 15, 2005.  His employment agreement is effective as of September 15, 2005 and has an initial term of three years, subject to each party’s termination rights.  The agreement provides for a base salary of $100,000 per year and the opportunity to receive cash bonuses based on performance upon the discretion of our board of directors.  The agreement also includes participation in employee benefit plans offered by us to our employees, as well as a grant of 140,000 shares of restricted common stock.  Either party may terminate the Chief Financial Officer’s employment under the contract, either with or without cause upon giving the other party at least thirty days notice.  If the Company terminates the chief financial officer’s employment at any time during the initial term without cause, he will be entitled to receive compensation provided under the agreement for the remaining initial term of employment.  In addition, in the event of a change in control as defined in the agreement, the Company may waive, in whole or in part, any and all remaining restrictions on the restricted shares of common stock granted to him.

Other Common Stock Grants

In addition to the above common stock grants, the Company granted 1,305,000 shares of its common stock to various other employees.  Because all of the shares were granted at no cost to the employees, and because the shares generally vest over a period of two years, the Company recorded $26,612,600 of deferred compensation upon the date of the grant (which amount was determined based on the total number of shares granted times the trading values of the shares on the dates the stock grants were made).  This amount is being amortized to stock based compensation expense over the vesting period.

Contingencies

In the normal course of business, the Company is involved in certain litigation, including one matter in which the plaintiff is seeking $1,522,000 in damages.   Management believes the claim is without merit, and intends to vigorously contest such claim.  This matter is currently in the discovery stage and accordingly its ultimate resolution cannot presently be determined.  As such, no effect has been given to any loss that might result from the outcome of this litigation in the accompanying financial statements.

Dispute with Advanced BioChem

Advanced BioChem recently advised the Company, and publicly announced, that it was reviewing the terms of the Company’s acquisition of substantially all of the assets and assumption of certain liabilities of Advanced BioChem pursuant to the Asset Purchase Agreement. Advanced BioChem has asserted that the Company did not assume all of the liabilities for which it was obligated under the terms of the purchase agreement.    On August 8, 2005, Advanced BioChem filed suit against Power3 and Steven B. Rash and Ira Goldknopf claiming damages of at least $3,000,000 including the costs of litigation and of addressing the claims of the creditors of Advanced BioChem that remain unpaid.  The terms of the Asset Purchase Agreement are not clear and are subject to different interpretations. While the Company believes that it has properly interpreted the provisions of the agreement, fulfilled its obligations thereunder and reflected the terms of the transaction in its financial statements and previous filings, the Company cannot be assured it will prevail.  Power3 has previously had discussions and negotiations with Advanced BioChem in an effort to resolve this disagreement. Notwithstanding this, because the Company had previously offered to assume certain additional liabilities of approximately $425,000 in connection with their efforts to resolve the dispute, the Company had previously recorded $425,000 in contingent liabilities on its balance sheet.  In accordance with Financial Accounting Standards Board Statement Number 5, “Accounting for Contingencies”, the Company was prepared to increase the purchase price by $425,000 (which amount represents the minimum amount of the range of additional liabilities that may ultimately be assumed upon the resolution of this matter).   Recently, as a result of Advanced BioChem’s refusal to further negotiate to settle the question, management has reviewed the liabilities in question and has determined that Power3 is not liable for any of the aforementioned liabilities and these contingent liabilities have been removed from the Company’s balance sheet.  However, the Company remains contingently liable for the claimed liabilities of $2,575,000. The purchase price and related financial statements have not been adjusted for these liabilities as the fair value of this contingency cannot be reasonably estimated at this time.

(8) SECURITIES PURCHASE AGREEMENT

Convertible Debentures

The Company entered into a Securities Purchase Agreement, dated October 28, 2004 (the “Agreement”) with certain accredited investors, and an Amendment to such Securities Purchase agreement on January 19, 2005 in which four investors accelerated the purchase of debentures in exchange for additional warrants.   Pursuant to the Agreement, the purchasers agreed to purchase from the Company convertible debentures due three (3) years from the date of issuance in the aggregate principal amount of $3,000,000. The Agreement also provides for the issuance to the purchasers, at no additional cost to the purchasers, warrants to purchase shares of the Company’s common stock and additional investment rights to purchase additional convertible debentures. In connection with the Agreement, the Company also entered into a registration rights agreement with the purchasers, which requires that the Company file a registration statement with the SEC registering on behalf of the purchasers the resale of the shares of common stock issuable upon conversion of the debentures and the exercise of the warrants. The Company will also file an additional registration statement for the resale of the shares issuable upon conversion of the debentures issuable upon exercise of the additional investment rights previously issued by the Company.

Effective October 28, 2004, the Company issued and sold to the purchasers the first $1,000,000 in aggregate principal amount of such debentures at the initial closing under the Agreement. Effective January 26, 2005, the Company issued and sold to certain investors $400,000 aggregate principal amount of debentures.  Subject to the conditions set forth in the Agreement, as amended, the purchasers are required to purchase the remaining $1,600,000 in aggregate principal amount of such debentures at the final closing, which is to occur on or before the fifth trading day after the effective date of the registration statement. The Company is currently in default under the Agreement and the previously issued debentures and related registration rights agreement, and therefore the conditions of the Agreement will not be satisfied or otherwise met on a timely basis. Consequently, there are no assurances that the investors will purchase all or any portion of the remaining $1,600,000 aggregate principal amount of debentures. The $1,000,000 aggregate principal amount of debentures issued in the initial closing and the $400,000 aggregate principal amount of debentures issued on January 26, 2005 are due and payable in accordance with their original terms in full three years after the date of issuance and will not bear interest. The debentures which may be issued at the final closing will be due and payable in full three (3) years after the date of their issuance, and will not bear interest. The aggregate cash purchase price for the debentures will be $3,000,000, which is equal to the full face amount of the debentures. At any time from the closing date until the maturity date of the debentures, the purchasers have the right to convert the debentures, in whole or in part, into common stock of the Company at the then effective conversion price. The conversion price for the previously issued $1,400,000 aggregate principal amount of debentures and the 1,600,000 aggregate principal amount of debentures issuable at the final closing is equal to the lesser of (1) $0.90, (2) the 75% average of the daily volume weighted average price of the common stock for the five (5) consecutive days preceding the effective date of the registration statement or (3) the daily volume weighted average price of the common stock on the effective date of the registration statement. The conversion price shall be subject to adjustment under circumstances set forth in the debentures.

Under the Agreement, the Purchasers also received at the first closing warrants to purchase an aggregate of up to 833,333 shares of common stock and additional investment rights to purchase up to an additional $2,500,000 principal amount of convertible debentures.  Pursuant to the Amendment to the agreement, concurrent with the Company’s issuance of the $400,000 aggregate principal amount of debentures on January 26, 2005, the Company issued additional warrants to purchase an aggregate of up to 333,333 shares of common stock.  The warrants are exercisable at a price of $1.44 per share (subject to adjustment), for a period of five (5) years from October 28, 2004.

The additional investment rights are exercisable at a price equal to the principal amount of the debentures to be purchased, for (1) a period of nine months following the effective date of the registration statement to be filed pursuant to the registration rights agreement, or (2) a period of 18 months from the date of issuance of the additional investment rights, whichever is shorter. The debentures to be purchased upon the exercise of the additional investment rights will have the same terms as the debentures described above, except that the conversion price will be equal to $1.08 (subject to adjustment).

The debentures contain covenants that will limit the Company’s ability to, among other things: incur or guarantee additional indebtedness; incur or create liens; amend the Company’s certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the holders of the debentures; and repay or repurchase more than a de minimus number of shares of common stock other than as permitted in the debentures and other documents executed with the purchasers.   The debentures include customary default provisions and an event of default includes, among other things, a change of control of the Company, the sale of all or substantially all of the Company’s assets, the failure to have the registration statement declared effective on or before the 180th day after the initial closing date, and the lapse of the effectiveness of the registration statement for more than 30 consecutive trading days during any 12-month period (with certain exceptions), the Company’s failure to timely deliver certificates to holders upon conversion and a default by the Company in any obligations under any indebtedness of at least $150,000 which results in such indebtedness being accelerated. Upon the occurrence of an event of default, each debenture may become immediately due and payable, either automatically or by declaration of the holder of such debenture. The aggregate amount payable upon an acceleration by reason of an event of default shall be equal to the greater of 130% of the principal amount of the debentures to be prepaid or the principal amount of the debentures to be prepaid, divided by the conversion price on the date specified in the debenture, multiplied by the closing price on the date set forth in the debenture.

As mentioned above, the Company is in default under the provisions of the Agreement, registration rights agreement and previously issued debentures.  The events of default now principally relates to the Company’s inability to have its registration statement declared effective within the time period required by the agreements.  Although the Company intends to seek waivers or forbearance agreements from the holders of its debentures, there is no assurance that the Company will receive such concessions.  As such, the indebtedness has been classified as a current liability in the accompanying balance sheet.  If the Company is unable to obtain such concessions, the aggregate amount payable under the outstanding debentures due to the acceleration thereof by reason of the default is equal to the “Mandatory Prepayment Amount” as specified in the debentures.  The Mandatory Prepayment Amount equals the sum of (i) the greater of:  (a) 130% of the principal amount of the debentures to be prepaid, or (b) the principal amount of the debentures to be prepaid, divided by the conversion price on (x) the date the payment is demanded or otherwise due, or (y) the date the payment is paid in full, whichever is less, multiplied by the closing price of the Company’s common stock on (x) the date the payment is demanded or otherwise due, or (y) the date the payment is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of the debentures.  In addition to the foregoing, pursuant to the terms of the registration rights agreement, the Company is required to pay each holder of the debentures liquidated damages since the registration statement was not declared effective on or before February 25, 2005.  The amount of liquidated damages shall equal two percent (2%) of the aggregate purchase price paid by the holders for the debentures and shall be payable on each monthly anniversary of such date until the registration statement is declared effective.  As of June 30, 2005, the Company has recorded $188,000 of expense and accrued liabilities as a result of this provision.

The Company has received notice from one of the purchasers of the debentures informing the Company that it is in default under the debentures and demanding payment of the Mandatory Prepayment Amount, together with the liquidated damages, to which it is entitled pursuant to the agreement.   The Company is in discussion with its debenture holders regarding a resolution of this matter.

In connection with such financing, the Company became obligated to issue to its placement agent a warrant to purchase 100,000 shares of common stock at an exercise price of $3.00. If any investor exercises their additional investment rights and purchases additional debentures, the placement agent will be entitled to receive additional warrants to purchase up to a number of shares of common stock equal to ten percent (10%) of the exercise price paid upon exercise of the additional investment rights divided by ninety percent (90%) of the market price as of the initial closing.

In accordance with the provisions of Emerging Issues Task Force Issue 98-5 (“EITF 98-5”), discounts have been recorded for the entire face amount of the convertible debentures on the dates the debentures were sold (i.e. October 28, 2004 and January 25, 2005) of the first closing to allocate value to the embedded beneficial conversion feature and the 2,500,000 warrants.   Similarly, a discount for the entire face amount of the convertible debentures was recorded on the date of the first closing to allocate value to the embedded beneficial conversion feature and the 2,500,000 warrants.

Since there is no assurance that the Company will receive the remaining funds due at the time of the final closing and/or through the exercise of additional investment rights, no effect has been given to any value that may result from the issuance of securities in the accompanying financial statements.

(9) STOCK OPTION PLANS

The Company has various stock option and warrant plans outstanding.   Options granted under the 1998 stock option plans are exercisable only after the respective vesting period, which is determined by the Company’s stock option committee. Options expire seven years from the date of grant. Under the 1999 stock option plan, options granted to employees vest ratably over three years; vesting is determined by the Company’s stock option committee for options granted to officers, directors, and consultants. Options expire ten years from the date of grant.

On March 31, 2003, the Company approved the 2003 Stock Compensation Plan, which provides for the granting of common stock, options and/or warrants to officers, directors and employees of the Company, as well as consultants and attorneys who provide services to the Company.  Under this plan the Company is authorized to issue up to 8,000,000 shares of common stock, options or warrants. The options and warrants shall expire according to terms as determined by a committee on the date of grant, which will not exceed ten years from the date of grant, or five years in cases of a grantee who owns more than 10% of the total combined voting power of all classes of stock (10% Stockholder). The exercise period of any options or warrants granted will also be determined by this committee at the date of grant. The exercise price shall be determined by the committee at the time of grant except that in the case of incentive stock options, the exercise price shall not be less than 100% of the fair market value of the shares on the date of grant, and in cases of a 10% Stockholder, for which the exercise price shall not be less than 110% of fair market value on the date of grant.

In addition to the above, in January 2004, the Company’s Board of Directors approved the 2004 Directors, Officers and Consultants Stock Option, Stock Warrant, and Stock Award Plan (the 2004 Plan).  Pursuant to the 2004 Plan, initially 10,000,000 shares of common stock, warrants, options, preferred stock or any combination thereof may be optioned.  After the grant of any option, warrant or share of preferred stock, the number of shares that may be optioned under the 2004 Plan will be increased.  The number of shares of such increase shall be an amount such that immediately following such increase, the total number of shares issuable under this plan and reserved for issuance upon exercise of options, warrants, or conversion of shares of preferred stock will equal 15% of the total number of issued and outstanding shares of the Company’s common stock.

Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for all of its options and warrants (the “Warrants”) under the fair value method of that Statement. The fair value for the Warrants was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions for Warrants granted in 2000: risk-free interest rate of 6.03%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of ..34; and a weighted-average expected life of the options of 2.7 years. The following assumptions were used for Warrants granted in 2004: risk-free interest rate of 5.0%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 1.86 and a weighted-average expected life of the options of -0- years (as all were immediately vested). The Black-Scholes option valuation model was developed for use in estimating the fair value of traded Warrants that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s Warrants have characteristics significantly different from those of traded Warrants, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its Warrants.   All of the Company’s warrants were recorded at their fair values; accordingly stock based compensation actually recorded and stock based compensation that would be recorded using a fair value based method are identical.

In addition to the Warrants discussed above, during the six months ended June 30, 2005, the Company issued 333,333 warrants to certain holders of the convertible debentures (see Note 8).

(10) RECENT PRONOUNCEMENTS

SFAS 150 - Accounting for Certain ‘Financial Instruments with Characteristics of Both Liabilities and Equity

In May 2003, SFAS No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” was issued to establish new standards for how an entity classifies and measures certain financial instruments with characteristics of both liabilities and equity.  It requires that an entity classify a financial instrument that is within its scope as a liability (or an asset in some circumstances).  Many of these instruments were previously classified as equity.  This statement was effective when issued for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for calendar year public companies for the third quarter of 2003.  The adoption of SFAS 150 had no impact on the financial statements of the Company.

SFAS 123(R) ‘Share-Based Payments’

In December 2004, the Financial Accounting Standards Board issued Statement Number 123 (“FAS 123 (R)”), Share-Based Payments. FAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of shared-based payments such as stock options granted to employees. The Company will be required to apply FAS 123 (R) on a modified prospective method. Under this method, the Company is required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, the Company may elect to adopt FAS 123 (R) by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in the pro forma disclosures that had been required by FAS 123. FAS 123 (R) is effective for the first reporting period beginning after June 15, 2005. The Company does not believe the impact of adopting this Statement will be material as there are no unvested options and warrants at December 31, 2004.

SFAS 153 - Exchanges of Non-monetary Assets an Amendment of APB Opinion No. 29

In December 2004, FASB Statement No. 153 was issued amending APB Opinion No. 29 to eliminate the exception allowing non-monetary exchanges of similar productive assets to be measured based on the carrying value of the assets exchanged as opposed to at their fair values.  This exception was replaced with a general exception for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The provisions of this statement are effective for non-monetary asset exchanges occurring in fiscal periods beginning after the June 15, 2005.  The adoption of this statement did not have a material impact on the Company’s financial statements.

(11) Subsequent Events

On July 28, 2005, the management of Power3 decided upon a change in its independent public accounting firm and decided to no longer engage Kingery & Crouse, P.A. as its independent public accounting firm.  On that same date, the Company engaged the services of John A. Braden & Company, P.C. as its independent public accounting firm.

On August 12, 2005, Power3 issued an 8-K indicating that it was restating its financial statements previously presented for the three month periods ending June 30, 2004, September 30, 2004 and March 31, 2005.  In addition, the Company will amend its 8-K filed to report the asset purchase transaction with Advanced BioChem on May 18, 2004.

On August 15, 2005, Power3 issued a 12b-25 indicating that it would be filing its 10-QSB for June 30, 2005 late, within the 5 day grace period for late filing.

FINANCIAL STATEMENTS AS OF THE YEAR ENDED DECEMBER 31, 2004 AND 2003

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF POWER 3 MEDICAL PRODUCTS, INC.:

We have audited the accompanying balance sheet of Power 3 Medical Products, Inc.. (a New York corporation in the development stage) (“the Company”) as of December 31, 2004, and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2004, and for the period from May 18, 2004 (date of entry into development stage) to December 31, 2004.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Power 3 Medical Products, Inc. as December 31, 2003 were audited by other auditors whose report dated April 13, 2004 expressed a modification based on the uncertainty that the company would continue as a going concern.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power 3 Medical Products, Inc.at December 31, 2004, and the related results of their operations and cash flows for the year ended December 31, 2004 and for the period from May 18, 2004 (date of entry into development stage) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage and is primarily involved in research and development and capital raising activities.  There is no assurance that research activities that the Company is involved in will generate sufficient funds that will be available for operations. The Company’s limited revenue history, its dependence on a narrow customer base and limited funding raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in note 7 to the financial statements, the Company is the defendant in certain lawsuits and is involved in a dispute with Advanced Biochem.   The Company believes these claims are without merit and intends to resolve them in the best interest of the Company.   Accordingly no provision for any liabilities related to the matters has been accrued.   However, due to the uncertainties with these legal issues, it is at least reasonably possible that adverse results will occur, although any such amount cannot be estimated.

John A. Braden & Company, PC

Houston, Texas

September 2, 2005

INDEPENDENT AUDITORS’ REPORT

Letterhead of Kingery, Crouse & Hohl, P.A.

(now known as Kingery & Crouse, P.A.)

To the Shareholders and Board of Directors of Power 3 Medical Products, Inc. and subsidiaries:

We have audited the accompanying consolidated statements of operations, stockholders’ deficit and cash flows of Power 3 Medical Products, Inc. and subsidiaries (the “Company”) for the year ended December 31, 2003.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of the Company for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The consolidated financial statements referred to above were prepared assuming that the Company would continue as a going concern.  As discussed in Note 2 to such consolidated financial statements, the Company has suffered recurring losses from operations, has working capital and stockholders’ deficits at December 31, 2003 and will require a significant amount of capital and/or debt financing to proceed with its business plan. These factors, among others, raised substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters were also discussed in Note 2. The consolidated financial statements did not include any adjustments that might have resulted from the outcome of this uncertainty.

/s/ Kingery, Crouse & Hohl, P.A. (now known as Kingery & Crouse, P.A.)

April 13, 2004
Tampa, FL

BALANCE SHEET

POWER3 MEDICAL PRODUCTS, INC.

(A Development Stage Enterprise)

BALANCE SHEET

AS OF DECEMBER 31, 2004

2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	158,782
Accounts Receivable	2,350
Prepaid expenses and other current assets	4,352
Total Current Assets	165,484

FIXED ASSETS
Furniture, Fixtures and Equipment (Net of accumulated depreciation of $45,024)	85,025
Fixed Intangible Assets (patents and agreements)	146,799
Total Fixed Assets	231,824

OTHER ASSETS
Debt Issuance Cost (net of amortization of $8,888)	131,102
Deposits	25,900
Total Other Assets	157,002
TOTAL ASSETS	554,310

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES
Accounts Payable and accrued liabilities	631,560
Note Payable	20,000
Other Current Liabilities	132,481
Total Current Liabilities	784,041

LONG TERM LIABILITIES
Convertible Debentures	1,000,000
Accrued Interest on Issued Debentures	(944,444)
TOTAL LIABILITIES	839,597

STOCKHOLDER’S DEFICIT
Common Stock-$0.001 par value:150,000,000 shares authorized; 65,345,121 shares issued and outstanding	65,345
Additional Paid-In Capital	63,231,428
Deferred Compensation	(18,301,588)
Deficit accumulated before entering development stage	(11,681,500)
Deficit accumulated during the development stage	(33,598,972)
Total Stockholder’s Deficit	(285,287)
TOTAL LIABILITIES AND STOCKHOLDERS DEFICIT	554,310

SEE NOTES TO THE FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS

POWER3 MEDICAL PRODUCTS, INC.

(A Development Stage Enterprise)

STATEMENT OF OPERATIONS

JANUARY 1, 2004 TO DECEMBER 31, 2004

	2004	2003	Development Stage Results May 18, 2004 - December 31, 2004

REVENUES:
Sales	11,491	45,874
Other Revenue	4,000		4,000
Total Revenue	15,491	45,874	4,000

COST OF GOODS SOLD:
Production costs	5,174	21,273
Total Production costs	5,174	21,273

GROSS PROFIT	10,317	24,601	4,000

OPERATING EXPENSES:
Stock based compensation- common stock	8,215,241		8,215,241
Stock based compensation-preferred stock		1,695,000
Employee compensation and benefits	938,195		831,915
Professional and consulting fees	9,650,302		7,485,436
Occupancy and equipment	49,895		44,895
Travel and entertainment	72,375		66,623
Other selling, general and administrative expenses	748,882	558,657	150,238
Total Operating Expenses	19,674,890	2,253,657	16,794,348

LOSS FROM OPERATIONS	(19,664,573)	(2,229,056)	(16,790,348)

OTHER INCOME AND EXPENSE:
Interest Income	1,215		1,215
Other Income	641,854	402,709
Interest Expense	(59,840)	(19,149)	(57,088)
Total Other Income(Expense)	583,229	383,560	(55,873)

NET LOSS	(19,081,344)	(1,845,496)	(16,846,221)

NET LOSS PER SHARE	(0.45)	(1.81)	(0.27)

Weighted average number of shares outstanding	42,034,796	1,017,000	62,724,534

SEE NOTES TO THE FINANCIAL STATEMENTS

STATEMENT OF STOCKHOLDER’S DEFICIT

POWER3 MEDICAL PRODUCTS, INC.

A Development Stage Enterprise

STATEMENT OF STOCKHOLDERS’ DEFICIT

For Year Ended December 31, 2004

					Additional	Deferred	Common
	Common Stock		Preferred Stock		Paid In	Compensation	Stock	Deemed
	# of Shares	Par Value	# of Shares	Par Value	Capital	Expense	Subscribed	Distribution	Deficit
BALANCES, DECEMBER 31, 2002	997,830	997			6,315,951				(7,600,881)

Issuance of preferred stock for cash and conversion of accred payroll			3,990,000	3,990	1,991,010
Issuance of common stock for services rendered	100,000	100			37,400
Conversion of convertible notes payable to common stock	95,000	95			27,405
Conversion of other note payable to common stock	50,000	50			12,450
Common stock subscriptions					89,700		300
Conversion of preferred stock	1,200,000	1,200	(120,000)	(120)	(1,080)
Net Loss for the year									(1,845,496)

BALANCES, DECEMBER 31, 2003	2,442,830	2,442	3,870,000	3,870	8,472,836		300		(9,446,377)

Correct beginning balance per transfer agent	433	1
Issued effective January 23, 2004, services	6,000,000	6,000			3,055,327
Issued effective April 1, 2004 for cash	583,334	583			134,417
Issued effective April 27, 2004 for services	440,000	440			197,560
Issued effective May 10, 2004 to retire debt	300,000	300			194,700		(300)
Issued effective May 11, 2004 for services	4,500,000	4,500			2,065,500
Issued effective May 17, 2004 for services	141,033	141			105,634
Issued effective May 18, 2004 compensation	27,805,000	27,805			24,996,695	(25,024,500)
Issued effective May 18, 2004 for services	4,550,000	4,550			4,090,450
Issued effective May 18, 2004 for acquisition	15,000,000	15,000			13,485,000			(13,371,776)
Issued effective June 1, 2004 for services	125,000	125			249,875	(250,000)
Issued effective June 11, 2004 for services	100,000	100			211,900
Record stock option expense					626,100	(626,100)
Issued effective July 1, 2004 compensation	140,000	140			426,860	(427,000)
Issued effective July 23, 2004 for services	125,000	125			284,875	(285,000)
Issued November 10, 2004 for cash	242,167	242			314,575
Issued November 10, 2004 for services	10,000	10			12,990
Cancelled November 15, 2004 (agreement)	(160,000)	(160)			(71,840)
Issued November 17, 2004 to convert Series A Preferred Shares to Common Shares	1,031,316	1,031	(1,331,280)	(1,330)	1,391,246			(1,392,277)
Issued November 23, 2004 to convert Series A Preferred Shares to common shares	1,969,008	1,970	(2,538,720)	(2,540)	1,986,728			(1,988,698)
Record discount on convertible debentures					1,000,000
Net Loss for the year									(19,081,344)
Stock based compensation expensed during the year						8,311,012

BALANCES, DECEMBER 31, 2004	65,345,121	65,345	0	0	63,231,428	(18,301,588)	0	(16,752,751)	(28,527,721)

Additional Information:

Deficit accumulated during development stage	(16,846,221)	(16,846,221)

Deficit accumulated prior to the development stage		(11,681,500)

Deemed Distribution	(16,752,751)
Totals	(33,598,972)	(28,527,721)

SEE NOTES TO THE FINANCIAL STATEMENTS.

STATEMENT OF CASH FLOWS

POWER3 MEDICAL PRODUCTS, INC.

(A Development Stage Enterprise)

STATEMENT OF CASH FLOWS

JANUARY 1, 2004 TO DECEMBER 31, 2004

	Year ended December 31,
	2004	2003	Cumulative during Development Stage (May 18, 2004 to December 31, 2004

Operating Activities:
Net loss	$(19,081,344)	$(1,845,496)	$(16,846,221)

Adjustments to reconcile net loss to net cash used in operating activities
Stock based services and compensation	17,932,787	1,722,500	15,155,488
Stock issued to retire preferred stock and debt	4,236		4,236
Gain on reversal of liabilities		(413,218)
Depreciation and amortization	227,461		227,461
Decrease (increase) in receivables	9,006	(11,356)	(2,350)
Decrease (increase) in deposits	(25,900)		(25,900)
Decrease (increase) in prepaids	(4,352)		(4,352)
Increase (decrease) in interest payable
Increase (decrease) in accounts payable and accrued liabilities	(8,187)	377,071	543,297

Net cash used in operating activities	(946,293)	(170,499)	(948,341)

Investing Activities:
Capital expenditures, net	(331,061)		(331,061)
Increase in other assets	—
Net cash used in investing activities	(331,061)		(331,061)

Financing Activities:
Proceeds from sale of common stock, net	449,807		449,807
Proceeds from issuance of preferred stock		100,000
Proceeds from borrowings under notes payable		30,000
Repayment of related party notes payable		(39,000)
Payments on other notes payable		(10,000)
Proceeds from stock subscriptions		90,000
Proceeds from long term debt, net of issuance costs	985,781	—	985,781

Net cash provided by financing activities	1,435,588	171,000	1,435,588

Net increase in cash and cash equivalents	158,234	501	156,186

Cash and cash equivalents, beginning of period	548	47	2,596

Cash and cash equivalents, end of period	$158,782	$548	$158,782

	Year ended December 31,
	2004	2003	Cumulative during Development Stage (May 18, 2004 to December 31, 2004

Cash paid for:
Interest	$59,840	$6,400	$59,840
Income taxes	—	—	—

Non-cash transactions:
Conversion of convertible notes payable and accrued interest to common stock	$	$27,500	$
Conversion of accrued payroll to preferred stock		200,000
Conversion of stockholder advances to notes payable		34,500
Conversion of notes payable to equity		12,500	—
Conversion of preferred stock to common stock	—	9,000
Conversion of other liabilities to stockholder advances		5,000
Exchange of convertible preferred stock for common stock 3,000,324 shares	3,380,975		3,380,975
Common stock issued for services (At market, date of effective agreement):	—
For consulting contracts 15,831,466 shares	10,156,775		10,156,775
For asset acquisition 15,000,000 shares	13,500,000		13,500,000
For compensation contracts 27,945,000 shares	25,451,500		25,451,500
Issuance of warrants in connection with services	—
Issuance of warrants in connection with convertible debentures		—
Asset retirement obligation	—
Retirement of common stock	—	—

SEE NOTES TO THE FINANCIAL STATEMENTS

POWER3 MEDICAL PRODUCTS, INC

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Item 1. ORGANIZATION, PRINCIPAL ACTIVITIES AND BASIS OF PRESENTATION

Power 3 Medical Products, Inc. (the “Company” or “Power 3 “) was incorporated in the State of Florida on May 15, 1992 and merged into a New York Corporation in 1994, under the name Sheffield Acres, Inc..  Power3 and its wholly owned subsidiaries, C5 Health, Inc. (C5), which was officially dissolved in the State of Delaware and the State of Florida effective December 31, 2003 and Power3 Medical, Inc., a Nevada Corporation, now known as Tenthgate, Inc., were engaged in product development, sales, distribution and services for the healthcare industry.   On September 12, 2003, Surgical Safety Products, Inc. amended its Certificate of Incorporation to (a) declare a 1:50 reverse split of its common stock; (b) increase its authorized capital to 150,000,000 shares of common stock and 50,000,000 shares of preferred stock; and (c) change its name to Power3 Medical Products, Inc.  All references to the number of shares in the accompanying financial statements and notes thereto have been adjusted to reflect the stock split as if it occurred on January 1, 2004.

At December 31, 2004, the Company had one former direct subsidiary, Tenthgate, Inc. (“Tenthgate”).   Tenthgate is not active in Power3’s current line of business activity.  Prior to the acquisition of substantially all the assets and certain liabilities from Advanced BioChem, it was contemplated that Power3 would distribute shares of its subsidiary to its shareholders of record, however the shares of Tenthgate were transferred to a trustee for distribution to the shareholders of Power3 on May 17, 2004, before the Advanced BioChem transaction.  Previous management of Power3 and Tenthgate have been independently operating Tenthgate since the Advanced BioChem transaction.  As a result, Power3 does not now control the operations or activities of Tenthgate and Tenthgate activities are no longer controlled by, nor are their activities associated with Power3 in any manner whatsoever.  Power3 intends to divest itself of its subsidiary due to the differences in business activity between Tenthgate and Power3 operating under its current business model.  Some of the principal reasons for the divestiture of Tenthgate and its subsidiary are that the disposition of Tenthgate will allow the Company’s management to focus exclusively on its business objectives and permit management of Tenthgate more flexibility in its operations and the disposition will allow the market to separately identify and evaluate each business.  The Company is continuing its efforts to complete the disposition of Tenthgate; however current management of Tenthgate has advised the Company that Tenthgate has issued a significant number of shares of its common stock purportedly reducing the Company’s ownership interest to less than 1%.  The Company believes this stock issuance to be invalid, however the Company does not have access to the records of Tenthgate and is considering its alternatives with respect to these actions.  The Company still desires to complete a divestiture of Tenthgate, and believes the operations are inconsistent with and not material to the current activities of the Company.  As a result, the operations and assets of Tenthgate are not consolidated or otherwise presented herein.

In 2003, the Company was an operating company, marketing devices to aid surgical procedures. Prior to May 18, 2004, the products had received only minor market acceptance and sales had slowed to the point that Power3 was searching for other products and markets to increase its presence in the healthcare industry.  In early 2004, Power3 became aware of a biotech company that appeared to have a set of assets and intellectual properties that it required to more effectively pursue its business model.  That company, named Advanced BioChem, doing business as ProteEx, provided contract-for-fee lab services analyzing protein biomarkers. At the conclusion of negotiations with Advanced BioChem, Power3 entered into an Asset Purchase Agreement dated May 18, 2004, whereby it purchased substantially all the assets and intellectual properties of Advanced BioChem, and assumed certain liabilities, as scheduled in the agreement, from Advanced BioChem.   After the transaction, certain employees from Advanced BioChem became employees of Power3 and were later issued Employment Agreements by Power3.  As consideration in the Asset Purchase Agreement, Power3 issued 15,000,000 shares of common stock to Advanced BioChem.

Power3 Medical Products, Inc. did not continue the business activity of Advanced BioChem and never conducted any contract-for-fee lab service work whatsoever.  Subsequent to the asset purchase, the business model of Power3 was significantly changed, the Company entered into the development stage and began to commercialize the intellectual property it acquired in the transaction, with its focus in the early detection, monitoring and targeting of diseases through the analysis of proteins.  Power3’s new developmental stage objective, and activity, is to develop its intellectual properties by focusing on disease diagnosis, protein and biomarker identification and early detection indicators in the areas of cancers, neurodegenerative and neuromuscular diseases, as well as other scientific areas of interest associated with protein biomarkers.

After the asset purchase transaction on May 18, 2004, the previous management of Power3 resigned and left the employ of the Company.  Subsequent to these resignations, two employees of Advanced BioChem were granted employment agreements by Power3.  These two employees were Steven B. Rash as President and CEO and Dr. Ira Goldknopf as Chief Scientific Officer.

RESTATEMENT OF UNAUDITED FINANCIAL INFORMATION

On May 18, 2004, Power3 executed the Asset Purchase Agreement (“the Agreement”) referred to above, to purchase substantially all the assets of Advanced BioChem and assume certain liabilities in exchange for the issuance of 15,000,000 shares of common stock of Power3.  For financial statement purposes, the transaction was treated, at the time, as a recapitalization of the equity structure of Power3 and therefore, the accumulated deficit of Power3 was eliminated, no stock-based expenses were recorded as a result of this transaction, and the assets and liabilities of Power3 and Advanced BioChem were combined, based on the accounting treatment as recapitalization, in a reverse acquisition.   Subsequent to the filing of Form 10-QSB for the quarter ended March 31, 2005, during its interim revue, Power3 determined that the purchase of assets and the acquisition of certain liabilities of Advanced BioChem, which occurred on May 18, 2004, is properly accounted for as a purchase transaction, in a related party transaction.  In addition, management determined that, due to the specific nature of the transaction and because Power3 did not continue the business activity of Advanced BioChem whatsoever, Advanced BioChem cannot be considered a predecessor.  In addition, because the asset acquisition by Power3 was a purchase of equipment and intellectual property from an entity that continued its existence and its previous business activity after the purchase transaction, rather than being merged into Power 3, and because the combination did not contain other elements of an equity merger of the two companies, the Company determined that the facts of the transaction had been misapplied and that purchase accounting is the more appropriate accounting treatment and Advanced BioChem would not be presented as a predecessor.  This accounting treatment represents a restatement of the transaction referenced above, which was previously characterized as a recapitalization of Power3, as in a reverse acquisition.  The Balance Sheet, Statement of Operations and the Statement of Cash Flow shown in Part I, Item 1, display the financial statements of the Company consistent with the restatement of the asset acquisition as purchase accounting.

The effect of the restatement on the balance sheet of Power3 Medical Products, Inc., besides eliminating the financial condition of Advanced BioChem as the predecessor for the period of January 1, 2004 through May 17, 2004, is to restore Power3’s previously existing deficit in Retained Earnings, recognize the stock-based compensation expenses associated with the transaction and reclassify certain items within the Stockholder’s Deficit section of the Company’s balance sheet.

The effect of the restatement on the statement of operations of Power3 is primarily to increase the stock-based compensation expenses associated with the May 18, 2004 transaction and recognize the difference in the historical cost of the assets acquired and the liabilities assumed in the transaction.

On August 10, 2005, the Company issued an 8-K reporting non-reliance on previously issued financial statements for the quarter ended June 30, 2004, September 30, 2004 and March 30, 2005, which had been previously presented under the previous accounting treatment.

Since Power3’s planned principal operations have not yet commenced, it was and is considered to be in the developmental stage, as of May 18, 2004, as defined in Financial Accounting Standards Board Statement No. 7.  Accordingly, some of the Company’s accounting policies and procedures have not yet been established.  The Company has been in its current developmental stage since its acquisition of its set of intellectual properties on May 18, 2004.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Investments

The accompanying 2003 financial statements include the accounts of Power3 and its subsidiaries.  As described in Item 1, the Company’s former subsidiary, now known as Tenthgate, Inc., is not consolidated in 2004, since the Company has distributed the stock to a trustee for distribution to the shareholders, and the Company does not control Tenthgate, Inc.  As such, in 2003, the Company accounted for its interest in Tenthgate using the cost method.

Deemed Distribution

During the 2nd Quarter of 2004, the Company issued 15,000,000 shares of common stock as consideration for a set of assets and liabilities purchased from Advanced BioChem in the asset purchase transaction of May 18, 2004.  Because this transaction was between individuals and entities considered to be related parties, under the rules of the SEC, the assets are recorded at historical cost and the amount in excess of historical cost is considered to be a deemed distribution to the shareholders. As part of that transaction, the Company recorded a deemed distribution of $ 13,371,776 as the difference between the market value of the stock at $0.90 per share on the date of the agreement ($13,500,000) and $128,224, debt in excess of the assets received in the transaction.

During the 4th Quarter of 2004, the Company converted Series A Preferred Stock owned by former management of the Company to common shares, per the terms of the Series A Preferred Stock held by these individuals (Novak, Gray and Leonard.)  As part of that transaction the Company recorded a deemed distribution of $3,380,975, the market value of the common shares issued at the date of issue of the common shares.  Since both of these deemed distributions occurred after May 18, 2004, the date the Company entered the development stage, the total of these two deemed distributions ($16,752,751) is included in the deficit accumulated during the development stage in the Balance Sheet of the Company as presented for December 31, 2004.

The total presented in the Balance Sheet for deficit accumulated during development stage of ($33,598,972) is the combined deemed distributions of ($16,752,751) and the net loss during development stage of ($16,846,221).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make.  Estimates that are critical to the accompanying financial statements include assessing the impact of contingencies and the amortization periods for the debt issuance costs and debt discount on the convertible debentures (see Note 8) as well as estimating depreciation and amortization periods of tangible and intangible assets, and long-lived impairments, among others.  The markets for the Company’s products are characterized by intense competition, evolving standards and price competition, all of which could impact the future realizability of the Company’s assets.  Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Financial Instruments and Concentrations of Credit Risk

Management believes the book value of the Company’s cash and cash equivalents, accounts payable and accrued liabilities approximates their fair values due to their short-term nature.  Management has used certain valuation techniques to estimate the fair value of the convertible debentures and other notes payable because of the lack of similar type arrangements in the marketplace.

Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist primarily of cash and cash equivalents.  The Company occasionally maintains cash and cash equivalents balances in excess of federally insured limits.  The Company has not experienced any losses in such accounts.

Furniture, Fixtures and Lab Equipment

Furniture, fixtures and lab equipment are stated at cost.  Major additions are capitalized, while minor additions and maintenance and repairs, which do not extend the useful life of an asset, are expensed as incurred. Depreciation and amortization are provided using the straight-line method over the assets’ estimated useful lives.  At December 31, 2004, certain lab equipment having a net book value of approximately $37,500 serves as security for certain liabilities.

Debt Acquisition Costs

Debt acquisition costs are being amortized over the maximum term of the convertible debentures of three years using the straight line method.

Unamortized Discount

Unamortized discount resulting from the allocation of value to warrants and the beneficial conversion feature embedded in the convertible debentures is being amortized to interest expense over the contractual lives of the debentures using the interest method.

Other Intangibles

Other intangibles consist primarily of patents which are recorded at cost and arise from legal and filing fees.  Patents and other intangibles are being amortized over ten years on a straight-line basis.

Long-Lived Assets

Statement of Financial Accounting Standards (SFAS) 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” requires that long-lived assets, including certain identifiable intangibles, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets in question may not be recoverable. The Company evaluated its long-lived assets at December 31, 2004 and determined that certain impairment losses were necessary. As a result, operations were charged for $45,024 during the year ended December 31, 2004.  Management believes that the remaining balances of the Company’s long-lived assets are recoverable at December 31, 2004.

Net Loss Per Share

Net loss per share is computed in accordance with SFAS No. 128 “Earnings per Share” (“SFAS No. 128”) and SEC Staff Accounting Bulletin No. 98 (“SAB 98”).  Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period.  Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period.  In periods in which they would be anti-dilutive, common equivalent shares are ignored in the loss per share calculations.  As a result, basic and diluted net loss per share is identical for each of the periods in the accompanying financial statements.

Stock – Based Compensation

The Company accounts for equity instruments issued to employees for services based on the intrinsic value of the equity instruments issued and accounts for equity instruments issued to those other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.  Fair value is measured herein as the closing market price of the common stock on the effective date of the agreement or Board resolution, rather than imputed value of the agreement or imputed services.

The Company has adopted Statement of Financial Accounting Standards No. 148 “Accounting for Stock-Based Compensation - Transition and Disclosure” (SFAS No. 148). This statement amends FASB Statement No. 123, “Accounting for Stock Based Compensation”. It provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for employee stock based compensation. It also amends the disclosure provision of FASB statement No. 123 to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. As permitted by SFAS No. 123 and amended by SFAS No. 148, the Company continues to apply the intrinsic value method under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for its stock-based employee compensation arrangements.

Income Taxes

The Company computes income taxes in accordance with Financial Accounting Standards Statement No. 109 “Accounting for Income Taxes” (“SFAS 109”). The Company also prepares its income taxes in accordance with this standard. Under SFAS 109, deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date. There were no significant temporary differences at June 30, 2005.

Research and Development

Research and development costs, which approximated $411,174 for the year ended December 31, 2004 are expensed as incurred.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

In 2003, the Company shipped its product directly from the outsource manufacturer to the customer without taking ownership or possession of its products.  All shipments were FOB destination with freight allowed and payment terms were net 30 days after shipment.

The Company’s revenue recognition policy is consistent with the criteria set forth in Staff Accounting Bulletin 101-Revenue Recognition in Financial Statements (SAB 101) for determining when revenue is realized or realizable and earned.  In accordance with the requirements of SAB 101 the Company recognizes revenue when (1) Persuasive evidence of an arrangement exists; (2) Delivery has occurred; (3) the Seller’s price is fixed or determinable; and (4) collectibility is reasonably assured.

Sales Returns, Discounts and Other Reductions in Revenue

The Company does not allow returns for credit or discounts on purchases of surgical safety devices.  Based on historical experience, the Company does not recognize any allowance for warranty or defects and the costs of warranty or defects were expensed as incurred.

Advertising Costs

Advertising expenses, which were $-0- for the years ended December 31, 2004 and December 31, 2003, are expensed as incurred.

Investments

The accompanying financial statements for the year ended December 31, 2003 include the accounts of Power3 and its subsidiaries.  The Company accounted for its interest in Tenthgate, during 2003, using the cost method.

In the financial statements for the year ended December 31, 2004, the accounts of the Company’s former subsidiary, Tenthgate, are not consolidated since the Company has distributed the stock it held in Tenthgate to a trustee for distribution and the Company does not control Tenthgate, as of the year ended December 31, 2004.

Other Income

During the year ended December 31, 2003, various unsecured liabilities having a carrying value of approximately $413,200 were extinguished.  The transactions resulted because the age of the payables led management to conclude that the possibility of payment of such liabilities is remote.  Because none of the liabilities were to related parties, the extinguishments were included in other income in the accompanying 2003 consolidated statement of operations.

(2) GOING CONCERN

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company is in the development stage and has primarily been involved in research and development and capital raising activities; as such the Company has incurred significant losses from operations and has a significant stockholders’ deficit at December 31, 2004.

As a result, the Company has an immediate need for capital to continue its operations, and it will need to raise significant additional funds to implement its business plan.  This cash will have to come from equity sales and/or borrowings as management has projected that the Company will need significant additional capital for development and other ongoing operational activities before it will have any anticipated revenue generating products. The actual amount of funds that the Company will need will be determined by many factors, some of which are beyond the Company’s control.  These factors include:

•                  The extent to which the Company enters into licensing arrangements, collaborations or joint ventures;

•                  The progress and results of research and product development;

•                  The costs and timing of obtaining new patent rights;

•                  The extent to which the Company requires or licenses other technologies; and

•                  Regulatory changes and competition and technological developments in the market.

A current possibility available to the Company is to raise the remaining funds of $1,600,000 potentially available to them pursuant to the Securities Purchase Agreement dated October 28, 2004 (the “Agreement”). These funds will be immediately reduced by the payment of certain delinquent payables of approximately $251,000 of certain bridge financing received in April 2005, the $396,500 of bridge loan financing and the two Officer Advances that are to be repaid upon the receipt of the $1,600,000. The Company is in immediate need for capital to continue its operations and as such its ability to continue as a going concern is subject to its ability to generate a profit or obtain necessary funding from outside sources. . Management believes that even though the Company currently has limited cash resources and liquidity, assuming exercise of the warrants and additional investment rights specified in the Agreement, that the net funds available from the final closing under such Agreement will allow the Company to continue operations through December 2005.  In the event the final closing and sale of $1,600,000 in aggregate principal amount of debentures occurs, but the warrants and additional investment rights are not exercised, the Company anticipates that it will need to raise additional capital prior to December 2005 to meet its operating costs. However, the Company is currently in default under the conditions set forth in the Agreement as well as the debentures and registration rights agreement and consequently, there is no assurance that the Company will be successful in completing the sale and issuance of the remaining $1,600,000 aggregate principal amount of debentures and/or the additional investments rights pursuant to the Agreement.  If the Company is unsuccessful in the closing of the sale and issuance of the $1,600,000 aggregate principal amount of debentures at the final closing, the Company will be required to obtain alternative financing, sell or license some of its technology, and/or to curtail or cease its operations. Any such funding may significantly further dilute existing shareholders or may limit the Company’s rights to its technology.  Moreover, the increase in the number of shares available in the public marketplace may reduce the market price for the Company’s common stock, and consequently, the price investors may receive at the time of sale.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  LOSS PER SHARE

At December 31, 2003, common stock options and preferred stock were excluded from the fully diluted loss per share calculations because the effects would be anti-dillutive.  At December 31, 2004, the following common equivalent shares were excluded from such calculations for the same reason:

•                  2,500,000 warrants, and additional investment rights having a value of $2,500,000, which were issued to certain accredited investors on October 28, 2004 under the Agreement. In addition, pursuant to the Agreement, the investors purchased certain convertible debentures that if exercised, will result in the issuance of an indeterminate number of shares of common stock.

•                  333,333 warrants which were issued to certain accredited investors on January 26, 2005 under the Agreement. In addition, pursuant to the Agreement, the investors purchased certain convertible debentures that if exercised, will result in the issuance of an indeterminate number of shares of common stock

•                  580,000 shares of warrants which were issued to members of the Company’s Scientific Advisory Board and various other consultants in 2004 (including 100,000 to the agent that placed the convertible debentures discussed above).  The warrants, which expire three to five years from the dates of the respective grants and were issued at no cost to such personnel, may be converted to a like number of shares of the Company’s common stock at any time prior to their expiration(s).  As a result, during the period May 18, 2004 (date of acquisition) to December 31, 2004, the Company recorded $626,100 of stock based compensation as a result of the issuance of these warrants, which amounts represent the fair value of the warrants on the dates they were granted.

(4)  INCOME TAXES

The Company recognized losses for both financial and tax reporting purposes during each of the periods in the accompanying statements of operations.  Accordingly, no provisions for income taxes and/or deferred income taxes payable have been provided for in the accompanying financial statements.

At December 31, 2004 the Company had net operating loss carryforwards for income tax purposes of approximately $9,551,000 arising primarily from stock based expenses that are considered to be permanent differences.  These net operating loss carryforwards expire at various times through the period ended December 31, 2022 however because the Company has experienced changes in control and has incurred significant operating losses, utilization of the income tax loss carryforwards are not assured. As a result, the non-current deferred income tax asset arising from these net operating loss carryforwards is not recorded in the accompanying balance sheet because the Company established a valuation allowance to fully reserve such assets as their realization did not meet the required asset recognition standard established by SFAS 109.

(5) RELATED PARTY TRANSACTIONS

In connection with the related party notes which existed at December 31, 2003, the Company incurred interest expense of approximately $10,600 during the year ended December 31, 2003.

On July 1, 2003, the Company entered into a consulting arrangement with one of the holders of Series A Preferred Stock to provide strategic and corporate development services on behalf of the Company.  This arrangement was on a month to month basis and was for $10,000 per month.  On December 31, 2003, $60,000 was unpaid and due to this party.  This amount was included in accounts payable and accrued liabilities at December 31, 2003.

At December 31, 2003, Notes Payable-Related Party consisted of three unsecured promissory notes due to a former officer ($9,500), a former officer’s spouse ($25,000) and a preferred stockholder($20,000) totaling $54,500.  These notes, which were in default as of December 31, 2003, bear interest at fixed rates between 10% and 12% per annum.  Total interest incurred under these notes approximated $5,500 for the year ended December 31, 2003.

During the three months ended March 31, 2005 the chief financial officer advanced $35,000 to the Company.  The advance, which is due on demand and unsecured, bears interest at 6% per annum.  At June 30, 2005, the balance of the advance is included in accounts payable and accrued and other liabilities in the accompanying condensed balance sheet.    This note is past due and has been extended by the holder.

On May 31, 2005, the Company received an Officer Advance in the amount of $ 55,000.  This advance is in the form of a short-term Note Payable to the Officer, is payable on June 30, 2005, and bears interest at a rate of 6 % per annum until paid.  The Officer has agreed to allow the Company an extension of time to repay this Note.

On June 3, 2005, the Company received an Officer Advance in the amount of $ 50,000.  This advance is in the form of a short-term Note Payable to the Officer, is payable on June 30, 2005, and bears interest at a rate of 6 % per annum until paid.  The Officer has agreed to allow the Company an extension of time to repay this Note.

(6) NOTES PAYABLE

At December 31, 2002, the Company had convertible promissory notes payable aggregating $57,500.  During the year ended December 31, 2003, the following conversions occurred:

•                  $37,500 of these notes were converted to 95,000 shares of the Company’s common stock.  The difference between the $37,500 reduction in these notes, and the $27,500 increase in common stock and additional paid-in capital resulted because the market value of the shares issued was less than the carrying amount of the notes.

•                  $20,000 of the convertible notes were converted to other notes payable.  These notes were unsecured, bore interest at a rate of 6 % per annum and were initially due on December 31, 2004.  However they were extended and remain outstanding as of such date.

In addition to the above, other notes payable at December 31, 2003, include $10,000 owed to the Company’s former landlord.  This note and 50,000 shares of the Company’s common stock were provided to the landlord as full consideration for a note payable of $33,009 owed to such landlord at December 31, 2002.  The $10,000 note was paid.

(7) OTHER COMMITMENTS AND CONTINGENCIES

Operating Lease for Office and Laboratory Space

In August 2004, the Company entered into a new lease which expires on August 31, 2009, has an initial term of sixty-three months, and requires base monthly minimum lease payments ranging from approximately $6,000 to $9,600 (plus utilities and operating expenses) over the lease term.  The lease contains a provision which allows the Company to extend the lease for two additional terms of sixty months.  Rent expense (for the office lease) approximated $28,952 during the year ended December 31, 2004.

Other Leases

In June, 2004, the Company entererd into a new lease for a telephone system which expires in June, 2009, has an initial term of 60 months and requires base monthly minimum lease payments in the amount of $184.51 per month over the lease term.  The Company paid $1,107 on this lease during the year ended December 31, 2004.

In October, 2004, the Company entered into a new lease for computers which expires in September, 2006, has an initial term of 24 months and requires base monthly minimum lease payments in the amount of $344 per month over the lease term.  The Company paid $344 on this lease during the year ended December 31, 2004.

Future other lease commitments are as follows:

2005	$6,072
2006	5,109
2007	2,220
2008	2,220
2009	1,110

Employment Agreements

The Company is obligated under amended and restated employment agreements with its Chief Executive Officer, Chief Scientific Officer and Chief Financial Officer.   The significant terms of the agreements are as follows:

Chief Executive Officer – The amended and restated employment agreement is effective as of May 18, 2004 and has an initial term of five years, subject to each party’s termination rights.  The agreement provides for a base salary of $250,000 per year and the opportunity to receive cash bonuses based on performance upon the discretion of the board of directors.  The agreement also includes participation in employee benefit plans offered to employees, as well as a grant of 13,250,000 shares of restricted common stock and 1,500,000 shares of restricted Series B preferred stock (the Series B preferred shares have not yet been issued).  Either party may terminate the Chief Executive Officer’s employment under the contract, either with or without cause upon giving the other party at least thirty days notice.  If the Company terminates the chief executive officer’s employment at any time during the initial term without cause, he will be entitled to receive compensation provided under the agreement for the remaining initial term of employment.  In addition, in the event of a change in control as defined in the agreement, the Company may waive, in whole or in part, any and all remaining restrictions on the restricted shares of common stock and Series B preferred stock granted to him.

Chief Scientific Officer – The amended and restated employment agreement is effective as of May 18, 2004 and has an initial term of five years, subject to each party’s termination rights.  The agreement provides for a current base salary of $125,000 through December 18, 2004 and $100,000 thereafter and the opportunity to receive cash bonuses based on performance upon the discretion of the board of directors.   The agreement also includes participation in employee benefit plans offered to employees, as well as a grant of 13,250,000 shares of restricted common stock and 1,500,000 shares of restricted Series B preferred stock (the Series B preferred shares have not yet been issued).  Either party may terminate the chief scientific officer’s employment under the contract, either with or without cause upon giving the other party at least thirty days notice.  If the Company terminates the Chief Scientific Officer’s employment at any time during the initial term without cause, he will be entitled to receive compensation provided under the agreement for the remaining initial term of employment.  In addition, in the event of a change in control as defined in the agreement, the Company may waive, in whole or in part, any and all remaining restrictions on the restricted shares of common stock and Series B preferred stock granted to him.

Chief Financial Officer – The amended and restated employment agreement is effective as of July 2, 2004 and has an initial term of three years, subject to each party’s termination rights.  The agreement provides for a base salary of $120,000 per year and the opportunity to receive cash bonuses based on performance upon the discretion of our board of directors.  The agreement also includes participation in employee benefit plans offered by us to our employees, as well as a grant of 140,000 shares of restricted common stock.  Either party may terminate the Chief Financial Officer’s employment under the contract, either with or without cause upon giving the other party at least thirty days notice.  If the Company terminates the chief financial officer’s employment at any time during the initial term without cause, he will be entitled to receive compensation provided under the agreement for the remaining initial term of employment.  In addition, in the event of a change in control as defined in the agreement, the company may waive, in whole or in part, any and all remaining restrictions on the restricted shares of common stock granted to him.

On June 3, 2005, Mr. Michael Rosinski, Chief Financial Officer of Power3, resigned and terminated his employment at the Company as of that date.   In accordance with his resignation, the employment agreement with Mr. Rosinski has terminated on June 5, 2005, and the stock grant of 140,000 shares of Restricted Stock to Mr. Rosinski is terminated.  The stock shares covered in this agreement have been returned to the Company.

On June 3, 2005, the Company named John P. Burton as Chief Accounting Officer and Controller.  Previously Mr. Burton was Chief Financial Officer of Affiniscape, Inc. and served as Chief Financial Officer and Controller for Bob Johnson & Associates, Inc. from 1999 to 2003.

Other Common Stock Grants

In addition to the above common stock grants, the Company granted 1,305,000 shares of its common stock to various other employees.  Because all of the shares were granted at no cost to the employees, and because the shares generally vest over a period of two years, the Company recorded $26,612,600 of deferred compensation upon the date of the grant (which amount was determined based on the total number of shares granted times the trading values of the shares on the dates the stock grants were made).  This amount is being amortized to stock based compensation expense over the vesting period.

As mentioned above, the Company has agreed to issue a total of 3,000,000 shares of Series B Preferred Stock to two of its officers.  However, for various reasons, including certain restrictions required by the indebtedness (which preclude the shares from being issued for at least 90 days after the effective date of the registration statement that has been filed to cover the resale of the shares of common stock that will be issued upon the conversion or exercise of the securities issued by the Company for such indebtedness), the shares have not yet been issued.  The Company intends to issue such shares of the Series B Preferred Stock at such time as it is permitted.

Future required payments for base compensation under all of the employment agreements discussed above are approximately as follows:

Periods Ending December 31,	Amounts

2005	$470,000
2006	470,000
2007	410,000
2008	350,000
2009	131,250

Total	$1,831,250

Contingencies

In the normal course of business, the Company is involved in certain litigation, including one matter in which the plaintiff is seeking $1,522,000 in damages.   Management believes the claim is without merit, and intends to vigorously contest such claim.  This matter is currently in the discovery stage and accordingly its ultimate resolution cannot presently be determined.  As such, no effect has been given to any loss that might result from the outcome of this litigation in the accompanying financial statements.

In addition, an equipment vendor filed a complaint against Advanced BioChem (which related to equipment acquired by Power3 in the May 18, 2004 transaction) in April of 2002 in a California court alleging breach of contract and seeking damages. Advanced BioChem reached a settlement agreement in April of 2003 under which Advanced BioChem agreed to pay the vendor $40,000 in installments through August of 2003.  At December 31, 2003, Advanced BioChem had a balance remaining of $20,000. In April 2005 the equipment vendor filed a lawsuit against Advanced BioChem and certain former officers of Advanced BioChem, and against Power3, in order to enforce its claim for the remaining balance which is past due and may be assumed by the Company as part of the settlement of the dispute with Advanced BioChem as to liabilities assumed in the May 18, 2004 transaction.

Dispute with Advanced BioChem

Advanced BioChem recently advised the Company, and publicly announced, that it was reviewing the terms of the Company’s acquisition of substantially all of the assets and assumption of certain liabilities of Advanced BioChem pursuant to the Asset Purchase Agreement. Advanced BioChem has asserted that the Company did not assume all of the liabilities for which it was obligated under the terms of the purchase agreement.  On August 8, 2005, Advanced BioChem filed suit against Power3 and Steven B.Rash and Ira Goldknopf claiming damages of at least $3,000,000 including the costs of litigation and of addressing the claims of the creditors of Advanced BioChem that remain unpaid.  The terms of the Asset Purchase Agreement are not clear and are subject to different interpretations. While the Company believes that it has properly interpreted the provisions of the agreement, fulfilled its obligations thereunder and reflected the terms of the transaction in its financial statements and previous filings, the Company cannot be assured it will prevail.  Power3 has previously had discussions and negotiations with Advanced BioChem in an effort to resolve this disagreement. Notwithstanding this, because the Company had previously offered to assume certain additional liabilities of approximately $425,000 in connection with their efforts to resolve the dispute, the Company had previously recorded $425,000 in contingent liabilities on its balance sheet.  In accordance with Financial Accounting Standards Board Statement Number 5, “Accounting for Contingencies”, the Company was prepared to increase the purchase price by $425,000 (which amount represents the minimum amount of the range of additional liabilities that may ultimately be assumed upon the resolution of this matter).   Recently, as a result of Advanced BioChem’s refusal to further negotiate to settle the question, management has reviewed the liabilities in question and has determined that Power3 is not liable for any of the aforementioned liabilities and these contingent liabilities have been removed from the Company’s balance sheet.  However, the Company remains contingently liable for the claimed liabilities of $2,575,000. The purchase price and related financial statements have not been adjusted for these liabilities as the fair value of this contingency cannot be reasonably estimated at this time.

Subpoena from the SEC, Division of Enforcement

On June 27, 2005, the Company received a subpoena for documents regarding the SEC’s Division of Enforcement investigation In The Matter of Maui General Store, Inc.  It is the Company’s understanding that the Maui General Store matter relates to a promotional scheme by certain individuals to promote the stock and stock price of certain entities during 2004.  The Company provided all documents in its possession pursuant to the subpoena and complied fully with the subpoena on July 11, 2005.  The Company has received no further correspondence from the Enforcement Division of the SEC.  The Company has not been notified that it is a subject of this investigation.

Settlement Agreement

At December 31, 2003, accrued and other liabilities included $10,000 to a former supplier of support services for the Company’s Oasis systems, which amount arose from the settlement of certain litigation.  Pursuant to the terms of the settlement, the Company had agreed to pay the plaintiff $20,000 on or before May 31, 2002, however such payment was not made and therefore the Company became liable to the plaintiff for $100,000 plus interest from June 1, 2002.  The liability was settled for $20,000 in 2004 and the $100,000 liability was removed from accrued liabilities at such time.

Leases in 2003

In May, 2002, the Company entered a lease expiring on March 31, 2006.  This lease was terminated on October 29, 2002 and all future obligations were released in exchange for a promissory note totaling $33,009, which included termination and related fees.  This note and all accrued interest were due on October 29, 2003.  On December 29, 2003, this note was renegotiated and at December 31, 2003, only $10,000 remained outstanding.  The note was paid in 2004.

Subsequent to termination of such lease, the Company operated out of its President’s and Chief Financial Officer’s homes.  Effective October 15, 2003, the Board of Directors resolved that a stipend be provided to the two officers for use of their home offices and related equipment in the service of the Company’s goals until such time that permanent office space is secured.  This stipend of $500 per month for each of the officers was retroactive to September 2002 at the time when the previous office space was vacated.  As a result, $15,000 of rent expense has been included in selling, general and administrative expenses in the accompanying 2003 consolidated statement of operations.

Other

On January 30, 1998, the Company entered into an agreement with Sarasota Memorial Hospital (the “Provider”) in which the Provider was to perform clinical testing of ten surgical or medical products submitted by the Company.

The agreement, which was personally guaranteed by Dr. Michael Swor, the Company’s predecessor CEO, expired on January 30, 2003 and required the Company to pay the Provider a fixed amount of $25,000 for each of the ten studies.  The agreement further provided that the Company was obligated to pay the $250,000 even if the Company elected to forego having the Provider perform the clinical testing.  The Company did not submit any products for clinical testing during the term of the agreement and/or pay any amounts due under this arrangement.  For various reasons, the Provider agreed to waive their rights under the agreement provided that the Company either (1) entered into a new profit participation agreement with the Provider under which the Provider would receive no less than $250,000 within a four year period commencing on the date of such agreement or (2) made an immediate payment of $50,000 to the Provider.  As a result thereof, the Company recorded a $50,000 liability as of December 31, 2002, which amount represented the probable amount of the liability existing at such time, as well as at December 31, 2003.  The liability was paid in 2004.

(8) SECURITIES PURCHASE AGREEMENT

Convertible Debentures

The Company entered into a Securities Purchase Agreement, dated October 28, 2004 (the “Agreement”) with certain accredited investors, and an Amendment to such Securities Purchase agreement on January 19, 2005 in which four investors accelerated the purchase of debentures in exchange for additional warrants.   Pursuant to the Agreement, the purchasers agreed to purchase from the Company convertible debentures due three (3) years from the date of issuance in the aggregate principal amount of $3,000,000. The Agreement also provides for the issuance to the purchasers, at no additional cost to the purchasers, warrants to purchase shares of the Company’s common stock and additional investment rights to purchase additional convertible debentures.  In connection with the Agreement, the Company also entered into a registration rights agreement with the purchasers, which requires that the Company file a registration statement with the SEC registering on behalf of the purchasers the resale of the shares of common stock issuable upon conversion of the debentures and the exercise of the warrants. The Company will also file an additional registration statement for the resale of the shares issuable upon conversion of the debentures issuable upon exercise of the additional investment rights previously issued by the Company.

Effective October 28, 2004, the Company issued and sold to the purchasers the first $1,000,000 in aggregate principal amount of such debentures at the initial closing under the Agreement. Effective January 26, 2005, the Company issued and sold to certain investors $400,000 aggregate principal amount of debentures.  Subject to the conditions set forth in the Agreement, as amended, the purchasers are required to purchase the remaining $1,600,000 in aggregate principal amount of such debentures at the final closing, which is to occur on or before the fifth trading day after the effective date of the registration statement. The Company is currently in default under the Agreement and the previously issued debentures and related registration rights agreement, and therefore the conditions of the Agreement will not be satisfied or otherwise met on a timely basis. Consequently, there are no assurances that the investors will purchase all or any portion of the remaining $1,600,000 aggregate principal amount of debentures. The $1,000,000 aggregate principal amount of debentures issued in the initial closing and the $400,000 aggregate principal amount of debentures issued on January 26, 2005 are due and payable in accordance with their original terms in full three years after the date of issuance and will not bear interest. The debentures which may be issued at the final closing will be due and payable in full three (3) years after the date of their issuance, and will not bear interest. The aggregate cash purchase price for the debentures will be $3,000,000, which is equal to the full face amount of the debentures. At any time from the closing date until the maturity date of the debentures, the purchasers have the right to convert the debentures, in whole or in part, into common stock of the Company at the then effective conversion price. The conversion price for the previously issued $1,400,000 aggregate principal amount of debentures and the 1,600,000 aggregate principal amount of debentures issuable at the final closing is equal to the lesser of (1) $0.90, (2) the 75% average of the daily volume weighted average price of the common stock for the five (5) consecutive days preceding the effective date of the registration statement or (3) the daily volume weighted average price of the common stock on the effective date of the registration statement. The conversion price shall be subject to adjustment under circumstances set forth in the debentures.

Under the Agreement, the Purchasers also received at the first closing warrants to purchase an aggregate of up to 2,500,000 shares of common stock and additional investment rights to purchase up to an additional $2,500,000 principal amount of convertible debentures.  Pursuant to the Amendment to the agreement, concurrent with the Company’s issuance of the $400,000 aggregate principal amount of debentures on January 26, 2005, the Company issued additional warrants to purchase an aggregate of up to 333,333 shares of common stock.  The warrants are exercisable at a price of $1.44 per share (subject to adjustment), for a period of five (5) years from October 28, 2004.

The additional investment rights are exercisable at a price equal to the principal amount of the debentures to be purchased, for (1) a period of nine months following the effective date of the registration statement to be filed pursuant to the registration rights agreement, or (2) a period of 18 months from the date of issuance of the additional investment rights, whichever is shorter. The debentures to be purchased upon the exercise of the additional investment rights will have the same terms as the debentures described above, except that the conversion price will be equal to $1.08 (subject to adjustment).

The debentures contain covenants that will limit the Company’s ability to, among other things: incur or guarantee additional indebtedness; incur or create liens; amend the Company’s certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the holders of the debentures; and repay or repurchase more than a de minimus number of shares of common stock other than as permitted in the debentures and other documents executed with the purchasers.

The debentures include customary default provisions and an event of default includes, among other things, a change of control of the Company, the sale of all or substantially all of the Company’s assets, the failure to have the registration statement declared effective on or before the 180th day after the initial closing date, and the lapse of the effectiveness of the registration statement for more than 30 consecutive trading days during any 12-month period (with certain exceptions), the Company’s failure to timely deliver certificates to holders upon conversion and a default by the Company in any obligations under any indebtedness of at least $150,000 which results in such indebtedness being accelerated.

Upon the occurrence of an event of default, each debenture may become immediately due and payable, either automatically or by declaration of the holder of such debenture. The aggregate amount payable upon an acceleration by reason of an event of default shall be equal to the greater of 130% of the principal amount of the debentures to be prepaid or the principal amount of the debentures to be prepaid, divided by the conversion price on the date specified in the debenture, multiplied by the closing price on the date set forth in the debenture.

As mentioned above, the Company is in default under the provisions of the Agreement, registration rights agreement and previously issued debentures.  The events of default now principally relates to the Company’s inability to have its registration statement declared effective within the time period required by the agreements.  Although the Company intends to seek waivers or forbearance agreements from the holders of its debentures, there is no assurance that the Company will receive such concessions.  As such, the indebtedness has been classified as a current liability in the accompanying balance sheet.  If the Company is unable to obtain such concessions, the aggregate amount payable under the outstanding debentures due to the acceleration thereof by reason of the default is equal to the “Mandatory Prepayment Amount” as specified in the debentures.  The Mandatory Prepayment Amount equals the sum of (i) the greater of:  (a) 130% of the principal amount of the debentures to be prepaid, or (b) the principal amount of the debentures to be prepaid, divided by the conversion price on (x) the date the payment is demanded or otherwise due, or (y) the date the payment is paid in full, whichever is less, multiplied by the closing price of the Company’s common stock on (x) the date the payment is demanded or otherwise due, or (y) the date the payment is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of the debentures.  In addition to the foregoing, pursuant to the terms of the registration rights agreement, the Company is required to pay each holder of the debentures liquidated damages since the registration statement was not declared effective on or before February 25, 2005.  The amount of liquidated damages shall equal two percent (2%) of the aggregate purchase price paid by the holders for the debentures and shall be payable on each monthly anniversary of such date until the registration statement is declared effective.  As of June 30, 2005, the Company has recorded $188,000 of expense and accrued liabilities as a result of this provision.

The Company has received notice from one of the purchasers of the debentures informing the Company that it is in default under the debentures and demanding payment of the Mandatory Prepayment Amount, together with the liquidated damages, to which it is entitled pursuant to the agreement.   The Company is in discussion with its debenture holders regarding a resolution of this matter.

In connection with such financing, the Company became obligated to issue to its placement agent, Westor Online and Kogan and Associates, a warrant to purchase 100,000 shares of common stock at an exercise price of $3.00. If any investor exercises their additional investment rights and purchases additional debentures, the placement agent will be entitled to receive additional warrants to purchase up to a number of shares of common stock equal to ten percent (10%) of the exercise price paid upon exercise of the additional investment rights divided by ninety percent (90%) of the market price as of the initial closing.

In accordance with the provisions of Emerging Issues Task Force Issue 98-5 (“EITF 98-5”), discounts have been recorded for the entire face amount of the convertible debentures on the dates the debentures were sold (i.e. October 28, 2004 and January 25, 2005) of the first closing to allocate value to the embedded beneficial conversion feature and the 2,500,000 warrants.

Similarly, a discount for the entire face amount of the convertible debentures was recorded on the date of the first closing to allocate value to the embedded beneficial conversion feature and the 2,500,000 warrants.

Since there is no assurance that the Company will receive the remaining funds due at the time of the final closing and/or through the exercise of additional investment rights, no effect has been given to any value that may result from the issuance of securities in the accompanying financial statements.

(9) OTHER SIGNIFICANT EQUITY TRANSACTIONS

During the year ended December 31, 2003, a stockholder contributed $90,000 in exchange for the right to receive a total of 300,000 shares of the Company’s common stock.  These shares were not issued as of December 31, 2003, and accordingly the par value of such shares is reflected as common stock subscribed.

On December 31, 2003, an independent consultant was issued 100,000 shares of restricted common stock for assisting the Company in certain development activities.  Stock based compensation of $37,500 was recorded as a result of this transaction based on the fair value of the shares at the date of issuance.

At December 31, 2003, the Company had 9,500 warrants outstanding, which entitled the holders to purchase one share of the Company’s restricted common stock for $50 per share.  The warrants expired in 2004.

Series A Preferred Stock

On March 31, 2003, the Company’s Board of Directors authorized 4,000,000 shares of Series A Preferred Stock.  Simultaneously, the Company issued 2,660,000 shares of Series A Preferred Stock in consideration of accrued and unpaid salary totaling $200,000 to two officers of the Company and 1,330,000 shares of Series A Preferred Stock in consideration of $100,000 cash by an individual investor.  The Company recorded $1,695,000 of non-cash compensation expense as a result of this transaction during 2003.  The transaction was recorded in the fourth quarter of 2003 based on the value of the Company’s stock immediately subsequent to the stock split discussed previously.  On December 31, 2003 the two officers mentioned above converted a total of 120,000 shares of their Series A Preferred Stock into 1,200,000 common shares.   In November, 2004, the Series A Preferred stockholders converted their remaining preferred shares into 3,000,324 shares of common stock.

(10) STOCK OPTION PLANS

The Company has various stock option and warrant plans outstanding.   Options granted under the 1998 stock option plans are exercisable only after the respective vesting period, which is determined by the Company’s stock option committee. Options expire seven years from the date of grant. Under the 1999 stock option plan, options granted to employees vest ratably over three years; vesting is determined by the Company’s stock option committee for options granted to officers, directors, and consultants. Options expire ten years from the date of grant.

On March 31, 2003, the Company approved the 2003 Stock Compensation Plan, which provides for the granting of common stock, options and/or warrants to officers, directors and employees of the Company, as well as consultants and attorneys who provide services to the Company.  Under this plan the Company is authorized to issue up to 8,000,000 shares of common stock, options or warrants. The options and warrants shall expire according to terms as determined by a committee on the date of grant, which will not exceed ten years from the date of grant, or five years in cases of a grantee who owns more than 10% of the total combined voting power of all classes of stock (10% Stockholder). The exercise period of any options or warrants granted will also be determined by this committee at the date of grant. The exercise price shall be determined by the committee at the time of grant except that in the case of incentive stock options, the exercise price shall not be less than 100% of the fair market value of the shares on the date of grant, and in cases of a 10% Stockholder, for which the exercise price shall not be less than 110% of fair market value on the date of grant.

In addition to the above, in January 2004, the Company’s Board of Directors approved the 2004 Directors, Officers and Consultants Stock Option, Stock Warrant, and Stock Award Plan (the 2004 Plan).  Pursuant to the 2004 Plan, initially 10,000,000 shares of common stock, warrants, options, preferred stock or any combination thereof may be optioned.  After the grant of any option, warrant or share of preferred stock, the number of shares that may be optioned under the 2004 Plan will be increased.  The number of shares of such increase shall be an amount such that immediately following such increase, the total number of shares issuable under this plan and reserved for issuance upon exercise of options, warrants, or conversion of shares of preferred stock will equal 15% of the total number of issued and outstanding shares of the Company’s common stock.  At December 31, 2004 no warrants or options are outstanding under this plan.

Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for all of its options and warrants (the “Warrants”)  under the fair value method of that Statement. The fair value for the Warrants was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions for Warrants granted in 2000: risk-free interest rate of 6.03%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of .34; and a weighted-average expected life of the options of 2.7 years. The following assumptions were used for Warrants granted in 2004: risk-free interest rate of 5.0%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 1.86 and a weighted-average expected life of the options of -0- years (as all were immediately vested). The Black-Scholes option valuation model was developed for use in estimating the fair value of traded Warrants that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s Warrants have characteristics significantly different from those of traded Warrants, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

All of the Company’s warrants were recorded at their fair values; accordingly stock based compensation actually recorded and stock based compensation that would be recorded using a fair value based method are identical.  For purposes of pro forma disclosures, the estimated fair value of the options is charged to expense over the options’ vesting period.  For the fiscal year ended December 31, 2003, the Company would have recorded compensation expense of approximately $11,750 as a result of outstanding options.

The Company’s pro forma information for the years ended December 31, 2004 and 2003 is as follows:

	2004	2003
Net Loss:
As reported	$(19,081,344)	$(1,845,496)
Stock based employee compensation expense
Determined under fair value based methods, net of tax		$(11,750)
Option Expense	$(626,100)

Pro forma net loss	$(19,707,444)	$(1,857,246)

Loss per share, basic and diluted:
As reported	$(0.45)	$(1.81)
Pro forma	$(0.47)	$(1.83)

A summary of the Company’s warrant activity and related information for the years ended December 31, 2004 and 2003 is as follows:

	2004		2003
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Warrants	Price	Warrants	Price

Outstanding at beginning of year	6,360	12.50	6,360	12.50

Cancelled	—	—	—	—

Granted	3,080,000	1.44

Exercised	—	—	—	—

Outstanding at end of year	3,086,360	1.46	6,360	12.50

Exercisable at the end of the year	3,086,360	1.46	6,360	12.50

The following table summarizes information about the Company’s Warrants outstanding at December 31, 2004:

		Weighted Average	Weighted
	Number	Remaining Contractual	Average
Exercise Price	Outstanding	Life (in years)	Exercise Price
$.98	300,000	2.4	$.98
$1.00	100,000	2.4	$1.00
$1.43	50,000	2.8	$1.43
$1.44	2,500,000	4.8	$1.44
$2.77	30,000	2.6	$2.77
$3.00	100,000	4.8	$3.00
$6.50	5,460	6.0	$6.50
$50.00	900	3.0	$50.00

	3,086,360		$1.46

In addition to the Warrants discussed above, during the six months ended June 30, 2005, the Company issued 333,333 warrants to certain holders of the convertible debentures (see Note 8).

(11) RECENT PRONOUNCEMENTS

FIN 46 – Consolidation of Variable Interest Entities

In January 2003, the FASB issued FIN 46, (revised in December 2003 as FIN46R) “Consolidation of Variable Interest Entities,” which clarifies the application of Accounting Research Bulletin (“ARB”) 51, Consolidated Financial Statements, to certain entities (called variable interest entities) in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The disclosure requirements of this Interpretation are effective for all financial statements issued after January 31, 2003. The consolidation requirements apply to all variable interest entities created after January 31, 2003. In addition, public companies must apply the consolidation requirements to variable interest entities that existed prior to February 1, 2003 and remain in existence as of the beginning of annual or interim periods beginning after June 15, 2003. The adoption of FIN 46R had no impact on the financial statements of the Company as the Company has no variable interests in variable interest entities.

SFAS 150 - Accounting for Certain ‘Financial Instruments with Characteristics of Both Liabilities and Equity

In May 2003, SFAS No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” was issued to establish new standards for how an entity classifies and measures certain financial instruments with characteristics of both liabilities and equity.  It requires that an entity classify a financial instrument that is within its scope as a liability (or an asset in some circumstances).  Many of these instruments were previously classified as equity.  This statement was effective when issued for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for calendar year public companies for the third quarter of 2003.  The adoption of SFAS 150 had no impact on the financial statements of the Company.

SFAS 132 - Employers’ Disclosures about Pensions and Other Postretirement Benefits

In December 2003, FASB Statement No. 132 (revised) was issued which prescribes the required employers’ disclosures about pension plans and other postretirement benefit plans; but it does not change the measurement or recognition of those plans.  The Statement retains and revises the disclosure requirements contained in the original Statement 132.  It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans.  The Statement generally is effective for fiscal years ending after December 15, 2003.  Since the Company does not have any types of pension plans or other postretirement benefits, the adoption of this Statement did not have an effect on the Company’s financial statements.

SFAS 123(R) ‘Share-Based Payments’

In December 2004, the Financial Accounting Standards Board issued Statement Number 123 (“FAS 123 (R)”), Share-Based Payments. FAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of shared-based payments such as stock options granted to employees. The Company will be required to apply FAS 123 (R) on a modified prospective method. Under this method, the Company is required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, the Company may elect to adopt FAS 123 (R) by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in the pro forma disclosures that had been required by FAS 123. FAS 123 (R) is effective for the first reporting period beginning after June 15, 2005. The Company does not believe the impact of adopting this Statement will be material as there are no unvested options and warrants at December 31, 2004.

SFAS 153 - Exchanges of Non-monetary Assets an Amendment of APB Opinion No. 29

In December 2004, FASB Statement No. 153 was issued amending APB Opinion No. 29 to eliminate the exception allowing non-monetary exchanges of similar productive assets to be measured based on the carrying value of the assets exchanged as opposed to at their fair values.  This exception was replaced with a general exception for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The provisions of this statement are effective for non-monetary asset exchanges occurring in fiscal periods beginning after the June 15, 2005.  The adoption of this statement did not have a material impact on the Company’s financial statements.

FIN- 45 Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others

In November 2002, the FASB issued FASB Interpretation (“FIN”) 45 “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” which elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of this Interpretation are applied prospectively to guarantees issued or modified after December 31, 2002. The adoption of these recognition provisions will result in recording liabilities associated with certain guarantees provided by us. The disclosure requirements of this Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. FIN 45 has no impact on the Company’s financial statements

(12) SUBSEQUENT EVENTS

On April 5, 2005, the Company received a bridge loan in the amount of $ 251,000.  This bridge loan is due and payable on the sooner of August 15, 2005 or one business day following the closing of the Company’s sale and issuance of the $1,600,000 aggregate principal amount of debentures which come due on August 15, 2005.  This bridge loan bears interest at a rate of 10% per annum which, at the holder’s option may be paid in (a) cash or (b) that number of shares of the Company’s common stock determined by dividing $ 251,000 by the common stock price on the date of payment and multiplying the quotient so obtained by 20%.  The holder of this Note has agreed to allow the Company an extension of time to repay this Note.

On June 17, 2005, the Company received a bridge loan in the amount of $ 396,500.  This bridge loan is in the form of a promissory note, payable on the sooner of August 15, 2005, or the fifth day following the effective date of the Company’s Form SB-2.  The note is secured by a Stock Pledge Agreement, entered into on June 17, 2005, by the CEO of Power3, wherein the Pledger agreed to pledge 6,000,000 shares of common stock as security for the performance of the Company under the note.   The note bears no interest, other than in case of default, in which case the note shall bear interest at the rate of 18% per annum from the date such interest would be due.  The holder of this Note has agreed to allow the Company an extension of time to repay this Note.

On June 3, 2005, Mr. Rosinski, Chief Financial Officer of the Company, resigned and terminated his employment at the Company as of that date.  In accordance with his resignation, the employment agreement with Mr. Rosinski terminated, on June 3, 2005, and the stock grant of 140,000 shares of Restricted Stock to Mr. Rosinski is terminated.  Mr. Rosinski has returned his stock shares in accordance with this forfeiture.

On July 28, 2005, the management of Power3 decided upon a change in its independent public accounting firm and decided to no longer engage Kingery & Crouse, P.A. as its independent public accounting firm.  On that same date, the Company engaged the services of John A. Braden & Company, P.C. as its independent public accounting firm.

On August 12, 2005, Power3 issued an 8-K indicating that it was restating its financial statements previously presented for the three month periods ending June 30, 2004, September 30, 2004 and March 31, 2005.  In addition, the Company will amend its 8-K filed to report the asset purchase transaction with Advanced BioChem on May 18, 2004.

On August 15, 2005, Power3 issued a 12b-25 indicating that it would be filing its 10-QSB for June 30, 2005 late, within the 5 day grace period for late filing.

On August 29, 2005, Power3 issued an 8-K/A restating its previously reported financial statements for the three month period ended March 31, 2004.

END OF FINANCIAL STATEMENTS

Changes In Accountants on Accounting and Financial Disclosure

On July 28, 2005, the management of Power3 Medical Products, Inc. (“the Company”) decided upon a change in its independent public accounting firm and confirmed that the Company would no longer engage Kingery & Crouse, P.A. as its independent public accounting firm.  On that same date, the Company engaged the services of John A. Braden & Company, PC, as its independent public accounting firm for its fiscal year ending December 31, 2004.  The Company’s Board of Directors authorized the engagement of John A. Braden & Company, PC as the Company’s independent public accounting firm.

The audit report of Kingery & Crouse on the Company’s financial statements as of and for the fiscal year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, but did contain modifications as to the Registrant’s ability to continue as a going concern.  From the date of Kingery & Crouse’s appointment through the date of their dismissal on July 28, 2005, there were no disagreements between the Company and Kingery & Crouse, P.A. on any matter listed under Item 304, Section (a) (1) (iv) A to E of Regulation S-B, including accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Kingery & Crouse, P.A. would have caused them to make reference to the matter in its reports on the Company’s financial statements.

In deciding to select John A. Braden & Company, the Board of Directors of Power3 reviewed auditor independence issues and existing commercial relationships with John A. Braden & Company and concluded that John A. Braden & Company has no commercial relationship with the Company that would impair its independence.

During the two most recent fiscal years ended December 31, 2003 and December 31, 2004, and the subsequent interim period through July 28, 2005, the Company did not consult with John A. Braden & Company, PC, regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Controls and Procedures

Disclosure Controls and Procedures

Under the supervision and with the participation of the Company’s management, including its Chief Executive Officer and Chief Financial Officer, the Company conducted an evaluation of its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act).  Based on this evaluation and for the reasons set forth below, the Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were ineffective as of December 31, 2004, the end of the period covered by this annual report.

As reported in the Company’s Quarterly Reports on Form 10-QSB for the quarterly periods ended September 30, 2004 and March 31, 2005, the Company identified certain deficiencies which caused management to conclude that the Company’s disclosure controls were ineffective as of September 30, 2004.  The Company has undertaken steps and implemented actions as disclosed in its previous Form 10-QSB’s in an effort to resolve these deficiencies.  While the actions identified in the previously filed Form 10-QSB’s and the actions identified below have addressed many of these deficiencies, the Company continued to have deficiencies with respect to its disclosure controls and procedures at December 31, 2004 including the following:

•                  Deficiencies have arisen from a lack of supporting documentation and records relating to periods prior to the Advanced Bio/Chem transaction and a lack of communication between the Company, its auditors and the management of Advanced Bio/Chem.  The Company had encountered delays in obtaining necessary supporting documentation and records for the audit of Advanced BioChem previously during 2004 prior to the date of the Advanced Bio/Chem transaction.  The delay in obtaining this supporting documentation resulted in a delay in the completion of the Company’s financial statements and the filing of this Annual Report on Form 10-KSB.  Under the purchase accounting treatment of the Advanced BioChem transaction discussed previously, this is no longer an issue because the financial statements of Advanced BioChem are no longer required for this report.

•                  Although the Company has hired accounting personnel as reported in its previous Form 10-QSB, the Company’s limited financing and available capital have restricted the Company’s ability to fully implement its procedures for the improvement of its internal control over financial reporting and to engage outside professionals and advisors to the extent the Company has desired to support the Company’s accounting personnel in the preparation and/or audit of financial statements and reports to be filed with the SEC.

•                  The Company continues to face disputed issues relating to the integration of the Advanced Bio/Chem transaction and with previous management of the Company, and such issues have caused the Company’s accounting personnel to devote significant and unanticipated time and attention to these matters.

The Company continues to believe that the deficiencies are attributable to many factors including issues relating to the quality of the Company’s disclosure controls and procedures at the time of the Advanced Bio/Chem transaction and the transition following the transaction.  Management is committed to a sound disclosure control and internal control environment and is continuing its efforts to improve the Company’s infrastructure, personnel, processes and controls to help ensure that the Company is able to produce accurate financial statements on a timely basis.

Changes in Internal Control Over Financial Reporting

As previously disclosed in the Company’s Quarterly Report on Form 10-QSB for the quarterly period ending September 30, 2004, the Company implemented several actions during the third quarter of 2004 in an effort to improve its internal control over financial reporting.  During the fourth quarter of 2004, the Company continued the implementation of more rigorous policies with respect to its disclosure and financial reporting review process including improvements of its infrastructure and processes to improve its internal control over financial reporting.  The Company also is continuing its implementation of procedures to improve its review and processing of non-accounting documentation and contracts.  Other than the changes described above, there were no changes in the Company’s internal control over financial reporting that occurred during the Company’s fiscal quarter ended December 31, 2004 that have materially affected, or are reasonably likely to materially affect, the Company’s internal controls over financial reporting.

Dealer Prospectus Delivery Obligation.  Until     , 2005 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.  No dealer, salesman or other person has been authorized to give any information or to make any representations other than contained in this Prospectus in connection with the offering described herein, and if given or made, such information or representations must not be relied upon as having been authorized by the Company.  This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful.  Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

POWER 3 MEDICAL PRODUCTS, INC.

17,013,888 Shares

Common Stock

PROSPECTUS

                 , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

(24)  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 721 of the New York Business Corporation Law (the “NYBCL”) provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or bylaws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interest of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of, or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation.  It provides that indemnification may be authorized by the corporation.  It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action or proceeding of the character described in Section 722 of the NYBCL.  In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized.  Section 725 of the NYBCL contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the NYBCL authorizes a corporation to purchase and maintain insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by a corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under the provisions of Article 7 of the NYBCL, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

Article VI of the bylaws of Power 3 Medical Products, Inc. requires indemnification of directors and officers of all costs and expenses actually and necessarily incurred by any person in connection with the defense of any action, suit or proceeding in which such person may be involved or to which such person may be made a party by reason of the fact that such person is or was serving as a director or officer, except in relation to matters as to which such person shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Article VI of our Articles of Incorporation, as amended, provides that our directors shall have no liability to us or our shareholders for any breach of duty except that personal liability shall not be eliminated if a judgment establishes that the director’s actions or omissions were in bad faith, involved intentional misconduct or a knowing violation of the law, resulted in a personal gain or profit to which he was not entitled or violated Section 719 of the NYBCL.

Power 3 Medical does not maintain directors’ and officers’ liability insurance permitted by Section 726 of the NYBCL.

(25)  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered.  None of the following expenses are payable by the selling shareholders.  All of the amounts shown are estimates, except for the SEC registration fees.

SEC registration fee	$1,171.99
Printing expenses	5,000.00	*
Legal fees and expenses	50,000.00	*
Accounting fees and expenses	10,000.00	*
Miscellaneous	5,000.00	*
TOTAL	$71,171.99

* Estimated amounts.

(26)  RECENT SALES OF UNREGISTERED SECURITIES

Between 1999 and 2002, Power 3 Medical issued 5,821,881 shares of its common stock pursuant to Regulation S promulgated under the Securities Act of 1933 to Thompson & Kernaghan & Co. pursuant to a borrowings under and settlement of convertible line of credit in the amount of $5,000,000.

During the first quarter of 2003, the company issued 1,330,000 shares of its Series A preferred stock to each of Tim Novak and Paul Gray, directors and officers of the company at the time, in exchange for accrued and unpaid salaries and other indebtedness of $100,000 each and 1,330,000 shares of its Series A preferred stock to Jerry Leonard, a 5% shareholder in the company, in exchange for $100,000 cash. The Series A preferred stock was issued in reliance on Section 4(2) of the Securities Act of 1933 as a transaction not involving a public offering on the basis of the limited number of persons that participated in the transaction, the lack of general solicitation and advertising, the sophistication of the investors and their status as accredited investors, the information available to the investor and the restriction of the shares to be issued from resale by the investor.

During the year ended December 31, 2003, an existing shareholder contributed $90,000 in exchange for the right to receive a total of 300,000 shares of the company’s restricted common stock. These shares have not yet been issued. In 2004 this same shareholder contributed $60,000 in exchange for the right to receive a total of 200,000 shares of the company’s restricted common stock. These shares have not yet been issued. The shares will be issued in reliance on Section 4(2) of the Securities Act of 1933 as a transaction not involving a public offering on the basis of the limited number of persons that participated in the transaction, the lack of general solicitation and advertising, the sophistication of the investor, and the restriction of the shares to be issued from resale by the investor.

On December 31, 2003, an independent consultant was issued 100,000 shares of restricted common stock for assisting Power 3 Medical in certain development activities. Stock based compensation of $37,500 was recorded as a result of this transaction based on the fair value of the shares at the date of issuance. The shares were issued in reliance on Section 4(2) of the Securities Act of 1933 as a transaction not involving a public offering on the basis of the limited number of persons that participated in the transaction, the lack of general solicitation and advertising, the sophistication of the investor, the information available to the investor and the restriction of the shares to be issued from resale by the investor.

During the second quarter of 2004, certain liabilities of the company were settled for an aggregate of $70,000. An affiliate of an existing Series A preferred shareholder provided the funds to the company for such settlement.  Power 3 Medical has agreed to issue shares of its common stock for such capital infusion; however, the parties have not agreed upon the terms of such issuance.  As a result, the number of shares to be issued in exchange for such capital infusion is indeterminate at this time.  The shares will be issued in reliance on Section 4(2) of the Securities Act of 1933 as a transaction not involving a public offering on the basis of the limited number of persons that participated in the transaction, the lack of general solicitation and advertising, the sophistication of the investor, the information available to such investor and the restriction of the shares to be issued from resale by the investor.

Effective April 1, 2004, the company entered into a securities purchase agreement with an institutional investor covering the purchase of up to $1,500,000 of restricted common stock at various prices and the company has received net advances of $722,735 under the arrangement.  Power 3 Medical has issued 242,157 shares and is obligated to issue approximately 800,000 additional shares of common stock to the investor for the advances. In return for arranging the financing, the company agreed to pay a fee of 3% of the gross funding and to issue 100,000 shares of the company’s common stock.   The shares were and will be issued in reliance on Section 4(2) of the Securities Act of 1933 as a transaction not involving a public offering on the basis of the limited number of persons that participated in the transaction, the lack of general solicitation and advertising, the sophistication of the investor and the status of the investor as an accredited investor, and the restriction of the shares to be issued from resale by the investor.

On July 13, 2004, the company entered into a media agreement pursuant to which the company issued 125,000 shares of common stock in consideration for the services to be provided thereunder to the company.  The shares were and will be issued in reliance on Section 4(2) of the Securities Act of 1933 as a transaction not involving a public offering on the basis of the limited number of persons that participated in the transaction, the lack of general solicitation and advertising, the sophistication of the investor, and the restriction of the shares to be issued from resale by the investor.

On October 17, 2004, the company reached agreement with Alan B. Hollingsworth, M. D. by which Dr. Hollingsworth would join Power 3 Medical’s Scientific Advisory Board. Under the terms of the agreement, Dr. Hollingsworth will receive 10,000 shares of common stock for each year served, fees for attendance at each Scientific Advisory Board Meeting and warrants to purchase 50,000 shares of common stock of the company.   Dr. Hollingsworth was issued 10,000 shares of common stock and a warrant to purchase 50,000 shares of the company’s common stock in October 2004 in reliance on such Section 4(2) of the Securities Act of 1933 as a transaction not involving a public offering on the basis of the limited number of persons that participated in the transaction, the lack of general solicitation and advertising, the sophistication of the investor, the information available to such investor and the restriction of the shares to be issued from resale by the investor.

The company has entered into a Securities Purchase Agreement, dated as of October 28, 2004, with the selling shareholders identified in this registration statement.  The company and the selling shareholders entered into an Amendment to Securities Purchase Agreement dated January 19, 2005.  Pursuant to the Securities Purchase Agreement, the selling shareholders agreed to purchase from the company convertible debentures due in three (3) years in the aggregate principal amount of $3,000,000. The Securities Purchase Agreement also provides for the issuance to the selling shareholders of warrants to purchase shares of the company’s common stock and additional investment rights to purchase additional convertible debentures. In connection with the Securities Purchase Agreement, the company also entered into a registration rights agreement with the selling shareholders, which requires that the company file this registration statement with the SEC registering on behalf of the purchasers the resale of the shares of common stock issuable upon conversion of the debentures (including the debentures issuable upon exercise of the additional investment rights) and the exercise of the warrants.

Effective October 28, 2004, the company issued and sold to the purchasers the first $1,000,000 in aggregate principal amount of such debentures at the initial closing under the Securities Purchase Agreement.  Pursuant to the

Amendment to Securities Purchase Agreement, upon the filing of this registration statement and the company’s satisfaction of the remaining conditions, certain selling shareholders are obligated to purchase an additional $400,000 aggregate principal amount of convertible debentures on or before the third trading day after the filing of this registration statement.  Subject to the company’s satisfaction of the conditions set forth in the Securities Purchase Agreement, as amended (which includes the effectiveness of this registration statement), the selling shareholders are required to purchase the remaining $1,600,000 in aggregate principal amount of such debentures at the final closing, which is to occur on or before the fifth trading day after the effective date of this registration statement.

The $1,000,000 aggregate principal amount of debentures issued in the initial closing and the $400,000 aggregate principal amount of debentures issuable after the filing of this registration statement will be due and payable in full three (3) years from the date of issuance, and will not bear interest. The debentures issuable at the final closing will be due and payable in full three (3) years after the date of their issuance, and will not bear interest. The aggregate cash purchase price for the debentures will be $3,000,000, which is equal to the full face amount of the debentures. At any time from the closing date until the maturity date of the debentures, the purchasers have the right to convert the debentures, in whole or in part, into common stock of the company at the then effective conversion price. The conversion price for each of the initial $1,000,000 aggregate principal amount of debentures and the $400,000 aggregate principal amount of debentures is $0.90 but is subject to adjustment at the time of the final closing. The $1,600,000 aggregate principal amount of debentures issuable at the final closing will have a conversion price equal to the lesser of (1) $0.90, (2) the 75% average of the daily volume weighted average price of the common stock for the five (5) consecutive days preceding the effective date of this registration statement, or (3) the daily volume weighted average price of the common stock on the effective date of this registration statement.  If the conversion price of the final tranche of convertible debentures is less than $0.90 per share, the conversion price of the $1,400,000 aggregate principal amount of debentures will be reduced to equal the conversion price of the $1,600,000 aggregate principal amount of debentures.  The conversion price shall be subject to anti-dilution adjustments under circumstances set forth in the debentures.

Under the Securities Purchase Agreement, the purchasers also received at the first closing warrants to purchase an aggregate of up to 2,500,000 shares of common stock and additional investment rights to purchase up to an additional $2,500,000 principal amount of convertible debentures.   Pursuant to the Amendment to Securities Purchase Agreement, concurrent with our issuance of the $400,000 aggregate principal amount of convertible debentures following the filing of this registration statement, we are obligated to issue additional warrants to purchase an aggregate of up to 333,333 shares of common stock.  The warrants are exercisable at a price of $1.44 per share (subject to adjustment), for a period of five years from October 28, 2004. The additional investment rights are exercisable at a price equal to the principal amount of the debentures to be purchased, for (1) a period of nine months following the effective date of the registration statement to be filed pursuant to the registration rights agreement, or (2) a period of 18 months from the date of issuance of the additional investment rights, whichever is shorter. The debentures to be purchased upon the exercise of the additional investment rights will have the same terms as the debentures described above, except that the conversion price will be equal to $1.08 (subject to adjustment).

In connection with such financing, the company became obligated to issue to its placement agent a warrant to purchase 100,000 shares of common stock at an exercise price of $3.00. If any investor shall exercise its additional investment rights and purchases additional debentures, the placement agent will be entitled to receive additional warrants to purchase up to a number of shares of common stock equal to ten percent (10%) of the exercise price paid upon exercise of the additional investment rights divided by ninety percent (90%) of the market price as of the initial closing.

The debentures, warrants and additional investment rights issued in the first closing and described above were offered and sold to the purchasers in a private placement in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder as a transaction not involving a public offering on the basis of the limited number of persons that participated in the transaction, the lack of general solicitation and advertising, the sophistication of the investors and the status of each investor as an accredited investor, and the restriction of the shares issuable thereunder from resale by the investors.  In connection with the private placement, the company paid approximately $130,000 in commissions to the placement agent.

On November 17, 2004, the company issued an aggregate of 3,000,024 shares of common stock upon conversion of 3,870,000 outstanding shares of the company’s Series A preferred stock.  These shares of common stock were issued in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 as a transaction not involving a public offering on the basis of the limited number of persons that participated in the transaction and the existing relationship between the company and the holders of the Series A preferred stock.Item 27.

EXHIBITS

Exhibit No.	Title

2.1

Asset Purchase Agreement dated as of May 11, 2004 by and among Power 3 Medical Products, Inc., Advanced Bio/Chem, Inc. d/b/a ProteEx, Steven B. Rash and Ira Goldknopf.(incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form SB-2 (File No. 333-122227)).

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 2.5 to the Company’s Form 10-SB filed on September 28, 1998).
3.2	Certificate of Merger (incorporated by reference to Exhibit 2.7 to the Company’s Form 10-SB filed on September 28, 1998).
3.3	Certificate of Amendment of the Certificate of Incorporation (incorporated by reference to Exhibit 2.9 to the Company’s Form 10-SB filed on September 28, 1998).
3.4	Certificate of Amendment of the Certificate of Incorporation (incorporated by reference to Exhibit 3.(I).10 to the Company’s Form S-3 filed on March 2, 2000).
3.5	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on November 5, 2004).
3.6	Bylaws (incorporated by reference to Exhibit 2.10 to the Company’s Form 10-SB filed on September 28, 1998).
4.1	Form of Convertible Debenture Due October 28, 2007 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on November 3, 2004).
4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on November 3, 2004).
4.3	Form of Additional Investment Right (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on November 3, 2004).
*5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	Amended and Restated Employment Agreementfor Steven B. Rash (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed January 5, 2005).
10.2	Amended and Restated Employment Agreement for Ira L. Goldknopf, Ph.D. (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed January 5, 2005).
10.3

Exclusive License Agreement dated effective as of June 28, 2004 by and between Baylor College of Medicine and Power 3 Medical Products, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-QSB for the quarter ended September 30, 2004).

10.4

Patent and Technology License Agreement dated August 1, 2004 by and between The Board of Regents of The University of Texas System, on behalf of The University of Texas M.D. Anderson Cancer Center, and Power 3 Medical Products, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-QSB for the quarter ended September 30, 2004).

10.5

Patent and Technology License Agreement dated September 1, 2003 by and between The Board of Regents of The University of Texas System, on behalf of The University of Texas M.D. Anderson Cancer Center, and Advanced Bio/Chem, Inc. (d/b/a ProteEx) (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-QSB for the quarter ended September 30, 2004).

10.6

Securities Purchase Agreement dated as of October 28, 2004, among the Company and each purchaser identified therein (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on November 3, 2004).

10.7

Amendment to Securities Purchase Agreement dated January 19, 2005 among the Company and each purchaser identified therein (incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement on Form SB-2(File No.333-122227)).

Exhibit No.	Title

10.10	Collaborative Research Agreement dated March 21, 2005, by and between New Horizons Diagnostics and Power3 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on March 28, 2005).
10.11

Collaborative Research and Licensing Agreement dated May 17, 2005 by and between BioSite Incorporated and Power3 for collaborative research and worldwide licensing to BioSite Incorporated (incorporated by reference to Exhibit 10.13 to the Company’s Form 10KSB filed on September 9, 2005).

16.1	Letter from Kingery & Crouse on change in certifying accountants (incorporated by reference to Exhibit 16.1 to the Company’s Form 8-K filed on August 2, 2005).
23.1	Opinion Letter from Sichenzia Ross Friedman Ference LLP (See Exhibit 5.1)
*23.2	Consent of John A. Braden & Company, Independent Registered Public Accounting Firm
*23.3	Consent of Kingery & Crouse, Independent Public Accountants
24.1	Power of Attorneys (included as part of the signature page of this registration statement).
25.1	Employment Agreement for John P. Burton (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on September 21, 2005).
26.1	Promissory Note dated April 5, 2005, executed by Power3 and Cordillera Fund, in the amount of $251,000 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on April 6, 2005).
26.2

Promissory Note (Amended version) dated August 29, 2005, executed by Power3 and John Fife in the amended amount of 446,500 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on September 9, 2005).

26.3

Promissory Note dated September 5, 2005, executed by Power3 and Cordillera Fund, in the amount of $200,000 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed on September 9, 2005).

*26.4	Promissory Note, dated May 31, 2005, executed by Power3 and Steven B. Rash in the amount of $55,000
*26.5	Promissory Note, dated June 3, 2005, executed by Power3 and Dr. Ira Goldknopf in the amount of $50,000
26.6

Promissory Note, dated September 6, 2005, executed by Power3 and Dr. Ira Goldknopf in the amount of $80,000 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on September 9, 2005).

*  Filed herewith.

(28)  UNDERTAKINGS

a.               Power 3 Medical hereby undertakes to:

1.               File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.      Include any prospectus required by section 10(a)(3) of the Securities Act;

ii.     Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.    Include any additional or changed material information on the plan of distribution.

2.               For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.               File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

b.              Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                        In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of The Woodlands, State of Texas, on the 6th day of October, 2005.

POWER 3 MEDICAL PRODUCTS, INC.

By:	/s/ Steven B. Rash
Steven B. Rash
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Steven B. Rash and John P. Burton, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, state and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

/s/StevenB.Rash	Chief Executive Officer and Director	October 6, 2005
Steven B. Rash	(Principal Executive Officer)

/s/ John P. Burton	Chief Financial Officer (Principal Financial	October 6, 2005
John P. Burton	and Accounting Officer)

/s/IraL.Golkknopf	Chief Scientific Officer and Director	October 6, 2005
Ira L. Goldknopf